Exhibit 10.2

Execution Version

LEASE AGREEMENT

by and between

8180 GREENSBORO, L.L.C.

(“Landlord”)

and

CVENT, INC.

(“Tenant”)

Property:

8180 Greensboro Drive

McLean, Virginia 22102

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12.	Use of Demised Premises		13

13.	Repairs by Tenant		14

14.	Repairs by Landlord		14

15.	Furniture; Fixtures; Electrical Equipment		15
	15.1	Floor Loading	15
	15.2	Office Equipment	15

16.	Alterations		16
	16.1	Initial Work	16
	16.2	Alterations by Tenant	17
	16.3	Compliance with Codes; No Liens	18

17.	Ownership of Alterations and Equipment and Other Property; Removal of Tenant’s Personal Property		18
	17.1	Landlord’s Property	18
	17.2	Removal	19

18.	Damage or Destruction		19
	18.1	Notice	19
	18.2	Restoration	19
	18.3	Termination	20
	18.4	No Liability	20

19.	Condemnation		20
	19.1	Compensation Award	20
	19.2	Termination	21

20.	Defaults; Landlord’s Remedies		21
	20.1	Events of Default	21
	20.2	Landlord’s Right to Cure	22
	20.3	Right to Termination	22
	20.4	Right to Enter	23
	20.5	Extent of Liabilities	23
	20.6	Liquidated Damages	24
	20.7	Tenant’s Waiver	24
	20.8	Right to Enjoin	24
	20.9	Landlord’s Lien	24
	20.10	Remedies Cumulative	25
	20.11	Tenant’s Agent for Process	25
	20.12	No Waiver	25

21.	Utilities and Services		25
	21.1	Landlord to Furnish	25
	21.2	Charges to Tenant	26
	21.3	Repairs; Interruptions	26

	21.4	Tenant’s Obligation	26
	21.5	Governmental Requirements	27
	21.6	Access	27

22.	Insurance		27
	22.1	Liability Insurance	27
	22.2	Tenant’s Property Insurance	28
	22.3	Policy Requirements	28
	22.4	No Risk Increase	28

23.	Waiver of Subrogation		28

24.	Property at Tenant’s Risk		28

25.	Assignment and Subletting		29
	25.1	Consent Required	29
	25.2	Change of Controlling Interest in Tenant	29
	25.3	Tenant’s Notice	29
	25.4	Landlord’s Election	30
	25.5	Excess Rental	30
	25.6	Costs	31
	25.7	No Waiver	31
	25.8	Tenant’s Liability	31

26.	Signs		32

27.	Rules and Regulations		32

28.	Landlord Access		32

29.	Subordination		33
	29.1	Automatic Subordination	33
	29.2	Instruments of Subordination	33

30.	Estoppel Certificate; Financial Statements		33
	30.1	Estoppel Certificate	33
	30.2	Attorney-in-Fact	34
	30.3	Financial Statements	34

31.	Delay		34

32.	Surrender and Hold-Over		34
	32.1	Surrender	34
	32.2	Hold-Over	34

33.	Quiet Enjoyment		35

34.	Certain Rights Reserved by Landlord		35

35.	Landlord’s Successors		36

36.	Relocation of Tenant		36

37.	Attorneys’ Fees; Homestead		37

38.	Notices		37

39.	Remedies Cumulative; No Waiver		38

40.	Modification		38

41.	Modification Due to Financing		38

42.	Waiver of Jury Trial		38

43.	Force Majeure		39

44.	No Option		39

45.	Gender; Assigns and Successors; Joint and Several Liability		39

46.	Severability		39

47.	Time is of the Essence		39

48.	Limitation on Landlord Liability		39
	48.1	Liability Standard	39
	48.2	Limitation on Total Liability	39

49.	No Partnership		40

50.	Brokerage		40

51.	Tenant’s Corporate Authority		40

52.	Indemnifications		41

53.	Time of Payment		42

54.	Parking		42

55.	Delegation by Landlord		42

56.	Headings		42

57.	Applicable Law		42

58.	Fitness Center		42

EXHIBITS AND ADDENDA

Exhibit A:	Floor Plan of the Demised Premises

Exhibit B:	Declaration to Confirm Lease Commencement Date

Exhibit C:	[Intentionally Deleted]

Exhibit D:	Method of Measurement

Exhibit E:	Rules and Regulations

Exhibit F:	Parking

Addendum No. 1:	Right to Renew

Addendum No. 2:	Right of First Offer

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DEED OF LEASE

THIS DEED OF LEASE (“Lease”) is made as of this 2nd day of August, 2005 (the “Effective Date”), by and between 8180 GREENSBORO, L.L.C., a Virginia limited liability company (“Landlord”) and CVENT, INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

1. Demised Premises.

1.1 For and in consideration of the rent hereinafter reserved and the mutual covenants hereinafter set forth, Landlord does hereby lease and demise unto Tenant, and Tenant does hereby hire, lease and accept from Landlord for the Term (as defined in Section 2), upon the terms and conditions hereinafter set forth, approximately twelve thousand four hundred fifty- two (12,452) rentable square feet of office space (such space being hereinafter referred to as the “Demised Premises”) as measured in accordance with the method of measurement set forth in Exhibit D attached hereto and incorporated herein, on the Fourth (4th) floor of the building located at 8180 Greensboro Drive, McLean, Virginia 22102 the “Building”). The Demised Premises are outlined on the floor plan set forth in Exhibit A attached hereto and incorporated herein. Upon Landlord’s approval of the final space plan for the Initial Work (as defined below), Landlord’s architect will issue a certificate to Tenant (the “Architect’s Certificate”) which specifies the number of rentable square feet in the Demised Premises.

1.2 The rentable square footage of the Demised Premises is subject to confirmation by Tenant’s architect prior to the Commencement Date. If the rentable square footage of the Demised Premises determined by Tenant’s architect differs by no more than three percent (3%) (higher or lower) from the figure set forth in this Lease, then the figure in this Lease shall be controlling. If the rentable square footage of the Demised Premises determined by Tenant’s architect differs by more than three percent (3%) (higher or lower) from the figure set forth in this Lease, then Landlord and Tenant (in coordination with their respective architects) shall endeavor in good faith to resolve the discrepancy, and if they are not able to resolve such discrepancy, then Landlord and Tenant shall jointly appoint an independent architect to resolve such discrepancy and the determination of such independent architect shall be binding on both Landlord and Tenant. During the pendency of any such dispute, Tenant shall pay Base Rent to Landlord based on Landlord’s determination. The cost of any such independent architect shall be shared equally by Landlord and Tenant. The rentable square footage of the Demised Premises determined in accordance with this Section 1.2 shall be set forth in a Declaration of Lease Commencement in form attached hereto as Exhibit B and shall be binding on both Landlord and Tenant, and all relevant terms of this Lease shall be adjusted in accordance therewith. If Tenant makes any payment of Base Rent prior to the final determination of the rentable square footage of the Demised Premises and such square footage subsequently is adjusted, then the Base Rent and other amounts based on square footage shall be retroactively adjusted to reflect such square footage as of the Commencement Date. If the amount of Base Rent payable for such period exceeds the amount theretofore paid by Tenant, Tenant shall pay the amount of such excess to Landlord within thirty (30) days of written demand thereof from Landlord. If the amount of Base Rent payable for such period is less than the amount theretofore paid by Tenant, Landlord shall credit the same to the next payment of Base Rent due hereunder.

1.3 This Lease includes the right of Tenant to use the Common Building Facilities (as defined below) in common with other tenants in the Building. The term “Common Building Facilities” means all of the common facilities in or around the Building designed and intended for use by all tenants in the Building in common with Landlord and each other, including but not limited to hallways, elevators, fire stairs, telephone and electric closets (for purposes of connecting to existing equipment), aisles, walkways, truck docks, plazas, courts, restrooms, service areas, lobbies, landscaped areas, and all other common and service areas of the Building and the Land (as defined in Section 5.1) intended for such use.

1.4 Tenant shall have (a) the non-exclusive right, in common with Landlord, to use the space above the hung ceiling within the Demised Premises, and (b) the non-exclusive right, in common with other tenants of the Building, to access and use the Building’s vertical ground risers and main electric service ground, and to construct and install conduits, fiber optics, trenches, poles, backboards, slots, sleeves, risers and riser systems, shafts, chaseways, raceways, utility spaces, and distribution areas, including associated cabling and wiring (collectively, the “Conduit System”), to serve or connect with Tenant’s equipment, which access to, and use of, the Conduit System shall require the Landlord’s prior written consent. Tenant shall be required to remove all cabling in the Building installed by Tenant or on Tenant’s behalf.

1.5 Except as expressly set forth in this Lease, the Landlord shall not have the right to change the location (or configuration) of the Demised Premises or of any of Tenant’s equipment or other personal property. The rentable square footage set forth in the Architect’s Certificate shall not change at any time during the Term without the written consent of Landlord and Tenant.

2. Term; Lease Year.

2.1 Term. The term of this Lease (the “Term”) shall commence on the date that Landlord shall tender possession of the Leased Premises to Tenant, broom clean and with the work to be performed by Landlord pursuant to Section 16.1 substantially completed (the “Lease Commencement Date”) and shall terminate at midnight on the last day of the month that completes sixty-five (65) months from the Rent Commencement Date (as such term is defined below), or such earlier date on which this Lease is terminated pursuant to the provisions hereof (the “Lease Expiration Date”). If the Lease Commencement Date has not occurred on or prior to September 1, 2005, then Tenant shall have the right to terminate this Lease by written notice to Landlord, and if the Lease Commencement Date has not occurred on or prior to September 1, 2006, then Landlord shall have the right to terminate this Lease by written notice to Tenant; in the event of either such termination, (a) Landlord shall refund to Tenant, within ten (10) days following the effective date of such termination, any Security Deposit and Base Rent previously paid by Tenant to Landlord pursuant to Section 9 of this Lease, and (b) this Lease shall terminate and neither party shall have any further obligations or liability to the other.

2.2 Lease Year. The term “Lease Year” shall mean that period of twelve (12) consecutive calendar months beginning on the Rent Commencement Date (as such term is defined below) and each consecutive twelve-(12) month period thereafter, except that if the Lease Commencement Date is not the first day of the month, then the first Lease Year shall commence on the Rent Commencement Date and shall continue for the balance of the month in

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which the Rent Commencement Date occurs and for a period ending on the last day of the twelfth (12th) full calendar month after the Rent Commencement Date, and each Lease Year after the first Lease Year shall be the twelve (12) full calendar months thereafter. The earliest such period shall be referred to as the “First Lease Year”, and each of the following Lease Years shall similarly be numbered for identification purposes.

3. Rent.

3.1 Monthly Base Rent. The parties intend that the Base Rent payable by Tenant to Landlord hereunder shall be totally net to Landlord, and that Tenant shall pay all costs, expenses and charges arising from the maintenance, use and operation of the Demised Premises during the Term, other than as set forth elsewhere in this Lease. Commencing on the date (the “Rent Commencement Date”) that is the earlier of: (a) the date Tenant commences occupancy of any portion of the Demised Premises for its intended business purpose, or (b) the date that is twenty (20) weeks from the Lease Commencement Date, Tenant shall pay, in lawful money of the United States, as minimum annual rent for the Demised Premises, the Base Rent. The Base Rent, which Tenant hereby agrees to pay to Landlord at Landlord’s address stated herein or as otherwise provided to Tenant from time to time upon not less than thirty (30) days prior written notice, shall be the sum of Twenty-Six and No/100 Dollars ($26.00) per square foot per annum, plus the amount determined by the computation made pursuant to the provisions of Section 3.2 hereof, which Base Rent shall be payable in equal monthly installments (the “Monthly Base Rent”). The Monthly Base Rent shall be paid on the first day of each calendar month during the Term, without notice, demand, offset, deduction or counter-claim whatsoever except as otherwise expressly set forth in this Lease. If the Rent Commencement Date of this Lease begins on a date other than the first day of a month, then Tenant shall pay on the Rent Commencement Date the Base Rent for the month in which the Rent Commencement Date occurs calculated on a per diem basis (based on the number of days in the relevant month) of the Base Rent payable during the First Lease Year.

Promptly following the Rent Commencement Date, Landlord and Tenant will execute a Declaration, substantially in the form set forth in Exhibit B attached hereto and incorporated herein, to confirm the Lease Commencement Date, the Rent Commencement Date, the Lease Expiration Date and other matters therein contained. Failure to execute said Declaration shall not affect the commencement or expiration of the Term.

3.2 Cost of Living Adjustment. Commencing on the first day of the second Lease Year, and on the first day of each subsequent Lease Year (the “Adjustment Date”), the Base Rent shall be increased by two and one-half percent (2.5%) of the Base Rent payable for the Lease Year immediately preceding the Lease Year for which the Base Rent (as theretofore increased hereunder) is then being increased (the “Cost of Living Adjustment”). It is the intention of the parties that increases in the Base Rent shall be cumulative. (For example, if the initial Base Rent is $100.00 per square foot per annum, then the Base Rent during the second Lease Year would be $102.50 per square foot per annum, and the Base Rent during the third Lease Year would be $105.06 per square foot per annum.) Commencing on the first Adjustment Date and on each Adjustment Date thereafter, the Monthly Base Rent shall be increased by one- twelfth (1/12th) of the Cost of Living Adjustment.

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3.3 Abatement. Notwithstanding the provisions of Section 3.1, provided no default has occurred beyond any applicable notice and cure period, Landlord shall abate one hundred percent (100%) of the Monthly Base Rent, excluding any Additional Rent, for the first five (5) complete months following the Rent Commencement Date (the “Abatement Period”).

4. Additional Rent; Increases in Operations and Real Estate Tax Expenses.

4.1 Tenant’s Share. In addition to all other payments required of Tenant hereunder, for each calendar year or fraction thereof during the Term, Tenant shall pay as Additional Rent to Landlord, in the manner provided for in this Section, Tenant’s Share of Increased Operating Expenses and Tenant’s Share of Increased Real Estate Tax Expenses (each as hereinafter defined) for such calendar year; provided, however, for any partial calendar year during which the Term begins or ends, Tenant’s Share of the aforesaid sums shall be prorated based upon the greater of (i) the number of days during such calendar year this Lease is in effect, or (ii) the number of days Tenant actually occupies the Demised Premises or any portion thereof

4.2 Amount of Tenant’s Share. As used herein, “Increased Operating Expenses” shall equal the amount by which Operating Expenses, as such term is hereinafter defined, incurred during such calendar year exceed the actual Operating Expenses for calendar year 2006 (the “Base Year”), and “Increased Real Estate Tax Expenses” shall equal the amount by which Real Estate Tax Expenses, as such term is hereinafter defined, incurred during such calendar year exceed the actual Real Estate Tax Expenses for the Base Year. “Tenant’s Share of Increased Operating Expenses” shall be that percentage of Increased Operating Expenses which is the equivalent of the number of square feet of rentable area in the Demised Premises as determined in the Architect’s Certificate divided by the number of square feet of rentable area (both office and retail space, but excluding roof and garage space) in the Building (245,543 rentable square feet on the Lease Commencement Date). “Tenant’s Share of Increased Real Estate Tax Expenses” shall be that percentage of Increased Real Estate Tax Expenses that is calculated in the same manner as the Tenant’s Share of Increased Operating Expenses described herein.

4.3 Statements. For each calendar year of the Term commencing January 1, 2007, Landlord shall deliver to Tenant a categorized statement in reasonable supporting detail estimating Tenant’s Share of Increased Operating Expenses and Tenant’s Share of Increased Real Estate Tax Expenses for such calendar year, which Tenant shall pay in equal monthly installments in advance on the first of each calendar month during each calendar year. Tenant shall continue to pay such estimated Increased Operating Expenses and Increased Real Estate Tax Expenses until Tenant receives the next such statement from Landlord, at which time Tenant shall commence making monthly payments pursuant to Landlord’s new statement. With the first payment of Additional Rent herein which is due at least thirty (30) days after Tenant’s receipt of a statement from Landlord specifying the estimate of Tenant’s Share of Increased Operating Expenses and Tenant’s Share of Increased Real Estate Tax Expenses payable during the calendar year, Tenant shall pay the difference between its monthly share of such sums for the preceding months of the calendar year and the monthly installments which Tenant has actually paid for said preceding months.

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4.4 Retroactive Adjustments. After the end of each calendar year commencing on January 1, 2008, Landlord shall determine the actual Increased Operating Expenses and the actual Increased Real Estate Tax Expenses for such calendar year. Landlord shall calculate the foregoing sums and shall provide to Tenant a statement in reasonable supporting detail of Tenant’s Share of Increased Operating Expenses and Tenant’s Share of Increased Real Estate Tax Expenses for such calendar year. Within thirty (30) days after Tenant’s receipt of any such statement, Tenant shall pay to Landlord any deficiency between each amount shown as Tenant’s Share of Increased Operating Expenses and Tenant’s Share of Increased Real Estate Tax Expenses for the calendar year and the estimated payments for each of Operating Expenses and Real Estate Tax Expenses made by Tenant. If such statement indicates that the aggregate amount of such estimated payments exceeds Tenant’s actual liability, then Landlord shall credit the net overpayment toward Tenant’s next payment(s) of Base Rent and estimated payment(s) pursuant to this Section or, in the case of the reconciliation for the calendar year in which the Lease Term expires, then Landlord shall pay Tenant the net overpayment (after deducting therefrom any amounts then due from Tenant to Landlord) within thirty (30) days after the expiration of the Term or the completion of the reconciliation for such year, if completed after the expiration of the Term.

4.5 Tenant’s Review of Records. Within one hundred eighty (180) days after receipt of an annual expense statement, Tenant shall have the right, exercisable upon not less than ten (10) business days prior notice by Tenant to Landlord, to review, at its own expense (including all photocopying charges but excluding the cost of Landlord’s employees to locate any requested information), Landlord’s records relating to the expenses covered by such statement, which audit shall take place at Landlord’s management agent’s office; provided, however, that Tenant or Tenant’s agent shall have the right to audit Landlord’s books and records pertaining to Operating Expenses for the Base Year during Tenant’s first audit of any of Landlord’s Operating Expenses, regardless when such first audit occurs within the Term. Landlord shall, at no expense to Tenant, cooperate with any such audit. Tenant shall keep confidential all information provided by, or on behalf of, Landlord in connection with such review or audit. Any such review shall be made only by Tenant’s employees and/or by an independent, certified public accountant designated by Tenant (who is hired by or on behalf of Tenant on a noncontingency basis and provides a full range of accounting services, or who is a national or regional full-service accounting firm that is hired by or on behalf of Tenant on a noncontingency basis, or who is a with a reputable firm other than a national or regional full- service accounting firm that is hired by or on behalf of Tenant on a noncontingency basis that is reasonably approved by Landlord). Upon completion of any such audit, Tenant shall provide a copy of such audit to Landlord. If any such audit results in a determination that an annual expense statement contained a discrepancy of more than five percent (5%) in Landlord’s favor, then Landlord shall (i) bear the reasonable cost of such audit, provided that the amount of such reimbursement shall be based on a reasonable hourly rate and reasonable out-of-pocket expenses and not on any contingent fee, (ii) credit Tenant for the amount of any such overpayment against the Monthly Base Rent next coming due or refund to Tenant within thirty (30) days of notice from Tenant, as Tenant may elect, and (iii) if the overstatement involves an error in the calculation or amount of Operating Expenses, then Landlord shall reasonably make a corresponding adjustment in the estimated payments of Tenant’s Share of Increased Operating Expenses and recalculate and re-adjust any one or more prior year’s reconciliations.

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5. Definitions.

5.1 Operating Expenses. The term “Operating Expenses” shall mean any and all expenses incurred by Landlord in connection with the operation, management, maintenance and repair of the Building and the real estate which supports the Building and all associated easements, rights and appurtenances thereto (“Land”) to the extent such expenses (i) are not the result of the gross negligence or willful misconduct of Landlord or Landlord’s employees, agents, or contractors, and (iii) are not otherwise expressly excluded in this Section 5.1. By way of example, but without limitation, Operating Expenses shall include any and all of the following: salaries, wages, medical, surgical and general welfare benefits (including health, accident and group life insurance), pension payments for employees of Landlord at or below the grade of building manager engaged in the operation, management, maintenance or repair of the Building; license fees; worker’s compensation insurance; compliance with governmental laws, rules, regulations and orders (subject, however, to the limitations hereinafter set forth to the extent such amounts constitute capital expenditures); electricity and other utilities (except as charged directly to tenants); repairs and maintenance, but not costs of preparing, improving or altering any space in preparation for occupancy of any new or renewal tenant; cost of materials; any local or state surcharges or special charges; utility taxes; water and sewer charges; amortization over the Approved Period (with interest at Landlord’s cost of funds or (if the improvement is not financed) at the prime rate reported in The Wall Street Journal plus 400 basis points) for capital expenditures made by Landlord (a) to the extent such capital expenditures are reasonably expected to decrease Operating Expenses or improve the efficiency or safety of the operation of the Building, or (b) to comply with Laws (as hereinafter defined) that are enacted after the Lease Commencement Date; premiums for casualty, liability, elevator, worker’s compensation, boiler and machinery, sprinkler leakage, rent loss, use and occupancy or other insurance; security services and costs; uniforms and dry cleaning; payroll taxes; building supplies; cleaning and janitorial services; window cleaning; trash removal; snow removal; repair and maintenance of the grounds, including costs of landscaping, gardening and planting; service or management contracts with independent contractors, including, but not limited to security and energy management services; usual and customary management fees for the relevant market area; legal and accounting fees; telephone, telegraph, postage, stationery supplies and other materials and expenses required for the routine operation of the Building; and any other customary or reasonable expense or charge of any nature whatsoever, whether or not herein mentioned, which would be included in Operating Expenses in accordance with sound accounting and management principles generally accepted with respect to the operation of first-class office buildings in the Washington Metropolitan Area. The “Approved Period” shall mean the time period equal to the number of years in the estimated useful life of the improvement, except that with respect to an improvement made for the purpose of reducing Operating Expenses, Landlord may reduce such time period to the number of years that it will take to fully amortize the cost of the capital expenditure if the yearly amortization amount (including interest as aforesaid) is equal to the projected annual savings as reasonably estimated by Landlord. “Laws” shall mean collectively governmental laws and regulations applicable to the Building or Tenant’s use and occupancy of the Demised Premises, including, without limitation, life, fire and safety codes, seismic codes, and/or federal, state or local laws or regulations relating to disabled access, including, without limitation, the Americans With Disabilities Act (ADA) and any similar state or local law or any regulation, directive or guideline relating thereto.

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Operating Expenses shall not include any of the following expenses:

(1)	reserves for repairs, maintenance and replacements;

(2)	salaries, wages, or other compensation paid to employees of any property management organization whose salaries are covered by a management fee (i.e., property manager, accounting or clerical personnel).

(3)	amounts paid to any partners, shareholder, officer or director of Landlord, for salary or other compensation;

(4)	costs of electricity sold to tenants of the Building by Landlord or any other special service to tenants or service in excess of that furnished to Tenant to the extent Landlord receives reimbursement from such tenants as an additional charge;

(5)	any amounts paid to any person, firm or corporation related or otherwise affiliated with Landlord or any general partner, officer or director of Landlord or any of its general partners, to the extent same exceeds arms-length competitive prices paid in the Northern Virginia area for the services or goods provided;

(6)	accounting or legal fees incurred in tenant disputes, or for fees not related to the operation and maintenance of the Building but personal to Landlord;

(7)	costs of repairs incurred by reason of fire or other casualty or condemnation to the extent Landlord receives compensation therefor through proceeds of insurance or condemnation awards;

(8)	costs relating to maintaining Landlord’s existence, either as a corporation, partnership, or other entity, such as trustee’s fees, annual fees, partnership organization or administration expenses, deed recordation expenses, legal and accounting fees (other than with respect to Building operations);

(9)	depreciation of the building or any equipment, machinery, fixtures or improvements therein;

(10)	management fees, in excess of the usual and customary rate in Northern Virginia area for managing agents of comparable buildings and they are either (a) actually paid to an unaffiliated managing agent or (b) actually paid to an affiliated managing agent, but if to an affiliated managing agent then (i) the managing agent shall pay, without reimbursement and without being included in Operating Expenses, all of its own overhead costs and the wages, salaries and fringe benefits of its own officers, members and employees, and (ii) no wages, salaries or fringe benefits of its own officers, members and employees, and (ii) no wages, salaries or fringe benefits of any persons who would normally be paid by a managing agent as a non- reimbursable expense will be included in Operating Expenses;

(11)	capital expenditures, except to the extent expressly allowed above;

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(12)	Ground rent or similar payments to a ground lessor;

(13)	Costs and expenses incurred in connection with any transfer of an interest in the Building or the Land;

(14)	Costs or expenses incurred in connection with any bankruptcy proceedings;

(15)	Mortgage refinancing costs, including attorneys’ fees, title insurance premiums, and recording costs;

(16)	interest or penalties arising by reason of Landlord’s intentional failure to timely pay any Operating Expenses other than in connection with a contest thereof;

(17)	The cost of any repair made by Landlord because of any fire or other casualty or the total or partial destruction or condemnation of the Building or any portion of the Building to the extent Landlord actually receives compensation therefor through insurance or condemnation proceeds; and

(18)	Any other cost for which Landlord is actually reimbursed by insurance proceeds, warranties, service contracts, condemnation proceeds or otherwise.

If the occupancy rate for the Building during any calendar year (including the Base Year) is less than ninety-five percent (95%), or if any office tenant is separately paying for services furnished to its premises, then Operating Expenses for such calendar year shall be deemed to include all additional expenses with respect to those Operating Expenses that vary in accordance with the occupancy of the Building, as reasonably estimated by Landlord, that would have been incurred during such calendar year if the occupancy rate for the Building had been ninety-five percent (95%) and if Landlord paid for the services furnished to such premises.

5.2 Real Estate Tax-Expenses. The term “Real Estate Tax Expenses” shall mean all taxes and assessments, general or special, ordinary or extraordinary, foreseen or unforeseen, assessed, levied or imposed upon the Building or the Land, or assessed, levied or imposed upon the fixtures, machinery, equipment or systems in, upon or used in connection with the operation of the Building or the land upon which the Building is located (“Land”) under the current or any future taxation or assessment system or modification of, supplement to, or substitute for such system, and whether or not based on or measured by the receipts or revenues from the Building or the Land (including all taxes and assessments for public improvements or any other governmental purpose). For the purposes of this Section, (i) Real Estate Tax Expenses shall include the reasonable expenses (including but not limited to reasonable attorneys’ fees) incurred by Landlord in obtaining or attempting to obtain a reduction of such taxes, rates or assessments; (ii) Real Estate Tax Expenses shall not include any sales or excise tax imposed by any governmental authority upon the rent payable by Tenant under this Lease; and (iii) Real Estate Tax Expenses shall not include any taxes on Tenant’s personal property. Landlord shall pay any special assessment by installments to the extent permitted by the assessing authority, and, in such event, Real Estate Tax Expenses shall include such installments and interest paid on the unpaid balance of the assessment. In addition, Real Estate Tax Expenses shall not include any

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income, franchise, transfer, inheritance, capital stock or other tax unless, due to a future change in the method of taxation, such a tax shall be levied against Landlord in substitution for or in lieu of any tax which would otherwise constitute “real estate tax expenses”, in which event such income, franchise, transfer, inheritance, capital stock or other tax shall be deemed to be included in the term “real estate tax expenses” to the extent and only to that extent that such tax is ascertained to be in lieu of or a substitute for what were previously “real estate tax expenses”; provided, that the amount of such income, franchise, transfer, inheritance, capital stock or other tax deemed to be included in the term “real estate taxes” shall be determined as if the Building and the land upon which the Building is located were the only assets of Landlord and as if the rent paid hereunder were the only income of Landlord. In no event shall Real Estate Tax Expenses include the amount of any special taxes or special assessments actually paid by Landlord in any calendar year in excess of the minimum installment of special taxes or special assessments required to be paid by Landlord during such calendar year (it being agreed that Landlord shall elect the longest period of time allowed by the authority imposing the tax or assessment in which to pay installments of special taxes or special assessments that are to be prorated over several years). The definition of “Real Estate Tax Expenses” should assume that the Building is the only building on the Land. If, however, either assumption is not correct, then the “Real Estate Tax Expenses” attributable to the Building shall be those allocated to the Building on the tax rolls or the records of the tax assessor.

5.3 Real Estate Tax Contests. In the event of any change by the taxing body in the period for which any of the Real Estate Tax Expenses are levied, assessed or imposed, Landlord shall have the right, in its sole discretion, to make appropriate adjustments with respect to computing increases in Real Estate Tax Expenses provided Tenant is not thereby unduly prejudiced. Real Estate Tax Expenses which are being contested by Landlord shall be included for purposes of computing Tenant’s Share of Increased Operating and Real Estate Tax Expenses under this Section, but if Tenant shall have paid an amount of Additional Rent because of such inclusion of contested Real Estate Tax Expenses and Landlord thereafter receives a refund of such taxes, Tenant shall be credited with the excess toward estimated payments of Real Estate Tax Expenses proportionate with the refund of real estate taxes, reduced by the proportionate cost of obtaining such refund. If Landlord receives such refund after the Term has expired, Tenant’s share shall be refunded. Landlord shall have no obligation to contest, object to or litigate the levy, assessment or imposition of Real Estate Tax Expenses, and may settle, compromise, consent to, waive or otherwise determine any such Real Estate Tax Expenses without consent of Tenant.

6. Additional Rent: Sales, Use or Gross Receipt Taxes. If during the Term, any governmental authority having jurisdiction levies, assesses or imposes any tax on Landlord, the Demised Premises, the Land or the Building or the rents payable hereunder, in the nature of a sales tax, a use tax (including a gross receipts tax) or any other tax except (a) income taxes (including corporate franchise or unincorporated business taxes); (b) estate or inheritance taxes; or (c) those taxes included in Real Estate Tax Expenses, Tenant shall pay its proportionate share of the same to Landlord as additional rent at the time of, and together with, the first payment of Monthly Base Rent due, following receipt by Tenant of written notice of the amount of such tax. If any such tax is levied, assessed or imposed in such manner that the amount of the tax required to be paid by Tenant is not ascertainable because the tax relates to more than the Demised Premises or the rents payable hereunder, then Tenant shall pay such share of the total taxes that Landlord shall reasonably estimate.

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7. Additional Rent; Personal Property and Other Taxes.

7.1 Levied On Tenant. Tenant shall pay, before delinquency, all business taxes, assessments, license fees and other charges levied and/or assessed upon Tenant’s use or occupancy of the Demised Premises, the conduct of Tenant’s business at the Demised Premises, or against Tenant’s personal property installed or located in or on the Demised Premises, and against the value of leasehold improvements in the Demised Premises. On demand by Landlord (not to occur more than two times each calendar year), Tenant shall furnish Landlord with satisfactory evidence of these payments.

7.2 Levied On Landlord. If any taxes on Tenant’s personal property are levied against Landlord or Landlord’s property, or if the assessed value of the Land, the Building and other improvements in which the Demised Premises are located is increased by the inclusion of a value placed on Tenant’s personal property, Tenant shall pay such taxes and if Landlord pays the taxes on any of these items or the taxes based on the increased assessment of these items, Tenant, not later than thirty (30) days following Landlord’s written demand therefor, shall reimburse Landlord for the sum of the taxes levied against Landlord, or the proportion of the taxes resulting from the increase in Landlord’s assessment. Landlord shall have the right to pay these taxes regardless of the validity of the levy and the amount of such taxes shall be considered Additional Rent.

8. Payment of Additional Rent: Late Charges; Interest. Any amounts required to be paid by Tenant under the terms of this Lease (including but not limited to the payments to be made pursuant to Sections 4, 5, 6 and 7, but not including Monthly Base Rent) and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease shall be considered additional rent (“Additional Rent”). All payments of Additional Rent shall be paid to Landlord, without setoff or deduction not later than thirty (30) days after written demand therefor, in the same manner as Monthly Base Rent is payable pursuant to Section 3 hereof. Nothing contained in Sections 4, 5, 6 and 7 shall be construed at any time to reduce the amount of Monthly Base Rent as increased each Lease Year. Notwithstanding any dispute that may arise in connection with the computation or estimate of the amount of Additional Rent due, Tenant shall be obligated to pay the amount specified by Landlord, without setoff or deduction, pending the resolution of any dispute. Any Monthly Base Rent or Additional Rent not paid within five (5) days after the due date thereof, shall be subject to a late charge of five percent (5%) of such payment. In addition, such unpaid installment shall bear interest until paid at the rate of fifteen percent (15%) per annum. Notwithstanding anything in this Lease to the contrary, Tenant shall not be required to pay such late charge and interest unless Tenant defaults in paying Base Monthly Rent or Additional Rent for a period of five (5) or more days on more than one (1) occasion during any consecutive twelve (12) month period.

9. Deposits.

9.1 First Installment of Monthly Base Rent. Landlord acknowledges receipt of one (1) installment of Monthly Base Rent as prepayment for the first full installment of Monthly Base Rent. Prior to its being applied to the first installment of Monthly Base Rent due and payable after the end of the Abatement Period, said sum shall be held without interest by Landlord as security for the payment and performance by Tenant of all of Tenant’s obligations, covenants, conditions and agreements under this Lease.

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9.2 Security Deposit. Landlord also acknowledges receipt from Tenant of one (1) installment of Monthly Base Rent as prepayment (the “Security Deposit”) to be held as collateral security and not prepaid rent, for the payment of Monthly Base Rent, Additional Rent and any other sums payable by Tenant under this Lease, and for the faithful performance by Tenant of all other covenants, conditions and agreements of this Lease. The amount of said Security Deposit shall be repaid without interest to Tenant not later than sixty (60) days after the expiration or earlier termination of the Term to the extent not applied to cure any Event of Default. The Security Deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant without the prior written consent of Landlord and any such act on the part of Tenant shall be without force and effect and shall not be binding upon Landlord. If any of the Base Rent, Additional Rent and/or any other sum payable by Tenant to Landlord shall be overdue and unpaid beyond any applicable notice and cure period, or should Landlord make payments on behalf of Tenant following an Event of Default involving Tenant’s responsibility to make such payments, or should Tenant fail to perform any of the terms of this Lease and such failure continues beyond any applicable notice and cure period, then Landlord, at its option and without prejudice to any other remedy which Landlord may have on account thereof, may appropriate and apply so much of the Security Deposit as may be necessary to compensate Landlord toward the payment of Base Rent, Additional Rent or any other sums due Landlord pursuant to this Lease, or loss or damage sustained by Landlord due to such failure on the part of Tenant including, without limitation, any damage or deficiency arising in connection with the reletting of the Demised Premises; and Tenant upon demand shall forthwith restore the Security Deposit to the original sum deposited. In the event of bankruptcy or other creditor-debtor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Base Rent, Additional Rent and other sums due Landlord under the terms and conditions contained in this Lease.

9.3 Transfer of Landlord’s Interest. In the event of a sale or transfer of Landlord’s estate or interest in the Building, Landlord shall transfer the Security Deposit to the vendee or transferee (or provide such vendee or transferee with a credit reflecting the amount of such Security Deposit), and upon receipt by Tenant of written notice of such transfer, Landlord shall be considered released by Tenant from all liability for the return of the Security Deposit. Upon receipt by Tenant of written notice of such transfer, Tenant shall look solely to the vendee or transferee for the return of the Security Deposit, and it is agreed that all of the foregoing shall apply to every transfer or assignment made of the Security Deposit to a new vendee or transferee. No mortgagee or purchaser of any or all of the Building at any foreclosure proceeding brought under the provisions of any mortgage shall (regardless of whether the Lease is at the time in question subordinated to the lien of any mortgage) be liable to Tenant or any other person for any or all of the Security Deposit (or any other or additional security deposit or other payment made by Tenant under the provisions of this Lease), unless Landlord has actually delivered it in cash to such mortgagee or purchaser, as the case may be. In the event of any rightful and permitted assignment of Tenant’s interest in this Lease, the Security Deposit shall be deemed to be held by Landlord as a deposit made by the assignee, and Landlord shall have no further liability to the assignor with respect to the return of the Security Deposit.

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9.4 Landlord Remedies. No right or remedy available to Landlord as provided in this Section shall preclude or extinguish any other right to which Landlord may be entitled. In furtherance of the foregoing, it is understood that, in the event Tenant fails to perform its obligations and to take possession of the Demised Premises as provided in this Lease, the first installment of Monthly Base Rent and the Security Deposit shall not be deemed liquidated damages. Landlord may apply such sums to reduce Landlord’s damages and such application of funds shall not preclude Landlord from recovering from Tenant all additional damages incurred by Landlord.

10. Hazardous Materials.

10.1 Definition. As used in this Lease, the term “Hazardous Material”, means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “infectious wastes”, “hazardous materials” or “toxic substances” now or subsequently regulated under any Laws, including without limitation, oil, petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons.

10.2 General Prohibition. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated, discharged, released, spilled or disposed of on, in, under or about the Demised Premises, the Building, or the Land (hereinafter referred to collectively as the “Property”) by Tenant, its affiliates, agents, employees, contractors, subtenants, assignees or, solely with respect to the Demised Premises, invitees (collectively, “Tenant’s Agents”).

10.3 Notice. In the event that Hazardous Materials are discovered upon, in, or under the Property, and any governmental agency or entity having jurisdiction over the Property requires the removal of such Hazardous Materials, Tenant shall be responsible for removing those Hazardous Materials arising out of or related to the use or occupancy of the Property by Tenant or Tenant’s Agents. Notwithstanding the foregoing, Tenant shall not take any remedial action in or about the Property, or any portion thereof without first notifying Landlord of Tenant’s intention to do so and affording Landlord the opportunity to protect Landlord’s interest with respect thereto. Tenant immediately shall notify Landlord in writing of any of the following of which Tenant has actual knowledge: (i) any spill, release, discharge or disposal of any Hazardous Material in, on or under the Property or any portion thereof; (ii) any enforcement, cleanup, removal or other governmental or regulatory action instituted, contemplated, or threatened (if Tenant has notice thereof) pursuant to any Laws respecting Hazardous Materials; (iii) any claim made or threatened by any person against Tenant or the Property or any portion thereof relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (iv) any reports made to any governmental agency or entity arising out of or in connection with any Hazardous Materials in, on under or about or removed from the Property or any portion thereof, including any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant also shall supply to Landlord as promptly as possible, and in any event within five (5) business days

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after Tenant first receives or sends the same, copies of ail claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Demised Premises, the Property or Tenant’s use or occupancy thereof.

10.4 Tenant shall have no obligation to remove Hazardous Materials brought onto the Demised Premises by Landlord or that existed in the Demised Premises as of the Lease Commencement Date and were not brought onto the Property by Tenant or any of Tenant’s Agents, nor shall Tenant be required to cure the violation of any environmental law that is caused by Landlord or that existed as of the Lease Commencement Date and was not caused by Tenant or any of Tenant’s Agents. If Landlord is advised, or it shall come to Landlord’s attention, that Hazardous Materials exist in the Property in violation of any Laws that were not introduced therein by Tenant or any of Tenant’s Agents, Landlord shall take all commercially reasonable steps necessary to promptly remove or remediate (or cause to be removed or remediated) in compliance with all applicable Laws at Landlord’s expense, all such Hazardous Materials, and in doing so, Landlord shall use its reasonable efforts not to interfere with the conduct of Tenant’s business.

10.5 Survival. The respective rights and obligations of Landlord and Tenant under this Section 10 survive the expiration or earlier termination of this Lease.

11. Laws and Ordinances.

11.1 Subject to Section 11.2, Tenant shall, at its own cost, promptly comply with and carry out all orders, requirements or conditions now or hereafter imposed by Laws in which the Demised Premises are located, and relating in any way to the Demised Premises and all machinery, equipment and furnishings therein, Tenant’s use and occupancy of the Demised Premises or the conduct of Tenant’s business, whether required of Landlord or otherwise. It is expressly understood that, if any present or future Law requires an occupancy or use permit for the Demised Premises, Tenant shall obtain such permit at Tenant’s sole expense, and shall promptly deliver a copy thereof to Landlord.

11.2 Landlord represents and warrants that as of the date hereof, it has received no written notice that the Property is in violation of any Laws. Notwithstanding anything to the contrary contained in this Lease, it is agreed that Landlord shall be responsible for complying with all present and future Laws with respect to (i) those elements and components of the base- building structure and systems that are situated outside the perimeter of the Demised Premises or are within vertical penetrations running through the Demised Premises; and (ii) the common areas of the Buildings.

12. Use of Demised Premises. The Demised Premises shall be used and occupied by Tenant, solely for the purpose of general office use and uses ancillary thereto (collectively, the “Permitted Uses”) and for no other purpose whatsoever. The Demised Premises shall not be used for any illegal, disorderly or hazardous purpose; in violation of any Law; or in any manner to (i) create any nuisance, waste or trespass; (ii) unreasonably annoy or disturb Landlord or any other tenant of the Building; (iii) vitiate any insurance; or (iv) alter the classification or increase the rate of insurance on the improvements.

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13. Repairs by Tenant. Tenant agrees to maintain the Demised Premises and the fixtures, improvements and other property therein in a neat, clean and safe condition and in good order and repair, during the Term, at its sole cost and expense, and shall, at the expiration or earlier termination of the Term, surrender and deliver up the same and all keys, locks and other fixtures connected therewith (except only office furniture and business equipment) in like good order, repair and condition, as the same is now or shall be at the Lease Commencement Date, except as repaired, rebuilt, restored, altered or added to as permitted or required by this Lease, ordinary wear and tear excepted. Notwithstanding any other provision of this Lease which may limit Tenant’s responsibility for repair, replacement or maintenance of items which are within and serve the Demised Premises, but subject to Sections 22 and 23, all injury to the Demised Premises or the Building, caused by moving the property of Tenant into, in or out of the Building and all breakage, damage or injury to the Demised Premises, Building or the Land caused by Tenant or any of Tenant’s Agents shall be repaired by Tenant, at the sole cost and expense of Tenant, except that Landlord shall have the right, at Landlord’s option if Tenant has not made such repairs within five (5) business days after notice to Tenant of such damage (the “Cure Period”) (except that in the event of emergency, no prior notice or Cure Period shall be required and Landlord shall have the right to immediately cause any repair to be completed), to make such repairs, alterations and replacements (structural, nonstructural or otherwise) at Tenant’s expense, with the right on the part of Landlord to elect in its discretion to regard the same as Additional Rent, in which event such cost or charge shall become Additional Rent payable not later than thirty (30) days following Tenant’s receipt of a reasonably detailed statement with respect thereto. Notwithstanding the foregoing, if such damage is the type that cannot be repaired within five (5) business days, then provided Tenant begins such repair within such five (5) business day period and proceeds diligently and in good faith thereafter to cure such damage until completion, the Cure Period shall be extended by that period as is reasonably necessary to effect such repair (which extension shall not exceed thirty (30) days if Landlord reasonably determines that such damage (i) affects other tenants or the operation of the Building or (ii) is not contained within the Demised Premises) to make such repairs and to charge Tenant for all costs and expenses incurred in connection therewith as additional rent hereunder. The liability of Tenant for such costs and expenses shall be reduced by the amount of any insurance proceeds for which Landlord is entitled (or for which Landlord would have been entitled had Landlord obtained and maintained the insurance required pursuant to the terms of this Lease) on account of such injury, breakage or damage. This right of Landlord to effect the repairs shall be construed as an additional remedy granted to Landlord and not in limitation of any other rights or remedies which Landlord has or may have in said circumstances. Tenant shall notify Landlord promptly of any injury, breakage or damage for which Tenant is liable hereunder and of which Tenant has actual knowledge.

14. Repairs by Landlord. Except for responsibility expressly allocated to Tenant under Section 13, Landlord shall keep, maintain, repair and replace as appropriate, the foundation, roof, exterior walls, structural portions (including columns within the Demised Premises and the vertical sprinkler loop through the Building), and exterior glass and windows of the Building (specifically excluding the interior walls, doors, partitions, locks, and door jambs in the Demised Premises), as well as all base building standard mechanical, plumbing, heating, air conditioning, perimeter card-key access control, fire/life/safety, sprinkler and electrical systems and utility service lines therein, the plumbing system to and from the Demised Premises and core area restrooms within the Demised Premises, driveways, garage and parking areas and grounds

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adjacent to the Building in good condition and repair. Landlord shall maintain the Common Areas in accordance with the standards customarily maintained for comparable office buildings in Tysons Comer, Virginia (“Comparable Buildings”). Except as otherwise provided for in Section 16.1 hereof, Landlord shall have no duty to Tenant to maintain or to make any repairs or improvements to the Demised Premises except structural repairs to the Building as required by law or necessary for safety and tenantability, provided that if such structural repairs are required as a result of any negligence or willful misconduct of Tenant or any of Tenant’s Agents, such repairs shall be at the sole cost of Tenant to the extent such repairs exceed the amount of insurance proceeds received by Landlord. Landlord shall not be liable for any damage caused to the person or property of Tenant or Tenant’s Agents, due to the Demised Premises or the Building or any part or appurtenance thereof being improperly constructed or repaired, or arising from the leaking of gas, water, sewer or steam pipes, or from electricity, or from any other cause whatsoever. Tenant agrees to report immediately in writing to Landlord any defective condition in or about the Demised Premises of which Tenant has actual knowledge.

15. Furniture; Fixtures; Electrical Equipment.

15.1 Floor Loading. Tenant shall not place a load upon the floor of the Demised Premises contrary to the weight, method of installment and position prescribed by Landlord. Business machines, mechanical equipment and materials belonging to Tenant which cause vibration, noise, cold, heat or fumes that may be transmitted to the Building or to any other leased space therein to such a degree as to be objectionable to Landlord or to any other tenant in the Building shall be placed, maintained, isolated, stored and/or vented by Tenant at its sole expense so as to absorb and prevent such vibration, noise, cold, heat or fumes. No furniture, equipment or other bulky matter of any description shall be received into the Building or carried in the elevators except as approved by Landlord (and, if the Landlord so instructs under Landlord’s observation), and all such furniture, equipment and other bulky matter shall be delivered only through the designated delivery entrance of the Building and the designated freight elevator. Tenant shall remove promptly from sidewalks adjacent to the Building and from common areas within and outside the Building, any of Tenant’s furniture, equipment or other material there delivered or deposited.

15.2 Office Equipment. Landlord shall provide to Tenant, without additional charge, electrical facilities to furnish up to the electrical capacity sufficient to support Tenant’s balanced consumption of five (5) watts per square foot of rentable area of demand load averaged over the entire Demised Premises for lighting and incidental usage, exclusive of HVAC (“Premises’ Standard Electricity Capacity”). Tenant shall not install or operate in the Demised Premises any electrically operated equipment, computers or other machinery, other than electric typewriters, copiers, computer equipment (such as servers, printers and any other equipment that is normally found in typical office), kitchen equipment, personal computers or adding machines and such other small electrically operated office equipment as is used in modem offices (specifically excluding electrically operated equipment using more than five (5) watts per square foot), without first obtaining the prior written consent of Landlord (which consent shall not be unreasonably withheld, conditioned or delayed), who may condition such consent upon (i) the requirement that the electrical consumption of any such equipment, computers or machinery be separately metered, and/or (ii) the payment by Tenant of Additional Rent in compensation for any consumption of water and/or electricity in excess of Premises

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Standard Electricity Capacity, or wiring as may be occasioned by the operation of said equipment or machinery; nor shall Tenant install any other equipment whatsoever which will or may cause noise or vibrations that may be transmitted to areas outside of the Demised Premises to such a degree as to be reasonably objectionable to Landlord or any other tenant at the Building, or which will or may necessitate any changes, replacements or additions to or require the use of the water system, plumbing system, heating system, air conditioning system, security system or the electrical system of the Demised Premises or the Building without the prior written consent of Landlord, who may withhold its consent in its absolute discretion. Notwithstanding anything in this Lease to the contrary, if Landlord reasonably and in good faith believes that Tenant’s equipment shall result in electrical demand in excess of the Demised Premises’ standard electrical capacity, Landlord shall have the right, in its sole discretion, after at least three (3) business days’ prior written notice, to install checkmeters to verify that Tenant’s electricity consumption is not excessive or cause a survey to be made by an independent electrical engineer or consulting firm to determine the amount of electricity consumed by Tenant beyond the Demised Premises’ standard electrical capacity. If such checkmeters indicate (based on a reading over a reasonable period of time, as opposed to a “spot check”) or if the independent survey shows that such consumption is excessive, then (a) Landlord may install at Tenant’s expense submeters to ascertain Tenant’s actual electricity consumption, as well as additional transformers, distribution panels, wiring and other applicable equipment at the expense of Tenant, and (b) Tenant shall reimburse Landlord for the reasonable, direct, out-of- pocket cost of the installation of said meter(s) or completion of said meter(s) or survey, and shall pay as Additional Rent the cost of any electricity in excess of an average of the Demised Premises’ standard electrical capacity, at the rate charged by the utility company providing such electricity, assuming continuous business hours, within ten (10) days after receipt of any bill therefor from Landlord Landlord and Tenant acknowledge that Tenant’s planned Alterations include a data center, not to exceed one thousand (1,000) rentable square feet in area, the design, installation and operation of which shall be subject to the provisions of this Lease, provided that the equipment, machinery and computers in such data center and any supplemental heating or air conditioning provided therefor shall be separately metered and paid for by Tenant as set forth in this Section 15.2.

16. Alterations.

16.1 Initial Work. Tenant shall have the right to contract for, administer and complete reasonable improvements within the Demised Premises in accordance with plans and specifications approved in writing by the Landlord (the “Initial Work”). Tenant acknowledges that if Tenant uses an engineering firm other than GHT for plans and specifications for the Initial Work or any subsequent Alterations, such plans and specifications shall be reviewed by GHT on behalf of Landlord at the expense of Tenant, and that the cost of such review may be deducted from any allowance otherwise payable or reimbursable to or at the direction of Tenant The Initial Work shall be constructed pursuant to the terms of Sections 16.2 and 16.3 below and otherwise in compliance with the Landlord’s rules and regulations for construction activities in the Building. The space planner for the Initial Work shall be Fox Architects, and the engineer shall be Bansal Associates. Landlord shall have the right to approve all contractors performing any work in the Demised Premises prior to the commencement of any work by such contractors, and Landlord shall have the right to require that the Tenant use Landlord’s designated contractor for any Structural Work (as defined below). Landlord shall provide Tenant an allowance in

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connection with the design and construction of the Initial Work not to exceed the sum of Twenty-five and No/100 Dollars ($25.00) per square foot of the Demised Premises (the “Tenant Allowance”), which Tenant Allowance shall be paid by Landlord to the Tenant (or the contractor) upon the presentation of approved invoices and waivers of mechanics and materialmen’s liens covering the portion of the Initial Work for which the Tenant seeks reimbursement. Reimbursements from the Tenant Allowance shall be made not more than once every month, and the amount of the Tenant Allowance shall be available to Tenant until March 31, 2006, at which time any amounts remaining in the Tenant Allowance shall be deemed forfeited and the Tenant shall receive no further reimbursement or credit for such amounts. In addition to providing the Tenant Allowance, Landlord shall pay to Tenant (or the contractor) the cost of installing all demising walls and corridor walls with 5/8” gypsum drywall, taped, spackled and sanded, ready to receive paint. Such work shall be performed by Tenant’s contractor, subject to Landlord’s prior written approval of the cost thereof. Such amounts shall be paid by Landlord to the Tenant (or the contractor) upon the presentation of approved invoices and waivers of mechanics and materialmen’s liens covering such work. Landlord shall demolish and remove, at Landlord’s expense, the following items located in the data center located on the Demised Premises prior to the Lease Commencement Date: (a) all raised floor panels, ramps, stairs and associated pedestals (including all mastic holding such pedestals in place), (b) four (4) Liebert air conditioning units (one (1) of which is located in the premises adjacent to the Demised Premises) with associated piping located under the existing raised floor, (c) uninterruptable power supply and associated batteries, (d) power distribution unit with associated wiring back to the existing electrical panel, (e) cable tray and all wiring under the existing raised floor, and (f) smoke detectors, fire alarm and fire alarm panel under the existing raised floor. In no event shall Landlord be obligated to perform any other work or expend any costs or sums in addition to the Tenant Allowance, Tenant acknowledges that Landlord has previously paid Tenant a test fit allowance as agreed by the parties. [data center in/on]

16.2 Alterations by Tenant. Tenant will not make or permit any improvements, additions, alterations, fixed decorations, substitutions, replacements or modifications, structural or otherwise, to the Demised Premises or to the Building (hereinafter referred to as “Alterations”) without the prior written consent of Landlord, which consent may be withheld or granted in Landlord’s sole and absolute discretion with respect to Structural Alterations and non-structural Alterations that are visible from the exterior of the Demised Premises, and which consent shall not be unreasonably withheld, conditioned or delayed with respect to all other non-structural Alterations. Notwithstanding the foregoing, Tenant shall have the right, after providing at least ten (10) days prior written notice to Landlord, but without the necessity of obtaining Landlord’s consent, to recarpet, repaint, or to make purely “cosmetic” or “decorative” nonstructural Alterations in and to the Demised Premises (including installation of voice and data cabling) (collectively, “Minor Alterations”) that (i) do not affect the base Building structure or systems, (ii) do not require the issuance of a building permit, and (iii) are not visible from outside the Demised Premises. “Structural Alterations” shall be deemed to include without limitation any Alterations that will necessitate any changes, replacements or additions to walls, ceilings, partitions (other than non-structural or free-standing partitions), columns, or floors or which in any way affect the water, electrical, mechanical, plumbing, fire and life safety or HVAC systems of the Demised Premises or the Building. If Landlord’s consent is required for any Alterations, Landlord may impose any reasonable conditions to such consent it deems appropriate, including, without limitation, the approval of plans and

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specifications, supervision of the work by Landlord’s architect or contractor, the obtaining by Tenant of specified insurance and satisfactory evidence from Tenant of Tenant’s ability to pay for such Alterations. Landlord’s consent to any Alteration and approval of any plans and specifications constitutes approval of no more than the concept of such Alteration and not a representation or warranty with respect to the quality or functioning of such Alteration, plans and specifications. If Landlord fails to respond to a request for its consent to an Alteration within fifteen (15) business days following submission of such request, Tenant shall deliver a second written request for Landlord’s approval, which second request shall state in bold capital letters that the request will be deemed approved in accordance with Section 16.2 of the Lease if Landlord fails to respond within three (3) business days. If Landlord fails to respond to Tenant within three (3) business days after Landlord’s receipt of such second notice, then Landlord’s consent shall be deemed granted.

16.3 Compliance with Codes; No Liens. Alterations may be made only at Tenant’s expense by contractors or subcontractors reasonably approved in writing by Landlord, and only after Tenant has obtained any necessary permits from governmental authorities having jurisdiction, and furnished copies of such permits to Landlord. All Alterations must conform to all rules and regulations established from time to time by the Board of Fire Underwriters having jurisdiction or similar body exercising similar functions and to all laws, regulations and requirements of federal, state, county and municipal governments having jurisdiction. Tenant shall obtain and deliver to Landlord written, unconditional waivers of mechanic’s and materialmen’s liens against the Building and the Land from all contractors, subcontractors and material suppliers for all work performed and materials furnished in connection with the Alterations. Notwithstanding the foregoing, if any mechanic’s lien is filed against the Demised Premises, the Building or the Land for work done for or materials furnished to Tenant, or claimed to have been done for or furnished to Tenant, the lien shall be discharged by Tenant within ten (10) business days thereafter, solely at Tenant’s expense, by paying off or bonding the lien. If Tenant shall fail to discharge such lien Landlord may do so and treat the cost thereof as Additional Rent; but such discharge by Landlord shall not be deemed to waive the default of Tenant in not discharging the same. If any Alteration is made without the prior written consent of Landlord, Landlord may correct or remove the Alteration at Tenant’s expense, and all direct, out-of-pocket costs and expenses incurred by Landlord in connection with the removal of any mechanic’s lien or the correction or removal of any Alteration shall be payable as Additional Rent with the next due payment of Monthly Base Rent.

17. Ownership of Alterations and Equipment and Other Property; Removal of Tenant’s Personal Property.

17.1 Landlord’s Property. Any Alterations and other improvements, and any equipment, machinery, furniture, furnishings and other property, installed or located in the Demised Premises by or on behalf of either party (i) shall (except for Tenant’s Personal Property (as hereinafter defined)) immediately become the property of Landlord and be subject to this Lease, and (ii) shall remain upon and be surrendered to Landlord with the Demised Premises as a part thereof upon the expiration or earlier termination of the Term; provided, however, that if Tenant is not in default under this Lease, Tenant shall have the right to remove, prior to the expiration or earlier termination of the Term, Tenant’s Personal Property (as hereinafter defined), and provided further, that if Landlord shall elect at the time of their approval of the alteration that

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any Alterations be removed at the expiration or earlier termination of the Term, Tenant shall cause the same to be removed at Tenant’s expense and shall surrender the Demised Premises to Landlord in the condition in which the Demised Premises were originally received from Landlord, except as repaired, rebuilt, restored, altered or added to as permitted or required under this Lease and except for ordinary wear, tear, insured damage or casualty or shall reimburse Landlord for doing so. “Tenant’s Personal Property” shall mean all equipment, machinery, improvements, furniture, furnishings and other property now or hereafter installed or placed in or on the Demised Premises by and at the sole expense of Tenant with respect to which Tenant has not been granted any credit or allowance by Landlord and which (a) are not used, or were not procured for use, in connection with the operation, maintenance or protection of the Demised Premises or the Building, (b) are removable without damage to the Demised Premises or Building, and (c) are not replacements of any property of Landlord, whether such replacement is made at Tenant’s expense or otherwise. Notwithstanding any other provision of this Lease, Tenant’s Personal Property does not include any Alterations or any improvements or other property installed or placed in or on the Demised Premises as part of the Initial Work, whether or not any of such Alterations, improvements, or other property were at Tenant’s expense.

17.2 Removal. Tenant shall remove all of Tenant’s Personal Property from the Demised Premises at the expiration or earlier termination of the Term. Any property belonging to Tenant or any other person, which is left in the Demised Premises after the date the Lease has expired or is terminated for any reason, shall be deemed to have been abandoned. In such event, Landlord shall have the right to declare itself owner of such property and to dispose of it in whatever manner Landlord considers appropriate without waiving its right to claim from Tenant all expenses and damages caused by Tenant’s failure to remove the property, and Tenant shall not have any right to compensation or claim against Landlord as a result thereof. All Alterations, including wall-to-wall carpet installed in accordance with Landlord’s requirements, within the Demised Premises upon the expiration or termination of this Lease shall remain upon and be surrendered with the Demised Premises, without disturbance, molestation or injury (other than reasonable wear and tear), except that Tenant shall remove any such Alterations where: (a) Landlord has consented to Tenant’s request to remove such Alterations, or (b) Landlord’s approval of such Alterations specified that such Alterations must be removed, or (c) such Alterations (other than Minor Alterations) were not approved by Landlord where Landlord’s approval was required.

18. Damage or Destruction.

18.1 Notice. If the Demised Premises or any part thereof shall be damaged or if the Demised Premises are rendered totally inaccessible or materially unusable, by fire or any other cause, then Tenant shall give Landlord prompt written notice thereof.

18.2 Restoration. If restoration is possible within a period of six (6) months from the date of the damage in the reasonable judgment of Landlord to complete restoration within such time period: (i) Landlord shall restore the Demised Premises at Landlord’s expense up to the limit of insurance proceeds received but subject to any prior rights of any mortgagee in such proceeds (provided, however, that Landlord shall have no obligation to repair damage to or replace Tenant’s Personal Property located in the Demised Premises); and (ii) if the Demised Premises are untenantable or inaccessible for Tenant’s permitted use as set forth in this Lease, in

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whole or in part, during such restoration, the Base Rent and Additional Rent hereunder shall be abated to the extent and for the period of such untenantability. The rent abated shall be that portion of the total rent which the amount of square foot area untenantable or inaccessible bears to the total square foot area of all of the Demised Premises. If such damage or destruction shall result from the negligence or willful misconduct of Tenant or Tenant’s Agents, Tenant shall be responsible for all costs and expenses incurred in connection with such restoration in excess of insurance proceeds actually received by Landlord, Tenant shall not be entitled to any abatement of Base Rent and Additional Rent and Landlord may pursue any legal and equitable remedies available to it.

18.3 Termination. If restoration is not possible within a period of six (6) months from the date of the damage, in accordance with Landlord’s reasonable estimate, Landlord or Tenant, in their sole discretion, shall each have the right to terminate this Lease by giving written notice thereof to the other within sixty (60) days after the occurrence of such damage, in which event this Lease and the tenancy hereunder shall terminate as of the date specified in such notice, which date shall not be later than ninety (90) days after the occurrence of such damage. In case the Building generally is so severely damaged by fire or other casualty (although the Demised Premises may not be affected) that Landlord shall decide in its sole discretion within a reasonable time not to rebuild or reconstruct the Building, then provided the leases of all other similarly affected tenants in the Building are terminated and Landlord in fact does not repair or restore the damaged or destroyed portions of the Building within the six (6)- month period following the date of termination of this Lease, and the tenancy hereunder, shall terminate on the date specified by Landlord in a notice which shall be given no later than sixty (60) days after the casualty. If Tenant does not elect to terminate this Lease within such period, and provided Landlord does not elect to terminate this Lease, then Landlord shall proceed to repair and restore the Demised Premises and the Building in accordance with this Lease. Notwithstanding any of the foregoing to the contrary, Tenant shall not have the right to terminate this Lease if the gross negligence or willful misconduct of Tenant or any of the Tenant’s Agents shall have caused the damage or destruction.

18.4 No Liability. No compensation or claim or diminution of rent will be allowed or paid by Landlord by reason of inconvenience, annoyance or injury to business, arising from the necessity of repairing the Demised Premises or any portion of the Building, however the necessity may occur, as determined in the sole discretion of Landlord. Landlord shall have no obligation to replace or repair Tenant’s decorations, the Alterations and Tenant’s Personal Property.

19. Condemnation.

19.1 Compensation Award. If the Demised Premises or any part thereof shall be taken or threatened to be taken by any governmental or quasi-governmental authority pursuant to the power of eminent domain, or by deed in lieu thereof, Tenant agrees to make no claim for compensation in the proceedings, and hereby assigns to Landlord any rights which Tenant may have to any portion of any award made as a result of any such taking, and this Lease shall terminate as to the portion of the Demised Premises actually taken by the condemning authority and Base Rent and Additional Rent shall be adjusted to such date. The foregoing notwithstanding, Tenant shall be entitled to claim, prove and receive in the condemnation

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proceedings, such awards as may be allowed for its relocation expenses and for movable trade fixtures installed by it which shall not, under the terms of this Lease, be or become the property of Landlord at the expiration or earlier termination of the Term, but only if such awards shall be made by the condemnation court in addition to and stated separately from the award made by it for the Land and the Building or part thereof so taken. In no event shall Tenant be entitled to any award for the unexpired portion of the Term of this Lease. Notwithstanding anything to the contrary contained herein, if there is only a partial condemnation but the remainder of the Demised Premises is not suitable for Tenant’s business operations, in Tenant’s reasonable discretion, then Tenant shall have the right to terminate this Lease upon written notice thereof to Landlord. In the event of partial condemnation, Landlord shall construct any demising wall, at Landlord’s expense, as may be necessary so that Tenant may conduct its business in the portion of the Premises not affected by the condemnation.

19.2 Termination. If the nature, location or extent of any proposed condemnation affecting the Building or the Land is such that Landlord elects to demolish all or a portion of the Building or, in Landlord’s sole opinion, such condemnation renders it commercially undesirable for Landlord to permit this Lease to continue or to continue operating the Building, then Landlord may terminate this Lease by giving at least sixty (60) days’ written notice of termination to Tenant, and this Lease shall terminate on the date specified in such notice and Base Rent and Additional Rent shall be adjusted to such date.

20. Defaults; Landlord’s Remedies.

20.1 Events of Default. Any of the following occurrences or acts shall constitute an event of default (“Event of Default”) under this Lease:

(a) If Tenant shall fail to pay any Monthly Base Rent (including any annual increase thereof), any Additional Rent or any other sums payable by Tenant under this Lease within five (5) days after written notice by Landlord to Tenant (provided that if Tenant has previously exercised the foregoing cure right during any Lease Year, then for the balance of such Lease Year, an Event of Default shall be deemed to have occurred if Tenant shall fail to pay such amounts within five (5) days after the date such amounts shall become due and payable, although no demand shall have been made for the same); or

(b) If Tenant shall fail to observe or perform any of the covenants, conditions and agreements of this Lease and such failure shall continue for a period of thirty (30) days after notice to Tenant of such failure (the “Default Cure Period”); provided, however, if such violation or failure is not capable of being cured within such thirty (30)-day period, Tenant shall not be deemed to be in default hereunder if Tenant commences curative action within such thirty (30)-day period and proceeds diligently and in good faith thereafter to cure such violation or failure until completion and the Default Cure Period shall be extended accordingly, but in no event to exceed ninety (90) days; provided further, however, that the Default Cure Period extension shall not exceed thirty (30) days if Landlord reasonably determines that such damage (i) constitutes an emergency, (ii) affects other tenants or the operation of the Building or (iii) is not contained within the Demised Premises); or

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(c) If Tenant shall fail upon demand of Landlord to restore any deficiency in the amount of the Security Deposit as required under Section 9.2 hereof; or

(d) If Tenant, any guarantor of Tenant’s obligations hereunder (a “Guarantor”) or any general partner of Tenant (a “General Partner”) shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any federal or state bankruptcy law or any similar federal or state law, or shall be adjudicated a bankrupt or become insolvent or shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due; or

(e) If a petition or answer proposing the adjudication of Tenant, any Guarantor or any General Partner as a bankrupt or its reorganization pursuant to any federal or state bankruptcy law or any similar federal or state law shall be filed in any court and Tenant, any Guarantor or any General Partner, as the case may be, shall consent to or acquiesce in the filing thereof or such petition or answer shall not be discharged or denied within ninety (90) days after the filing thereof; or

(f) If a receiver, trustee or liquidator of (i) Tenant, any Guarantor, or any General Partner, (ii) all or substantially all of the assets of Tenant, any Guarantor, or any General Partner, or (iii) the Demised Premises or Tenant’s estate therein, shall be appointed in any proceeding brought by Tenant, any Guarantor, or any General Partner, or, if any such receiver, trustee or liquidator shall be appointed in any proceeding brought against Tenant, any Guarantor, or any General Partner and shall not be discharged within ninety (90) days after such appointment.

20.2 Landlord’s Right to Cure. If an Event of Default shall have occurred and be continuing with regard to the making of any payment or the doing of any act herein required to be made or done by Tenant, then Landlord may, but shall not be required to make such payment or do such act. Any payments made by Landlord on Tenant’s behalf shall bear interest at the lesser of (i) the rate of fifteen percent (15%) per annum or (ii) the highest non-usurious rate of interest permitted under the laws of the state in which the Building is located and shall constitute Additional Rent hereunder due and payable with the installment of Monthly Base Rent next due, but the making of such payment or the doing of such act by Landlord shall not operate to cure such Event of Default or to estop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled.

20.3 Right to Termination. If an Event of Default shall have occurred and be continuing, Landlord, at its option, may at once, or at any time thereafter, terminate this Lease by written notice to Tenant, whereupon this Lease shall end and all rights of Tenant hereunder shall expire and terminate, but Tenant shall remain liable as hereinafter provided in this Section. Upon such termination by Landlord, Tenant shall at once surrender possession of the Demised Premises to Landlord and remove all of Tenant’s effects therefrom, and Landlord may forthwith re-enter and repossess the Demised Premises and remove all persons and effects therefrom, by summary proceeding, ejectment or other legal action or by using such force as may be necessary, any notice to quit being hereby expressly waived. Landlord shall be under no liability by reason of any such re-entry, repossession or removal.

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20.4 Right to Enter. If an Event of Default shall have occurred and be continuing, Landlord may, without terminating this Lease, forthwith re-enter and repossess the Demised Premises and remove all persons and effects therefrom, by summary proceeding, ejectment or other legal action or by using such force as may be necessary and expel or remove Tenant and any other person who may be occupying the Demised Premises or any part thereof, without being liable for prosecution or any claim for any damages or liability therefor, and, if Landlord so elects, make such alterations and repairs as, in Landlord’s absolute discretion, may be necessary to relet the Demised Premises, and relet the Demised Premises or any part thereof, without notice to Tenant, for such rent and such use, and for such period of time and subject to such terms and conditions as Landlord, in its absolute discretion, may deem advisable and receive the rent therefor. Upon each such reletting, all rent received by Landlord from such reletting shall be applied, first, to the payment of any indebtedness, other than any rent or other payment due hereunder from Tenant to Landlord, including interest thereon; second, to the payment of any reasonable, direct out-of-pocket costs and expenses of such reletting, including brokerage fees, reasonable attorneys’ fees, rent concessions and the costs of such alterations and repairs; third, to the payment of any Base Rent and Additional Rent due and unpaid hereunder, together with interest thereon as herein provided; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder Tenant agrees to pay Landlord, on demand, any deficiency that may arise by reason of such reletting; provided, however, that if the Demised Premises are relet for a period that is longer than the then remaining balance of the Term, then with respect to such costs incurred in reletting the Demised Premises, the costs for which Tenant shall be responsible shall be only a fraction thereof, the numerator of which is the number of months then remaining in the balance of the Term, and the denominator of which is the total number of months in the initial term of the replacement tenant’s lease; and provided further, that if the Demised Premises is relet as part of a larger premises, then with respect to such costs incurred in reletting the Demised Premises, the costs for which Tenant shall be responsible shall be only a fraction thereof, the numerator of which is the number of rentable square feet in the Demised Premises, and the denominator of which is the total number of rentable square feet being leased pursuant to the terms of the replacement tenant’s lease. Landlord shall use commercially reasonable efforts to relet the Premises. Landlord shall not be liable for any failure to relet the Demised Premises or any part thereof or for any failure to collect any rent due upon any such reletting. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such prior default.

20.5 Extent of Liabilities. If Landlord terminates this Lease pursuant to Section 20.3 above, then subject to Section 20.4, Tenant shall remain liable for (a) Base Rent, Additional Rent and any other sums due hereunder had such termination not occurred, and any and all reasonable, direct, out-of-pocket expenses (including reasonable attorneys’ fees, disbursements and brokerage fees) incurred by Landlord in re-entering and repossessing the Demised Premises, in making good any default of Tenant, in painting, altering, repairing or dividing the Demised Premises, in protecting and preserving the Demised Premises by use of security guards and caretakers, and in any reletting of the Demised Premises, and any and all expenses which Landlord may incur during the occupancy of any new tenant, less (b) the net proceeds of any reletting until the date this Lease would have expired if it had not been so terminated. Tenant shall pay to Landlord the difference between items (a) and (b) above for each month during the Term, at the end of such month. Landlord shall be entitled to any excess with

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no credit to Tenant. Any suit brought by Landlord to enforce collection of such difference for any one month shall not prejudice Landlord’s right to enforce the collection of any difference for any subsequent month. In addition to the foregoing, and without regard to whether this Lease has been terminated, Tenant shall pay to Landlord all costs incurred by Landlord, including reasonable attorneys’ fees, with respect to any lawsuit or action instituted or taken by Landlord to enforce the provisions of this Lease. Tenant’s liability shall survive the institution of summary proceedings and the issuance of any warrant hereunder.

20.6 Liquidated Damages. If Landlord terminates this Lease pursuant to Section 20.3 hereof, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord on demand as and for liquidated and agreed final damages for Tenant’s default and in lieu of Tenant’s liability under Section 20.5 hereof beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the difference, if any, between (a) all Base Rent, Additional Rent and other sums which would be payable under this Lease from the date of such demand (or, if earlier, the date to which Tenant shall have satisfied in full its obligations under Section 20.5 above to pay current damages) for what would be the then unexpired term of this Lease in the absence of such termination (which amounts shall be discounted on a straight-line basis using a discount factor equal to the yield of the Treasury Note or Bill, as appropriate, having a maturity period approximately commensurate to the remainder of the Term), and (b) the then fair rental value of the Demised Premises. If any law shall limit the amount of such liquidated final damages to less than the amount above agreed upon, Landlord shall be entitled to the maximum amount allowable under such law. Nothing herein shall be construed to affect or prejudice Landlord’s right to prove, and claim in full, unpaid rent accrued prior to termination of this Lease.

20.7 Tenant’s Waiver. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does hereby specifically waive and surrender any and all rights and privileges, so far as is permitted by law, which Tenant and all such persons might otherwise have under any present or future law (a) to the service of any notice to quit or of Landlord’s intention to re-enter or to institute legal proceedings, which notice may otherwise be required to be given, (b) to redeem the Demised Premises, (c) to re-enter or repossess the Demised Premises, (d) to restore the operation of this Lease, with respect to any dispossession of Tenant by judgment or warrant of any court or judge, or any re-entry by Landlord, or any expiration or termination of this Lease, whether such dispossession, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease or (e) to the benefit of any law which exempts property from liability for debt or for distress for rent. The words “dispossession”, “re-enter,” “re-entry,” “re-entered,” “repossess” and “redeem” as used in this Lease shall not be deemed to be restricted to their technical legal meanings.

20.8 Right to Enjoin. In the event of any breach or threatened breach by Tenant or any persons claiming through Tenant, of any of the provisions contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right or remedy allowed at law, in equity or otherwise as if re-entry, summary proceedings or other specific remedies were not provided for in this Lease.

20.9 Landlord’s Lien. Landlord expressly waives all contractual and statutory rights of distraint, liens, and security interests in Tenant’s property.

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20.10 Remedies Cumulative. Pursuit of any of its remedies shall not preclude Landlord or Tenant from pursuing any other remedies herein or at law or in equity, nor shall pursuit of any remedy by Landlord or Tenant constitute a forfeiture or waiver of any Monthly Base Rent, Additional Rent or other sums due to such party hereunder or of any damages accruing to such party by reason of the other party’s violation of any of the covenants and provisions of this Lease. In the event of any Event of Default hereunder, regardless of what remedy Landlord elects to pursue, Landlord shall be entitled to collect all expenses incurred by Landlord in connection therewith, including but not limited to, reasonable attorneys’ fees.

20.11 Tenant’s Agent for Process. Tenant hereby appoints the person apparently in charge of the Demised Premises at the time as its agent to receive service of process for all dispossessory or restraint proceedings and notices pertaining thereto and under this Lease, and if no person is then in charge of the Demised Premises, such service or notice may be made by attaching the same to the main entrance of the Demised Premises, provided that a copy of any such proceedings or notices shall be mailed to Tenant in the manner set forth in Section 38 hereof.

20.12 No Waiver. If Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, such compromise or settlement shall not constitute a waiver of the same or any other covenant, condition or agreement set forth herein, nor of any of Landlord’s rights hereunder. Neither the payment by Tenant of a lesser amount than any sum due hereunder nor any endorsement or statement on any check or letter accompanying a check for payment of any sum due hereunder shall be deemed an accord and satisfaction unless otherwise agreed to in writing by Landlord, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of any such sum or to pursue any other remedy available to Landlord. No re-entry by Landlord and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of this Lease.

21. Utilities and Services.

21.1 Landlord to Furnish. Landlord covenants and agrees that it shall, without additional charge, furnish the following services in accordance with the standards for operation of Comparable Buildings:

(a) At least one (1) elevator subject to call at all times, including Sundays and Holidays, as such term is defined in the rules and regulations attached hereto as Exhibit E and incorporated herein (“Holidays”):

(b) Janitor and char services in Landlord’s Building standard manner, Monday through Friday of each week, except Holidays;

(c) Central heating and air-conditioning from 8:00 a.m. to 6:00 p.m. Monday through Friday and 8:00 a.m. to 1:00 p.m. Saturday of each week, except Holidays, during the seasons of the year and within temperature ranges usually furnished in Comparable Buildings;

(d) Replacement of light tubes for building standard lighting fixtures;

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(e) Restroom facilities and necessary lavatory supplies, including hot and cold running water at the points of supply, provided for general use, excluding any equipment or appliance requiring heavier than normal use of water, and routine maintenance for all public areas of the Building; and

(f) Access to the Demised Premises on a full-time, twenty-four-hour basis, subject to such reasonable regulations as Landlord may impose from time to time for security purposes.

21.2 Charges to Tenant. Overtime HVAC services will be provided upon Tenant’s request and will be charged to Tenant (which costs are equal to Fifty and No/100 Dollars ($50.00) per hour/per floor for the first Lease Year, and which costs shall be increased to reflect increased costs of HVAC services), so long as Tenant gives Landlord two (2) business days’ prior notice for after hour service on a Saturday, Sunday or Holiday. For purposes of this Section, normal business hours shall be deemed to be 8:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m. Saturday, except Holidays (the “Normal Business Hours”).

21.3 Repairs; Interruptions. Landlord reserves the right to interrupt, curtail, stop or suspend (i) the furnishing of heat and air conditioning, electrical services, elevator, janitor and char services and (ii) the operation of the water and sewer systems, when necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements which in the reasonable judgment of Landlord are desirable or necessary to be made, or in the event of difficulty or inability in securing supplies or labor, by Landlord, or any other cause, whether such other cause be similar or dissimilar to those hereinabove specifically mentioned, until said cause has been removed. There shall be no diminution or abatement of Base Rent, Additional Rent or other compensation due from Tenant to Landlord hereunder except as otherwise expressly set forth in this Lease, and Landlord shall have no responsibility or liability for any such interruption, curtailment, stoppage or suspension of services or systems as in this Section above provided, except that Landlord shall exercise reasonable diligence to eliminate the cause of same. In the event of Landlord’s failure or inability to comply with its obligations under Section 21.1 above, if all or at least fifty percent (50%) of the Demised Premises is rendered unusable by Tenant for a continuous period of seven (7) consecutive business days after Tenant gives Landlord written notice thereof as a result of a failure or inability of Landlord to comply with Landlord’s obligations under Section 21.1 above, then, and provided such failure or inability was not caused by the negligence or willful misconduct of Tenant or any of Tenant’s Agents, Tenant shall be entitled to an abatement of the Base Rent hereunder with respect to the portion of the Demised Premises that is unusable for the period beginning on the day after such seven (7) business day period ends (or any such earlier date to the extent Landlord receives rent loss insurance proceeds therefor) and continuing until the use of the Demised Premises is restored to Tenant.

21.4 Tenant’s Obligation. Any failure by Landlord, in accordance with Section 21.3 hereof, to furnish the foregoing services shall not render Landlord liable in any respect for damages to either person or property, nor be construed as an eviction, actual or constructive, of Tenant, nor cause an abatement of Base Rent, Additional Rent or other sums payable by Tenant hereunder, nor relieve Tenant from Tenant’s obligations hereunder. If the Building’s equipment or machinery should cease to function properly, Landlord shall use

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reasonable diligence to repair such equipment as quickly as is commercially reasonable under the circumstances, and Tenant shall have no claim for damages or for abatement, reduction, setoff or rebate of Base Rent, Additional Rent or other sums payable by Tenant hereunder, because of any resulting interruption in service except as otherwise expressly set forth in this Lease.

21.5 Governmental Requirements. If any public utility or governmental body shall require Landlord or Tenant to restrict the consumption of any utility or reduce any service to the Demised Premises or the Building, Landlord and Tenant shall comply with such requirements whether or not the utilities and services referred to in this Section are thereby reduced or otherwise affected, without any abatement, reduction, setoff, rebate or adjustment of the Base Rent, Additional Rent or other sums payable by Tenant hereunder.

21.6 Access. Landlord and its agents shall be permitted access to the Demised Premises at any time in case of any emergency and at reasonable hours and upon reasonable prior notice (except in the event of an emergency, in which event only such notice as shall be practicable under the circumstances shall be necessary) to install or service facilities within or through the Demised Premises in order to provide to other tenants of the Building the services and utilities referred to in this Section, to make repairs required or permitted to be made by Landlord or to make repairs to Landlord’s adjoining property. During the course of any such installation, service or repairs, Landlord may store within the Demised Premises all necessary materials, tools, supplies and equipment, so long as such storage does not unreasonably interfere with Tenant’s business. In connection with any entry into the Demised Premises, Landlord and Landlord’s representatives shall be accompanied by a representative of Tenant (except in cases of emergency or in cases where Tenant fails to identify and make available such representative on the date of such entry) and Landlord shall reasonably endeavor to minimize the disruption to Tenant’s use of the Demised Premises, shall reasonably endeavor to give Tenant at least twenty- four (24) hours’ advance telephonic notice of such entry (except in the event of an emergency) and shall reasonably endeavor to conduct such entry only during normal working hours (except in the event of an emergency).

22. Insurance.

22.1 Liability Insurance. Tenant, at Tenant’s sole expense, shall carry and keep in full force and effect at all times during the Term for the protection of Landlord and Tenant: (i) commercial general liability insurance with limits for each occurrence and for each separate injury, and property damage insurance, in the amount of Three Million Dollars ($3,000,000) combined single limit, with an approved insurance company and deliver to Landlord a copy of said policy or certificate showing the same to be in full force and effect; (ii) automobile liability insurance in the amount of not less than $1,000,000 per accident and insuring any auto operated on behalf of the Tenant, whether such auto be owned, hired, or non-owned by the Tenant.; (iii) worker’s compensation and employer’s liability insurance in form and amounts required by law; (iv) such other insurance and in such amounts as may reasonably be required by any holder of a deed of trust or mortgage encumbering the Building; and (v) such other insurance with respect to the Demised Premises and in such amounts as Landlord from time to time reasonably requests against such other insurable hazards which at the time in question are commonly insured against in the case of property similar to the Demised Premises in Comparable Buildings.

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22.2 Tenant’s Property Insurance. Tenant, at Tenant’s expense, shall further carry a policy of fire and extended coverage insurance covering all of Tenant’s Personal Property in the Demised Premises for not less than the full insurable value of such Personal Property. All proceeds of such insurance shall be used to repair or replace the Tenant’s Personal Property.

22.3 Policy Requirements. Said public liability and property damage insurance policies and any other insurance policies carried by Tenant with respect to the Demised Premises shall (i) be issued in form reasonably acceptable to Landlord by good and solvent insurance companies of recognized responsibility qualified to do business in the jurisdiction in which the Building is located, “A” rated by national rating organizations and reasonably satisfactory to Landlord; (ii) designate as additional insureds the Landlord, the Management Agent of the Building, and any other parties in interest from time to time designated in writing by notice from Landlord to Tenant; (iii) provide for thirty (30) days’ prior written notice to Landlord of any cancellation or other expiration of such policy or any defaults thereunder; and (iv) contain an express waiver of any right of subrogation by the insurance company against Landlord. Originals or duplicates of such policies shall be delivered to Landlord, and the holder of any deed of trust or mortgage encumbering the Building, at the time of commencement of the Term and thereafter not less than thirty (30) days prior to the expiration dates of any such policies theretofore furnished pursuant to this Section.

22.4 No Risk Increase. Tenant will not conduct or permit to be conducted any activity, or place any equipment in, on or about the Demised Premises, which will in any way increase the rate of fire insurance or other insurance on the Building. If any increase in the rate of fire insurance or other insurance is stated by any insurance company or by the applicable insurance rating bureau to be due to activity or equipment in or about the Demised Premises, such statement shall be conclusive evidence that the increase in such rate is due to such activity or equipment and, as a result thereof, Tenant shall be liable for such increase and shall reimburse Landlord therefor upon demand therefor by Landlord.

22.5 Beginning on the date of this Lease and at all times thereafter during the term of this Lease, Landlord shall maintain insurance coverage for the Building in forms and amounts that are usual and customary for landlords in the Northern Virginia market.

23. Waiver of Subrogation. Notwithstanding anything in this Lease to the contrary, each party hereto hereby releases the other party, its agents and employees, to the extent of the releasing party’s actual recovery under its insurance policies, from any and all liability for any loss or damage which may be inflicted upon the property of such party, notwithstanding that such loss or damage shall have arisen out of the fault or negligence of the other party, its agents or employees. Both parties shall secure waiver of subrogation endorsements from their respective insurance carriers as to the other party for all insurance maintained with respect to the Demised Premises or the Building.

24. Property at Tenant’s Risk. It is understood and agreed that all personal property in the Demised Premises, of whatever nature, whether owned or leased by Tenant or any other person, shall be and remain at Tenant’s sole risk and Landlord shall not assume any liability or be liable for any damage to or loss of such personal property, arising from the bursting, overflowing or leaking of the roof or of water, sewer or steam pipes, or from heating or plumbing fixtures or from the handling of electric wires or fixtures or from any other cause whatsoever.

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25. Assignment and Subletting.

25.1 Consent Required. Tenant shall not assign, transfer, mortgage, pledge or otherwise encumber this Lease or all or any of Tenant’s rights hereunder or interest herein, or sublet, rent or permit anyone to occupy the Demised Premises, or any part thereof, without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. The prohibition against assignment or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law where Landlord’s prior consent is required. Any attempted assignment, transfer, mortgaging, pledging or other encumbering of this Lease or any of Tenant’s rights hereunder and any attempted subletting or grant of a right to use or occupy the Demised Premises in violation of the provisions of the immediately preceding sentence shall be null and void.

25.2 Change of Controlling Interest in Tenant. If Tenant is a partnership, any dissolution of Tenant, or any withdrawal or change (whether voluntary, involuntary or by operation of law) of partners owning a controlling interest in Tenant, shall be deemed a voluntary assignment of this Lease and subject to the provisions of this Section. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, the sale, transfer, pledge or other disposition in any single transaction or cumulatively during the Term, of a controlling interest of the issued and outstanding stock of Tenant, or the issuance of additional stock which results in a change or transfer of a controlling interest of the issued and outstanding capital stock of Tenant shall be deemed a voluntary assignment of this Lease and subject to the provisions of this Section. The preceding sentence, however, shall not apply to corporations the stock of which is traded through a national or regional exchange or over-the-counter.

25.3 Notwithstanding anything contained in this Section 25 to the contrary, provided Tenant is not in default hereunder beyond any applicable cure periods, Tenant may, upon at least fifteen (15) days prior written notice to Landlord but without Landlord’s prior written consent and without being subject to Landlord’s rights and Tenant’s obligations set forth in Sections 25.5 and 25.6 below, assign or transfer its entire interest in this Lease or sublease the entire Demised Premises (but not a portion thereof): to (i) a corporation or other business entity (herein sometimes referred to as a “successor corporation”) into or with which Tenant shall be merged or consolidated, or to which substantially all of the assets or stock of Tenant may be transferred, or (ii) a corporation or other business entity (herein sometimes referred to as a “related corporation”) controlling, controlled by or under common control with Tenant, provided that such successor corporation or related corporation shall have a net worth (which shall be determined on a pro forma basis using generally accepted accounting principles consistently applied and using the most recent financial statements) and creditworthiness (e.g. assets and capitalization) at least equal to or greater than the net worth and credit worthiness of Tenant immediately prior to such merger, consolidation, reorganization, or sale of stock (in the case of a successor corporation) or immediately prior to such assignment, transfer or sublease (in the case of a related corporation), and provided that the successor corporation or related corporation shall assume in writing all of the obligations and liabilities of Tenant under this Lease. In the event of any such assignment or subletting, Tenant shall remain fully liable as a

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primary obligor for the payment of all rent and other charges required hereunder and for the performance of all obligations to be performed by Tenant hereunder. A transfer to a successor corporation or related corporation that meets the applicable qualifications set forth above shall sometimes be referred to hereinafter as a “Permitted Transfer” and the successor corporation that meets the applicable qualifications above shall sometimes be referred to hereinafter as a “Permitted Transferee.” “Control” shall mean, with respect to a corporation, the right to exercise, directly or indirectly, fifty percent (50%) or more of the voting rights attributable to voting stock of the controlled corporation, and, with respect to an entity that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity. The verb “Control” and correlative forms, such as “Controls,” “Controlled” and “Controlling” shall have corresponding meanings.

25.4 Tenant’s Notice. If, at any time during the Term, Tenant desires to transfer, assign or sublet all or part of the Demised Premises and Landlord’s consent is required therefor, in connection with Tenant’s request to Landlord for Landlord’s consent thereto, Tenant shall give notice to Landlord in writing (“Tenant’s Request Notice”) of the identity of the proposed assignee or subtenant, if any, and its business, the terms of the proposed assignment or subletting, if any, the commencement date of the proposed assignment or subletting, if any (the “Proposed Sublease Commencement Date”), and the area proposed to be assigned or sublet (the “Proposed Sublet Space”), or, if available at such time, a copy of the proposed sublease or assignment agreement. Tenant shall also transmit therewith the most recent financial statement or other evidence of financial responsibility of such assignee or subtenant and a certification executed by Tenant stating whether or not any premium or other consideration is being paid for the proposed assignment or sublease. Nothing stated herein shall require Tenant to have a specific subtenant or assignee at the time Tenant gives Tenant’s Request Notice. Landlord agrees to approve or disapprove any proposed sublease or assignment within fifteen (15) days after Landlord’s receipt of Tenant’s request therefor and all other documentation required to be delivered to Landlord in connection therewith. If Landlord fails to respond to Tenant within such fifteen (15) day period and Landlord also fails to respond to Tenant within five (5) days after Landlord’s receipt of a second written request for Landlord’s approval, which second request states in bold capital letters that the request will be deemed approved in accordance with Section 25 of the Lease if Landlord fails to respond in five (5) days, then Landlord shall be deemed to have approved such sublease or assignment.

25.5 Landlord’s Election. Solely with respect to assignments and subleases for which Landlord’s consent is required, Landlord shall have the right, within fifteen (15) days after receipt of the Tenant’s Request Notice, to elect (i) to sublet the Demised Premises from Tenant at the Monthly Base Rent then being paid by Tenant for the Demised Premises but, in the case of a sublet of a portion of the Demised Premises, that portion thereof which Tenant proposes to sublease by a proportionate reduction in the rent as hereinafter set forth; (ii) to terminate this Lease, effective thirty (30) days after notification thereof, in its entirety, if Tenant intends to sublet or assign all of the Demised Premises but, if Tenant proposes to sublet a portion of the Demised Premises, to terminate this Lease only with respect to such portion of the Demised Premises; or (iii) to consent to the sublease or assignment, subject, however, to the provisions of Section 25.1 hereof when the Tenant has not specifically identified the prospective subtenant or assignee, in which event Tenant shall continue to pay Rent as provided for herein; or (iv) to (not unreasonably) withhold its consent to the sublease or assignment. Upon exercise

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by Landlord of either of the options set forth in subclauses (i) or (ii) above, Tenant shall have up to fifteen (15) days after Tenant’s receipt of written notice of Landlord’s election to notify Landlord in writing that Tenant has elected to not enter into the sublease or assignment and Landlord shall not exercise its rights pursuant to this Section 25, and if Tenant fails to timely so notify Landlord, then Tenant shall surrender the Demised Premises or such portion thereof, as the case may be, to Landlord on the proposed sublease commencement date (but in no event sooner than thirty (30) days after Landlord’s receipt of the Tenant’s Request Notice), and thereafter the Rent to be paid by Tenant hereunder shall equal the amount determined by multiplying the Rent times a fraction, the numerator of which is such total of the square foot area remaining in the possession of Tenant, and the denominator of which is the total square foot area of the Demised Premises on the date hereof The cost of any construction required to permit the operation of the Proposed Sublet Space separate from the balance of the Demised Premises shall be split equally by Landlord and Tenant and the portion paid by Tenant to Landlord shall be deemed additional rent hereunder. If the Proposed Sublet Space constitutes the entire Premises and Landlord elects to terminate this Lease, then Tenant shall tender the Proposed Sublet Space to Landlord, and this Lease shall terminate, on the Proposed Sublease Commencement Date.

25.6 Excess Rental. If any sublease, assignment or other transfer (whether by operation of law or otherwise) provides that the subtenant, assignee or other transferee thereunder is to pay any amount in excess of the rental and other charges due under this Lease, whether such excess be in the form of an increased monthly or annual rental, a lump sum payment, payment for the sale, transfer or lease of Tenant’s fixtures, leasehold improvements, furniture and other personal property, or any other form (and if the subleased or assigned space does not constitute the entire Demised Premises, the existence of such excess shall be determined on a pro rata basis), Landlord shall be paid one-half ( 1/2) of any such net excess or other premium applicable to the sublease (after deducting Tenant’s costs of subleasing the Demised Premises or assigning the Lease, including brokerage fees, tenant improvements, abatements, and similar inducements or expenses (but expressly excluding costs due to vacancy periods), assignment or other transfer. Any such premium shall be paid by Tenant to Landlord as additional rent upon such terms as shall be specified by Landlord and in no event later than thirty (30) days after any receipt thereof by Tenant. Landlord shall have the right to inspect and audit Tenant’s books and records relating to any sublease, assignment or other transfer. Any sublease, assignment or other transfer shall, at Landlord’s option, be effected on forms supplied or reasonably approved by Landlord. Tenant covenants and agrees to provide Landlord with statements, as periodically requested by Landlord, stating the amount of rent received by Tenant from its subtenants) during such period.

25.7 Costs. Tenant agrees to pay to Landlord as additional rent hereunder the actual out-of-pocket costs (including reasonable attorneys’ fees) incurred by Landlord in connection with any request by Tenant for Landlord to give its consent to any assignment, transfer, mortgage, encumbrance, or subletting by Tenant.

25.8 No Waiver. The consent by Landlord to any assignment, subletting or occupancy shall not be construed as a waiver or release of Tenant from liability for the performance of any covenant or obligation to be performed by Tenant under this Lease. If this Lease is assigned, or if all or any part of the Demised Premises is sublet, during the pendency of an Event of Default, Landlord may and is hereby empowered to collect Rent from such assignee

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or subtenant to apply the net amount collected to the Rent herein received. The collection or acceptance of rent from any assignee, subtenant or occupant shall not constitute a waiver or release of Tenant from any of its liabilities or obligations under this Lease or the acceptance of such subtenant or assignee. Landlord’s consent to any assignment, subletting or occupancy shall not be construed as relieving Tenant or any assignee, subtenant or occupant from the obligation of obtaining Landlord’s prior written consent to any subsequent assignment, subletting or occupancy where Landlord’s consent is required. For any period during which an Event of Default exists hereunder, Tenant hereby assigns to Landlord the rent due from any assignee, subtenant or occupant of Tenant and hereby authorizes each such assignee, subtenant or occupant to pay said rent directly to Landlord.

25.9 Tenant’s Liability. In the event of any assignment of this Lease made with Landlord’s consent, Tenant shall remain liable for the performance of all of the terms, conditions and covenants of this Lease and will require any assignee to execute and deliver to Landlord an assumption of liability agreement in form satisfactory to Landlord, including an assumption by the assignee of all of the obligations of Tenant and the assignee’s ratification of and agreement to be bound by all of the provisions of this Lease.

26. Signs. No sign, advertisement or notice shall be inscribed, painted, affixed or displayed on the windows or exterior walls of the Demised Premises or on any public area of the Building, except the directories and the office doors, and then only in such places, numbers, size, colors and styles as are reasonably approved by Landlord and which conform to all applicable laws and/or ordinances. Any and all permitted signs shall be installed and maintained by Landlord at Tenant’s sole expense. Landlord shall, at all times, have the right to remove any sign, advertisement or notice which is placed without Landlord’s prior written consent. Tenant shall be liable for any and all reasonable, direct out-of-pocket expenses incurred by Landlord in connection with such removal.

27. Rules and Regulations. Tenant shall at all times comply with the rules and regulations set forth in Exhibit E attached hereto and incorporated herein and with any additions thereto and modifications thereof adopted from time to time by Landlord, provided that (i) any such amendment shall not increase Tenant’s monetary obligations hereunder or cause Tenant to incur significant additional costs or adversely affect the rights expressly granted to Tenant hereunder or Tenant’s use and enjoyment of the Demised Premises, (ii) Tenant shall be given written notice of such amendment at least thirty (30) days before it takes effect, and (iii) if there is any inconsistency between this Lease and the revised rules and regulations, this Lease shall control. Each such rule or regulation shall be deemed to be a covenant of this Lease to be performed and observed by Tenant In the event of a conflict between the provisions of the Lease and the Rules and Regulations, the Lease shall control. Landlord shall (a) not discriminate against Tenant in enforcing the Rules and Regulations; and (b) exercise its judgment in good faith in any instance providing for the exercise of its judgment in the Rules and Regulations.

28. Landlord Access. Landlord and its agents may, upon reasonable prior notice to Tenant, enter the Demised Premises at reasonable hours to exhibit the same to prospective purchasers, mortgagees or tenants, to inspect the Demised Premises to see that Tenant is complying with all its obligations hereunder, and to make such repairs required of Landlord under the terms hereof or to make repairs to any adjoining property of Landlord; provided that,

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Landlord and its agents may enter the Demised Premises at any time in case of an emergency. Notwithstanding anything to the contrary contained in this Lease, if Landlord or any of Landlord’s Agents shall enter the Demised Premises to make repairs or for any other purpose permitted herein, during the Normal Business Hours, Landlord shall use its best efforts to minimize any interference with Tenant’s business.

29. Subordination.

29.1 Automatic Subordination. This Lease is subject and subordinate to the lien of any and all mortgages (which term “mortgages” shall include both construction and permanent financing and shall include deeds of trust and similar security instruments) and ground or other underlying leases (“ground leases”) which may now or hereafter encumber or otherwise affect the Land or the Building, or Landlord’s leasehold therein, as well as the obligation to pay any and all renewals, extensions, modifications, recastings or refinancings thereof, provided, however, that in the event the mortgagee under any such mortgage or ground lessor under any such ground lease shall require this Lease to be superior and paramount to such mortgage or ground lease, Tenant, upon request therefor, shall execute and deliver any instruments required for such purpose, within ten (10) business days after receipt of such documents by Tenant.

29.2 Instruments of Subordination. This Section shall be self-operative and no further instruments of subordination need be required by any mortgagee, trustee or ground lessor. Nevertheless, if requested by Landlord, Tenant shall promptly execute any certificate or other document specified by Landlord in confirmation of this subordination. Tenant shall execute any such certificate or document within ten (10) business days after receiving it. Tenant agrees that, if any proceedings are brought for the foreclosure of any such mortgage, Tenant, if requested to do so by the purchaser at the foreclosure sale or by deed in lieu of foreclosure, shall attorn to the purchaser, shall recognize the purchaser as Landlord under this Lease, and shall make all payments required hereunder to such new Landlord without deduction or setoff. Tenant waives the provisions of any law or regulation, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event any such foreclosure, termination or other proceeding is prosecuted or completed. Within ten (10) business days after request by such purchaser, Tenant shall execute and deliver an instrument or instruments confirming its attornment. Notwithstanding anything to the contrary, Landlord shall use commercially reasonable efforts to obtain a subordination, non-disturbance and attornment agreement from the current and all future mortgagees in form and substance reasonably acceptable to the Tenant.

30. Estoppel Certificate; Financial Statements.

30.1 Estoppel Certificate. Tenant shall, without charge, at any time and from time to time, within ten (10) business days after receipt of written request therefor, by Landlord, ground lessor, if any, the holder of any indebtedness secured by the Land or Building, any purchaser or prospective purchaser of the Land or Building or any person designated in writing by Landlord, execute, acknowledge and deliver to such requesting party a written estoppel certificate confirming, as of the date of such estoppel certificate, the following: (a) whether or not Tenant is in possession of the Demised Premises; (b) to Tenant’s knowledge, whether or not

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this Lease is unmodified and in full force and effect (or, if there has been a modification, that the Lease is in full force and effect as modified and setting forth such modifications); (c) that the Term has commenced and the full rental is now accruing; (d) the amounts of Monthly Base Rent and Additional Rent currently due and payable by Tenant; (e) that Tenant has accepted possession of the Demised Premises and is currently operating its business therein; (f) that any improvements required by the Lease have been made by Landlord to the satisfaction of Tenant; (g) to Tenant’s knowledge, whether or not there are then existing any set-offs, charges, liens, claims or defenses against the enforcement of any right hereunder, including Base Rent, Additional Rent or other charges due (and, if so, specifying the same in detail); (h) that no Monthly Base Rent (except the first installment thereof) has been paid more than thirty (30) days in advance of its due date; (i) that Tenant has no knowledge of any then uncured defaults by Landlord of its obligations under this Lease (or, if Tenant has such knowledge, specifying the same in detail); (j) that Tenant is not in default hereunder; (k) that the address to which notices to Tenant should be sent is as set forth in the Lease (or, if not, specifying the correct address); and (l) any other statements of fact reasonably requested by Landlord. Any statement delivered pursuant to this Section may be relied on by an owner of the Building or of the Land, any prospective purchaser of the Building or of the Land, any ground lessor or prospective ground lessor, any mortgagee or prospective mortgagee of the Building, of the Land or of Landlord’s interest therein, or any prospective assignee of such mortgagee.

30.2 Attorney-in-Fact. Tenant constitutes and appoints Landlord as Tenant’s attorney-in-fact to execute a tenant estoppel certificate including the matters described in clauses (a) through (k) of Section 30.1 on behalf of Tenant if Tenant does not execute such certificate within ten (10) business days after receipt of request of Landlord.

30.3 Financial Statements. Tenant covenants and agrees that at any time within thirty (30) days after receipt of written notice and demand by Landlord, Tenant shall furnish to Landlord certified financial statements as of the end of Tenant’s last calendar year and Tenant consents to the delivery of same by Landlord to lenders or prospective lenders or purchasers of all or part of the Building or the Land or of any interest in the deed of trust encumbering the Building or the Land.

31. [Intentionally Deleted].

32. Surrender and Hold-Over.

32.1 Surrender. Tenant shall peaceably surrender the Demised Premises to Landlord on the expiration or earlier termination of this Lease, in broom-clean condition and in as good condition as when Tenant took possession, including, without limitation, the repair of any damage to the Demised Premises caused by the removal of any of Tenant’s Personal Property except for reasonable wear and tear and loss by fire or other casualty and maintenance and repairs for which Landlord is responsible.

32.2 Hold-Over. If Tenant shall not immediately surrender the Demised Premises, on the day after the end of the Term, then Tenant shall, by virtue of this Lease, become a tenant at sufferance at a monthly rental equal to one hundred and fifty percent (150%) of the Monthly Base Rent and Additional Rent due under the terms of this Lease, commencing said

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monthly tenancy with the first day next after the end of the Term. Tenant, as a tenant at sufferance, shall be subject to all of the conditions and covenants of this Lease (including payment of Additional Rent) as though the tenancy had originally been a monthly tenancy. Each party hereto shall give to the other at least thirty (30) days’ written notice to quit the Demised Premises, except in the event of nonpayment of Monthly Base Rent or of Additional Rent when due, or of the breach of any other covenant by the Tenant, in which event, Tenant shall not be entitled to any notice to quit, the usual thirty (30) days’ notice to quit being expressly waived; provided, however, that in the event that Tenant shall hold over after expiration or earlier termination of the Term and if Landlord shall desire to regain possession of the Demised Premises promptly at such expiration or termination, then at any time prior to the acceptance of the rent by Landlord from Tenant, as a tenant at sufferance, Landlord, at its election or option, may re-enter and take possession of the Demised Premises forthwith, without process, or by any legal action or process in force in the jurisdiction in which the Building is located.

33. Quiet Enjoyment. Landlord warrants that it has the right to make this Lease for the Term and that, if Tenant pays the Monthly Base Rent, Additional Rent and all other sums provided for herein, performs all of its obligations provided for hereunder and observes all of the other provisions hereof, Landlord shall take all necessary and reasonable steps to secure and maintain for the benefit of Tenant, and Tenant shall at all times during the Term peaceably and quietly have, hold and enjoy the Demised Premises, without interruption or disturbance from Landlord, or anyone claiming through or under Landlord, subject to the terms hereof.

34. Certain Rights Reserved by Landlord. Landlord shall have the following rights, exercisable without notice and without liability to Tenant for damage or injury to property, person or business and without effecting any eviction, constructive or actual, or disturbance of Tenant’s use or possession of the Demised Premises or giving rise to any claim for set-off or abatement of Monthly Base Rent, Additional Rent or other sums payable by Tenant hereunder:

(a) To change the Building’s name or street address, provided that Landlord shall reimburse Tenant for the reasonable costs of replacing a reasonable amount of Tenant’s stationery;

(b) To approve all signage for the exterior or interior of the Building, to approve the location of said signage, and to install, affix and maintain any and all signs on the exterior or interior of the Building;

(c) To decorate or to make repairs, alterations, additions or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter the Demised Premises and, during the continuance of any such work, to temporarily close doors, entryways, common or public spaces and corridors in the Building and to interrupt or temporarily suspend Building services and facilities, all without affecting any of Tenant’s obligations hereunder, so long as the Demised Premises are reasonably accessible and such work does not materially affect the operation of Tenant’s business;

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(d) To grant to anyone the exclusive right to conduct any business or render any service in the Building, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted herein;

(e) To retain absolute dominion and control over all common or public space within the Building, including, without limitation the right to alter, relocate, reconfigure and reduce such space, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted herein.

(f) To relocate any parking areas designated for Tenant’s use and any access roads, provided such right shall not operate to exclude Tenant from the use expressly permitted herein;

(g) To erect, use and maintain pipes and conduits in and through the Demised Premises; provided that such changes (i) are performed during other than business hours, except in the event of an emergency, (ii) are performed at Landlord’s sole cost and expense, (iii) do not result in more than a de-minimis reduction in the rentable square footage of the Demised Premises or materially and adversely interfere with Tenant’s use or occupancy of the Demised Premises, and (iv) to the extent reasonably practicable, are installed behind the walls, under the floors, or above the ceilings;

(h) To designate and approve, prior to installation, all window shades, blinds, drapes, awnings, window ventilation, lighting and other similar equipment to be installed by Tenant that may be visible from the exterior of the Building;

(i) To use and/or lease all or any part of the roof, the sidewalks and other exterior areas of the Building; and

(j) To resubdivide the Land or to combine the Land with other lands, and in connection therewith or otherwise, to subject the Land to office park covenants, conditions and restrictions, and this Lease shall be subject and subordinate to all such covenants, conditions and restrictions now or hereafter imposed.

35. Landlord’s Successors. Landlord, and any successor or affiliate of Landlord, may freely sell, assign or otherwise transfer all or any portion of its interest under this Lease or in the Demised Premises, the Building or the Land, and in the event of any such sale, assignment or other transfer, the party originally executing this Lease as Landlord, and any successor or affiliate of such party, shall without further agreement between Landlord and Tenant or between Landlord and/or Tenant and the person who is the purchaser, assignee or other transferee of Landlord, be relieved of any and all of its obligations under this Lease, and Tenant shall thereafter be bound to such purchaser, assignee or other transferee as the case may be, with the same effect as though the latter had been the original Landlord hereunder, provided that the purchaser, assignee or other transferee assumes and agrees to carry out all the obligations of Landlord hereunder, and provided, further, that the purchaser, assignee or other transferee recognizes the interest of Tenant hereunder.

36. Relocation of Tenant. It is understood and agreed that Landlord shall have the right, at its sole cost and expense, to relocate Tenant to other reasonably comparable premises

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within the Building as Landlord deems necessary or advisable (“Comparable Space”), provided that (i) Landlord shall pay the reasonable and actual costs to move Tenant’s moveable fixtures, furniture and equipment into the Comparable Space, (ii) the square footage of the Comparable Space shall not be less than ninety percent (90%) of the square footage of the Premises unless Tenant agrees otherwise, and (iii) upon occupancy of the Comparable Space, Base Rent and Additional Rent payable under this Lease shall be adjusted to reflect the square footage of the Comparable Space as set forth in an Architect’s Certificate for the Comparable Space, provided that in no event shall the Base Rent and Additional Rent for the Comparable Space exceed the Base Rent and Additional Rent for the Demised Premises. Landlord shall provide written notice to Tenant of relocation no less than sixty (60) days prior to such relocation, and Tenant shall relocate to the Comparable Space within ten (10) business days following Landlord’s notice to Tenant that the Comparable Space is ready for occupancy. Tenant agrees to execute within ten (10) days of Landlord’s request, a modification of this Lease documenting the change to the Comparable Space and the adjustments in Base Rent and Additional Rent. All other terms and conditions of this Lease shall remain unchanged. In the event Tenant fails or refuses to relocate at the end of the aforesaid sixty (60)-day period, Landlord may terminate this Lease by giving Tenant ten (10) days written notice of termination.

37. Attorneys’ Fees; Homestead. If any Monthly Base Rent, Additional Rent or other sums owing under this Lease are collected by or through an attorney as a result of any default by Tenant that continues beyond applicable notice and cure periods, Tenant agrees to pay the reasonable fees of such attorney. Tenant waives all homestead rights and exemptions which it may have under any law as against any obligation owing under this Lease and assigns same to Landlord. If, as a result of any default of Landlord or Tenant in its performance of any of the provisions of this Lease, the other party uses the services of an attorney in order to secure compliance with such provisions or recover damages therefor, or to terminate this Lease or evict Tenant, the non-prevailing party shall reimburse the prevailing party upon demand for any and all reasonable attorneys’ fees and expenses so incurred by the prevailing party.

38. Notices. All communications and notices required or desired to be given by either party to the other shall be addressed and sent, certified or registered mail, return receipt requested, postage prepaid or personally delivered by overnight mail or courier as follows:

if to Landlord:

8180 Greensboro, L.L.C.

c/o Clover Management Corporation

8200 Greensboro Drive, Suite 1500

McLean, Virginia 22102

Attention: Director, Property Management

if to Tenant prior to the Rent Commencement Date:

CVENT, Inc.

200 North Glebe

Suite 200

Arlington, Virginia 22203

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if to Tenant after the Rent Commencement Date:

Suite

8180 Greensboro Drive

McLean, Virginia 22102

Either party may, by like written notice, designate a new address to which such notices shall be directed, Such communications or notices shall be deemed received by the party to whom addressed one day following the date shown on the said certificate or registered mail receipt as having been delivered or on the date personally delivered, whichever first occurs.

39. Remedies Cumulative; No Waiver. All rights and remedies given herein and/or by law or in equity to Landlord are separate, distinct and cumulative, and no one of them, whether exercised by Landlord or not, shall be deemed to be in exclusion of any of the others. No failure of Landlord to exercise any power given Landlord hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord’s right to demand exact compliance with the terms hereof. Receipt by Landlord of any Monthly Base Rent, Additional Rent or other sums payable hereunder with knowledge of the breach of any provisions hereof shall not constitute a waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless made in writing.

40. Modification. This Lease, including any Addenda and Exhibits hereto, is intended by the parties as the final expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein. No course of prior dealings between the parties or their affiliates shall be relevant or admissible to determine the meaning of any of the terms of this Lease. No representations, understandings or agreements have been made or relied upon in the making of this Lease other than those specifically set forth herein. This Lease can only be modified by a writing signed by all of the parties hereto or their duly authorized agents.

41. Modification Due to Financing. If, in connection with obtaining temporary, construction or permanent financing or refinancing for the Building or the Land, any lender shall request modifications of this Lease as a condition to such financing or refinancing, Tenant will execute, acknowledge and deliver any such modification to Landlord within ten (10) business days after Tenant’s receipt thereof, provided such modification does not increase the financial obligations of Tenant hereunder or adversely affect in a material manner Tenant’s use or operation of the Demised Premises as herein provided.

42. Waiver of Jury Trial. Tenant and Landlord each hereby waives all rights to a trial by jury in any claim, action, proceeding or counterclaim brought by either party against the other on any matters arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Demised Premises and/or any claim of injury or damage. Landlord and Tenant each hereby waives any objection to the venue of any action filed by either party in any court situated in the county in which the Building is located, and each party further waives any right, claim or power, under the doctrine of forum non conveniens or otherwise, to transfer any such action filed by any party in any such court to any other court.

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43. Force Majeure. Neither Landlord nor Tenant shall be required to perform any of its obligations under this Lease (other than Tenant’s obligation to pay rent), nor be liable for loss or damage for failure to do so, nor shall Tenant thereby be released from any of its obligations under this Lease, where such failure arises from or through acts of God, strikes, lockouts, labor difficulties, explosions, sabotage, accidents, riots, civil commotions, acts of war, results of any warfare or warlike conditions in this or any foreign country, fire and casualty, legal requirements, energy shortage, or causes beyond the reasonable control of the non-performing party.

44. No Option. The submission of this Lease for examination does not constitute a reservation of or option for the Demised Premises, and this Lease becomes effective only upon execution and delivery thereof by Landlord and the approval of this Lease by the permanent and/or construction mortgagees of the Land and the Building.

45. Gender; Assigns and Successors; Joint and Several Liability. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural may be substituted for the singular number, in any place or places herein in which the context may require such substitution or substitutions. The term “Landlord” as used herein means only the owner for the time being of the Landlord’s interest in this Lease; and, in the event of the sale, assignment or transfer by such owner of the Landlord’s interest in this Lease, such owner shall thereupon be released and discharged of all covenants and obligations of Landlord hereunder thereafter accruing. Except as provided for in the preceding sentence, all of the covenants, agreements, terms, conditions, provisions and undertakings in this Lease shall inure to the benefit of, and shall extend to and be binding upon, the parties hereto and their respective heirs, executors, legal representatives, successors and assigns, to the same extent as if they were in every case named and expressed. In the event that this Lease is executed by more than one party as Tenant, the liability of such parties shall be deemed to be joint and several for all purposes hereunder.

46. Severability. Each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

47. Time is of the Essence. Time is of the essence with respect to each of Landlord’s and Tenant’s obligations contained in this Lease.

48. Limitation on Landlord Liability.

48.1 Liability Standard. Landlord shall not be liable to Tenant or any other individual or entity for any damage, loss or claim whatsoever, except damages, losses and claims that are the direct result of Landlord’s negligence or willful misconduct; however, in no event shall Landlord be liable for consequential damages.

48.2 Limitation on Total Liability. Notwithstanding any provision to the contrary contained herein, Tenant and Tenant’s Agents shall look solely to the estate and

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property of Landlord in and to the Land and the Building (including rents, and any undistributed insurance proceeds that were not applied as required by this Lease, condemnation awards, and proceeds resulting from a sale of the Building) in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant, Tenant’s use of the Demised Premises, and/or any claim of injury or damage, and Tenant agrees for itself and Tenant’s Agents that the liability of Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant, Tenant’s use of the Demised Premises and/or any claim of injury or damage, shall be limited to such estate and property of Landlord in and to the Land and the Building (including rents, and any undistributed insurance proceeds that were not applied as required by this Lease, condemnation awards, and proceeds resulting from a sale of the Building). No properties or assets of Landlord other than the estate and property of Landlord in and to the Land and the Building and no property owned by any partner of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) or for the satisfaction of any other remedy of Tenant and Tenant’s Agents arising out of or in connection with this Lease, the relationship of Landlord and Tenant, Tenant’s use of the Demised Premises and/or any claim of injury or damage. Notwithstanding anything in this Lease to the contrary, if Tenant institutes an independent action against Landlord and is awarded a money judgment for which a Hen is of record, and provided that such judgment is either affirmed on appeal by the highest court for which an appeal thereof may be filed or the time for filing such an appeal has expired, then in such event, and only in such event, Tenant may deduct the amount of such money judgment for which a lien is of record from the next monthly installment or installments of Base Rent due hereunder.

49. No Partnership. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant or create any other relationship between the parties hereto other than that of Landlord and Tenant.

50. Brokerage. Landlord and Tenant each represent that they had no dealings with any real estate broker, finder or other person, with respect to this Lease in any manner, except Studley, Inc. and Trammell Crow Service, Inc. (hereinafter called “Brokers”). Tenant and Landlord hereby indemnifies and holds harmless each other against and from any claim for any brokerage commission or other fees and all costs, expenses and liabilities in connection therewith, including, without limitation, attorneys’ fees and expenses, arising out of any dealings had by such party with any broker other than the Brokers. Landlord shall pay any commissions or fees that are payable to the Brokers with respect to this Lease, in accordance with the provisions of a separate commission contract.

51. Corporate Authority. If Tenant is a corporation, it shall, concurrently with the signing of this Lease, at Landlord’s option, furnish to Landlord certified copies of the resolutions of its board of directors (or of the executive committee of its board of directors) authorizing Tenant to enter into this Lease. Moreover, each individual executing this Lease on behalf of Tenant hereby represents and warrants that he or she is duly authorized to execute and deliver this Lease and that Tenant is a duly organized corporation under the laws of the state of its incorporation, is qualified to do business in the state in which the Building is located, is in good standing under the laws of the state of its incorporation and the laws of the state in which the Building is located, and has the power and authority to enter into this Lease, and that all corporate action requisite to authorize Tenant to enter into this Lease has been duly taken. The

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person executing and delivering this Lease on Tenant’s behalf represents and warrants that he or she is duly authorized to so act; that Tenant is duly organized, is qualified to do business in the jurisdiction in which the building is located, is in good standing under the laws of the state of its organization and the laws of the jurisdiction in which the Building is located, and has the power and authority to enter into this Lease; and that all action required to authorize Tenant to enter into this Lease has been duly taken. The person executing and delivering this Lease on Landlord’s behalf represents and warrants that he or she is duly authorized to so act; that Landlord is duly organized, is qualified to do business in the jurisdiction in which the building is located, is in good standing under the laws of the state of its organization and the laws of the jurisdiction in which the Building is located, and has the power and authority to enter into this Lease; and that all action required to authorize Landlord to enter into this Lease has been duly taken.

52. Indemnifications.

52.1 Subject to Section 23, and except if and to the extent resulting from the gross negligence or willful misconduct of Landlord or Landlord’s Agents, Tenant agrees that it will defend all actions against Landlord (and any partners thereof and Landlord’s agents and representatives) and that it will indemnify and save Landlord (and any partners thereof and Landlord’s agents and representatives) harmless from and against any and all liabilities, losses, damages, causes of action, suits, claims, demands, judgments, costs and expenses of any kind or nature whatsoever (including, but not limited to, reasonable attorneys’ fees) directly or indirectly due to, arising out of or resulting from (i) the possession, use, occupation, repair, maintenance or control of the Demised Premises or any portion thereof or the business of Tenant conducted thereon, including, without limitation any violation of Section 10.2 and/or 11.1 above, or (ii) arising from or in connection with any negligence or willful misconduct of Tenant or Tenant’s Agents upon or at the Demised Premises or the Property, including, without limitation, the construction of any Alterations, or (iii) any damage to property occasioned by Tenant’s use or occupancy of the Demised Premises, or (iv) any injury to any person or persons (including, but not limited to, death resulting at any time therefrom) occurring on, about or adjacent to the Demised Premises, if and to the extent not solely caused by or solely resulting from Landlord’s gross negligence or willful misconduct, or (v) from any violation, breach or nonperformance of any covenant, condition or agreement in this Lease to be fulfilled, kept or observed by Tenant (including, without limitation, the failure to surrender the Demised Premises upon the expiration or sooner termination of the Term), or (vi) any condition of, or existing on, about or adjacent to, the Demised Premises, unless existing solely through Landlord’s gross negligence, or (vii) resulting from any other matter or thing arising from Tenant’s occupancy or use of, or any negligence or willful misconduct of, Tenant, its employees, agents, contractors, invitees or visitors on, about, adjacent to or with respect to, the Demised Premises, Building or the Land or any entry by Tenant, its employees, agents or contractors upon the Land, Building or Demised Premises prior to the Lease Commencement Date. If Landlord or Landlord’s Agents shall, without fault on their part, be made a party to any litigation commenced by or against Tenant, then Tenant shall defend and hold Landlord harmless and shall pay all costs, expenses and reasonable attorney’s fees incurred or paid in connection with such litigation. Tenant shall pay, satisfy and discharge any and all judgments, orders and decrees which maybe recovered against Landlord in connection with the foregoing. All indemnifications set forth in this Lease and any liability of Tenant to Landlord existing thereunder at the expiration or earlier termination of the Term shall survive such expiration or earlier termination.

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52.2 Subject to Section 23, and except if and to the extent resulting from the negligence or willful misconduct of Tenant or Tenant’s Agents, Landlord shall indemnify Tenant and Tenant’s Agents, and save them harmless from and against any and all claims, actions, damages, liabilities and expense (including, without limitation, court costs and reasonable attorneys’ fees) in connection with loss of life, personal injury or damage to property arising from or out of (i) any accident, injury or damage whatsoever caused to any person, or the property of any person, on or about the common or public areas of the Building, or (ii) Landlord’s failure to comply with applicable Legal Requirements that Landlord is required to comply with; provided, however, that in no event shall Landlord have any liability to Tenant for claims based on the interruption of or loss to Tenant’s business or for any indirect losses or consequential damages whatsoever or for claims for which Tenant is insured or required under this Lease to be insured. If Tenant or Tenant’s Agents shall, without fault on their part, be made a party to any litigation commenced by or against Landlord, then Landlord shall defend and hold Tenant harmless and shall pay all costs, expenses and reasonable attorney’s fees incurred or paid in connection with such litigation. Landlord shall pay, satisfy and discharge any and all judgments, orders and decrees which may be recovered against Tenant in connection with the foregoing.

53. Time of Payment. Except as otherwise provided in this Lease, any Additional Rent or other sum owed by Tenant to Landlord, and any cost, expense, damage or liability incurred by Landlord for which Tenant is liable, shall be paid by Tenant to Landlord not later than thirty (30) days after the date Landlord notifies Tenant in writing of the amount of such Additional Rent, sum, cost, expense, damage or liability.

54. Parking. Parking shall be made available to Tenant pursuant to the provisions of Exhibit F attached hereto and incorporated herein.

55. Delegation by Landlord. Wherever Landlord has the authority to take any action under this Lease, Landlord shall have the right to delegate such authority to others, and Landlord shall be responsible for the authorized actions of such agents, employees and others, to the same extent as if Landlord has taken such action itself.

56. Headings. Captions and headings are for convenience and reference only and shall not be considered when construing or interpreting this Lease.

57. Applicable Law. This Lease shall be construed under the laws of the Commonwealth of Virginia.

58. Fitness Center.

58.1 Landlord will include as a standard operating amenity of the Building an unstaffed fitness center located on the first level of 8200 Greensboro Drive (the “Fitness Center”), which Fitness Center will be available for use solely by tenants of the Building and 8200 Greensboro Drive (and their employees located at the buildings) from approximately 7:00 a.m. to 8:00 p.m. Monday through Friday, and 9:00 a.m. to 1:00 p.m. on Saturdays. The Fitness Center shall be closed on Sundays and Holidays. Landlord shall have the right to change the foregoing hours of operation, in its reasonable discretion.

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58.2 All use of the Fitness Center shall be at the Tenant’s or its employee’s sole risk. In furtherance thereof, the Tenant for itself and, to the fullest extent permitted by law, on behalf of its employees does hereby waive any and all loss, claim, injury, damage or liability sustained or incurred during the use of, or as a result of the use of, the Fitness Center and any apparatus, appliances or equipment located in the Fitness Center, other than for the gross negligence or willful misconduct of Landlord, its agents, employees or contractors.

58.3 Use of the Fitness Center shall be subject to Landlord’s reasonable regulations from time to time including, without limitation, the requirement that each individual desiring to use the Fitness Center execute and deliver a waiver for the benefit of the Landlord and its managing agent.

58.4 All costs of operating and maintaining the Fitness Center will be allocated to all of the tenants of the Building and 8200 Greensboro Drive (the “Fitness Center Charge”) on a square footage basis, and shall be payable as Additional Rent. The Fitness Center Charge will reflect Landlord’s reasonable estimate of the full-service market rent for the square footage of the Fitness Center (to be adjusted by the Landlord each calendar year to reflect then-current market conditions). The Fitness Center Charge will be identified as a separate line item on the operating expense statement, but will not be subject to any adjustment for Base Year. The Fitness Center Charge for the calendar year 2005 will be $0.07 per square foot of the Premises. The Fitness Center Charge will be a one-time charge for the year 2005 (pro-rated for the portion of the year of actual occupancy), which will be payable together with the reconciliation for operating expenses and real estate taxes for the year 2005, From and after January 1, 2006, the Fitness Center Charge shall be paid in 12 equal monthly installments together with Monthly Base Rent.

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IN WITNESS WHEREOF, the parties hereto have executed this Deed of Lease under seal as of the day and year first hereinabove written.

LANDLORD:

WITNESS:		8180 GREENSBORO, L.L.C., a Virginia limited liability company

		By:	Greensboro Park, L.L.C., manager
		By:	REI-Tysons, Inc., managing member
By:
Edward L. Daniels, President
Printed Name:	A I. NOVALES

TENANT:

WITNESS/ATTEST:		CVENT, INC., a Delaware corporation

By:
Printed Name:	REGGIE AGGARWAL	Name:	THOMAS G. KRAMER
		Title:	CFO

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EXHIBIT A

Floor Plan of the Demised Premises

[To Be Inserted]

A-1

August 01, 2005 4:00:33 p.m.
Xrefs: 313bb04

8180 Greensboro Dr., McLean, VA.

MECH. ROOM
ELEVATOR LOBBY
ELEC. & TELE.
STAIR
CVENT
12,452 BRSF
4TH FLOOR

D/B/I
/ 4th Floor
/ Lease Exhibit
/ 08.01.05
BOMA

EXHIBIT B

Declaration to Confirm Lease Commencement Pate

Attached to and made part of the Lease entered into by and between 8180 Greensboro, L.L.C., as Landlord, and CVENT, Inc., a                     , as Tenant.

Landlord and Tenant do hereby declare that:

1.	The execution date of the Lease is .

2.	The Lease Commencement Date is .

3.	The Rent Commencement Date is .

4.	The Lease Expiration Date is .

5.	The Lease is in full force and effect as of the date hereof, Landlord has fulfilled all of its obligations under the Lease required to be fulfilled by Landlord on or prior to such date; and Tenant has no right of setoff against any rentals.

5.	The rentable square footage of the Demised Premises is .

LANDLORD:
WITNESS:	8180 GREENSBORO, L.L.C., a Virginia limited liability company
	By:	Greensboro Park, L.L.C., manager
	By:	REI-Tysons, Inc., managing member

By:
Edward L. Daniels, President

Printed Name:

TENANT:

WITNESS/ATTEST:	CVENT, INC., a Delaware corporation

By:
Printed Name:	Name:
Title:

B-1

EXHIBIT C

Work Agreement

[Intentionally Deleted]

C-1

EXHIBIT D

Method of Measurement

1.	Single Tenancy Floors

The rentable area of a single tenancy floor shall be the area within the outside walls computed by measuring from the inside surface of the window glass to the inside surface of the opposite window glass including columns and projections necessary to the building as well as accessory areas within the exclusively serving only that floor, with their enclosing walls, toilets, janitors closets, electrical closets, air-conditioning rooms and fan rooms and telephone closets, together with a pro rata share of the main lobby, trash room, egress corridor, service corridor, building maintenance rooms, fire control room, building storage, Main Mechanical Room, elevator lobby of garage level, main electrical room, plumbing equipment rooms, main telephone room, main mechanical equipment room, engineer office and elevator mechanical room, and the enclosing walls only of all shafts or vents penetrating that floor but excluding penetrations made by the following when serving more than one floor: public stairs, fire towers, public elevator shafts and all flues, vents, stacks, pipe shafts and vertical ducts.

2.	Divided Floors

The rentable area of an individual office or a portion of a divided floor shall be the area computed by measuring from the inside surface of the window glass to the finishes surface of the tenant side of the corridor partitions and from center to center of the partitions that separate the premises from adjoining rentable areas including columns and projections necessary to the Building together with a pro rata share of the accessory areas serving the divided floor as described above, a prorated share of the Building function rooms described above and the enclosing walls of all shafts or vents penetrating that floor.

D-1

EXHIBIT E

Rules and Regulations

The following rules and regulations have been formulated for the safety and well-being of all the tenants of the Building. Adherence to these rules and regulations by each and every tenant contributes to a safe and unannoyed occupancy in the Building. Any violation of these rules and regulations by any tenant which continues after receipt of written notice from Landlord and a reasonable cure period shall be sufficient cause for termination, at the option of Landlord, of the tenant’s lease.

Landlord may, upon request by any tenant, waive the compliance by such tenant of any of the following rules and regulations, provided that (a) no waiver shall be effective unless signed by Landlord or Landlord’s authorized agent, (b) any such waiver shall not relieve the tenant from the obligation to comply with such rule or regulation in the future unless expressly consented to, in writing by Landlord, and (c) no waiver of a rule or regulation granted to any tenant shall relieve any other tenant from the obligation of complying with the rule or regulation unless such other tenant has received a similar waiver in writing from Landlord.

1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls or other parts of the Building not occupied by any tenant (hereinafter “Common Areas”) shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the tenant’s demised premises. Landlord shall have the right to control and operate the Common Areas, and the facilities furnished for the common use of the tenant in such manner as Landlord, in its sole and reasonable discretion, deems best for the benefit of the tenants generally. No tenant shall permit the visit to its demised premises or persons in such number or under such conditions as to interfere with the use and enjoyment by other tenants of the Common Areas.

2. No awnings or other projections shall be attached to the outside walls of the Building. No drapes, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of a tenant’s demised premises.

3. No sign, advertisement, notice or other lettering or material(s) shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside or inside of the tenant’s demised premises, the Building or elevators. In the event of the violation of the foregoing by any tenant, Landlord may remove same without any liability and may charge the expense incurred by such removal to the tenant or tenants violating this rule. All interior signs on the doors and directory table shall be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style approved by Landlord.

4. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the Common Areas.

5. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown or placed therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant whose employees, agents, visitors or licensees shall have caused the same.

6. There shall be no marking, painting, drilling into or other form of defacing or damage of any part of a tenant’s demised premises or the Building. No boring, cutting or stringing of wires shall be permitted. No tenant shall construct, maintain, use or operate within its demised premises or elsewhere within or on the outside of the Building, any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system. Landlord will, however, permit a tenant to install muzak or other internal music system within the tenant’s demised premises if the music system cannot be heard outside of the demised premises.

7. No tenant shall make, or permit to be made, any disturbing noises or disturb or interfere with the occupants of the Building or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, tape recorder, whistling, singing or any other way. No tenant shall throw anything out of the doors or windows, off the balconies or down the corridors or stairs.

8. No bicycles, vehicles or animals, birds or pets of any kind shall be brought into or kept in or about a tenant’s demised premises. No cooking shall be done or permitted by any tenant on its demised premises, except that a tenant may install and operate for the convenience or its employees a lounge or coffee room with sink, microwave oven, and refrigerator. No tenant shall cause or permit any unusual or objectionable odors to originate from its demised premises. Each tenant shall be obligated to maintain sanitary conditions in any area approved by the Landlord for food and beverage preparation and consumption.

9. No space in or about the Building shall be used by any tenant for the manufacture, storage, or sale or auction, of merchandise, goods or property of any kind.

10. No flammable, combustible, explosive, hazardous or toxic fluid, chemical or substance shall be brought into or kept upon a tenant’s demised premises.

11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanism thereof. The doors leading to the Common Areas shall be kept closed during business hours except as they may be used for ingress and egress. Each tenant shall, upon the expiration or termination of its tenancy, return to Landlord all keys used in connection with its demised premises, including any keys to the demised premises, to rooms and offices within the demised premises, to storage rooms and closets, to cabinets and other built-in furniture, and to toilet rooms, whether or not such keys were furnished by Landlord or procured by tenant, and in the event of the loss of any such keys, such tenant shall pay to Landlord the cost of replacing the locks. On the expiration or termination of a tenant’s lease, the tenant shall disclose to Landlord the combination of all locks for safes, safe cabinets and vault doors, if any, remaining in the demised premises.

12. All deliveries and removals, or the carrying in or out of any safes, freight, furniture or bulky matter or material of any description, must take place in such manner and during such hours as Landlord may require. Landlord reserves the right (but shall not have the obligation) to inspect all freight, furniture or bulky matter or materials to be brought into the Building and to exclude from the building all or any of such which violates any of these rules and regulations of the Lease.

13. Any person employed by any tenant to do janitorial work within the tenant’s demised premises must obtain Landlord’s written consent prior to commencing such work, and such person shall, while in the Building and outside of said demised premises, comply with all instructions issued by the superintendent of the Building. No tenant shall engage or pay any employees on the tenant’s demised premises, except those actually working for such tenant on said demised premises.

14. No tenant shall purchase spring water, ice, coffee, soft drinks, towels, or other like merchandise or service from any company or person who has committed, in Landlord’s sole opinion, repeated violations of Building regulations or caused a hazard or nuisance to the Building and/or its occupants.

15. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord’s sole opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, such tenant shall refrain from or discontinue such advertising.

16. Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to the Building’s management or its agents. Landlord may at its option require all persons admitted to or leaving the Building between the hours of 6 p.m. and 8 a.m., Monday through Friday, and at all times on Saturdays, Sundays and holidays, to register. Each tenant shall be responsible for all persons for whom it authorizes entry into the Building and shall be liable to Landlord for all acts of such persons.

17. Each tenant, before closing and leaving its demised premises at any time, shall use reasonable efforts to see that all lights are turned off.

18. The requirements of tenants will be attended to only upon application at the office of the Building. Building employees shall not be requested by any tenant to perform any work or do anything outside of their regular duties, unless under special instructions from the management of the building.

19. Canvassing, soliciting and peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.

20. No water cooler, plumbing or electrical fixtures shall be installed by the tenant without Landlord’s prior written consent.

21. There shall not be used in any space or in the Common Areas of the Building, either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

22. Mats, trash or other objects shall not be placed in the Common Areas.

23. Landlord shall not maintain or repair suite finishes or fixtures which are non-standard such as kitchens, bathrooms, wallpaper, special lights, etc. However, should the need for maintenance or repairs arise, Landlord may, at tenant’s request, arrange for the work to be done at tenant’s expense.

24. No space demised to any tenant shall be used, or permitted to be used, for lodging or sleeping or for any immoral or illegal purpose.

25. Employees of Landlord other than those expressly authorized are prohibited from receiving any packages or other articles delivered to the Building for any tenant and, should any such employee receive any such package or article, he or she in so doing shall be the agent of such tenant and not Landlord.

26. No tenant shall install or permit or allow installation or a television antenna on the roof, in the windows or upon the exterior of its demised premises or the Building.

27. No tenant shall tie in, or permit others to tie in, to the electrical or water supply on the demised premises without prior written consent of the Building’s management.

28. No tenant shall remove, alter or replace the Building Standard ceiling, light diffusers or air conditioning terminals in any portion of its demised premises without the prior written consent of Landlord.

29. No vending machines shall be permitted to be placed or installed in any part of the Building by any tenant. Landlord reserves the right to place or install vending machines in any of the Common Areas of the Building.

30. No tenant shall place, or permit to be placed, on any part of the floor or floors of the space demised to such tenant a load exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law.

31. Landlord reserves the right to specify where in the space demised to any tenant business machines and mechanical equipment shall be placed or maintained in order in Landlord’s judgment, to absorb and prevent vibration, noise, and annoyance to other tenants of the Building.

32. Landlord hereby designates the following days as Holidays, on which days services will not be provided, and normal Building operating hours will not be followed:

New Year’s Day

Martin Luther King Day

Presidents’ Day

Memorial Day

Independence Day

Labor Day

Columbus Day

Veterans Day

Thanksgiving Day

Christmas Day

This list may be amended to include any additional holidays established by Act of Congress or Presidential Order.

33. Landlord reserves the right to rescind, amend, alter or waive any of the foregoing rules and regulations at any time when, in its sole judgment, it deems it necessary, desirable or proper for its best interest and for the best interests of the tenants, and no such rescission, amendment, alteration or waiver or any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant. Landlord shall not be responsible for any tenant for the non-observance or violation of any other tenant of any of these rules and regulations at any time.

EXHIBIT F

Parking

1.	Availability; Rent.

Landlord agrees that it will provide Tenant with sufficient space to park 3.6 automobiles per 1,000 rentable square feet of the Demised Premises, consisting of twenty-nine (29) in the garages and fifteen (15) in surface parking lots serving the Building. For each month during the Term, Tenant shall pay, as Additional Rent, for the use of such parking spaces, an amount equal to the product obtained by multiplying: (i) the number of parking spaces herein designated, by (ii) the market rate for each such space, as determined from time to time by Landlord or the garage operator. Provided no Event of Default has occurred under the Lease, Landlord shall waive the amounts due for such parking spaces under this Exhibit F for the first sixty-five (65) months of the Term. No specific parking spaces will be designated for use by Tenant. Landlord reserves the right to institute either a valet or self-parking system.

2.	Regulations; Liability.

Tenant and Tenant’s Agents shall observe reasonable safety precautions in the use of the garage or parking lot and shall at all time abide by all rules and regulations promulgated by Landlord and/or the garage operator governing use of the garage or parking lot. Landlord does not assume any responsibility for, and shall not be liable for, any damage or loss to any automobile parked in the garage or parking lot, to any personal property located therein, or for any injury sustained by any person in or about the garage or parking lot except if and to the extent such damage, loss, or injury is the result of the gross negligence or willful misconduct of Landlord or any of Landlord’s Agents. The garage will remain open during Normal Business Hours. Except for temporary closures for repair and/or maintenance, at all other times when the garage is closed, monthly permit holders shall be afforded access to the garage, twenty-four (24) hours per day, seven (7) days per week, by means of a magnetic card or other procedure provided by Landlord or the garage operator.

F-1

ADDENDUM NO. 1

Option(s) to Renew

1.	Renewal Term.

So long as an Event of Default has not occurred and is continuing under the terms of this Lease, and subject to the rights of existing tenants under leases in effect as of the Effective Date (including any extensions provided for in such leases), Tenant shall have the right and option to extend the Lease one (1) period(s) of five (5) years (“Renewal Term”). The Renewal Term shall commence on the day following the Lease Expiration Date in effect immediately prior to such renewal period and all the terms and conditions of this Lease shall continue to apply as if the Term had originally included such Renewal Term, except that the rent payable pursuant to the provisions of Sections 4 and 5 of the Lease and the Base Year shall be modified as hereinafter set forth. The right of renewal herein granted to Tenant with respect to the Renewal Term shall be subject to, and shall be exercised in accordance with, the following terms and conditions:

(i) Tenant shall exercise its right of renewal with respect to the Renewal Term by giving Landlord written notice thereof at least nine (9) months but no more than twelve (12) months prior to the Lease Expiration Date then in effect.

(ii) In the event the renewal option notice is not given timely, Tenant’s right of renewal with respect to the Renewal Term shall lapse and be of no further force or effect.

(iii) The renewal option may be exercised only with respect to the entire Demised Premises, not with respect to only a part of the Demised Premises.

(iv) In the event there exists by Tenant an Event of Default under this Lease on the date the renewal option notice is sent or any time thereafter up to and including the date the Renewal Term is to commence, then, at Landlord’s option, the Renewal Term shall not commence and the initial Term shall expire at the date the initial Term would have expired without such renewal.

(v) If at the time Tenant provides the notice described in subsection (i) hereof, or any time thereafter until the Renewal Term is to commence, CVENT, Inc. subleases any or all of the Demised Premises or assigns this Lease in whole or in part to other than a Permitted Transferee, then, at Landlord’s option, Tenant’s rights pursuant to this Section shall lapse and be of no further force or effect.

Tenant’s right to renew the Term under this Section shall be exercised only by CVENT, Inc. or a Permitted Transferee, and may not be exercised by any assignee, sublessee or other transferee of CVENT, Inc. other than a Permitted Transferee. Once Tenant exercises its option to renew the Term in accordance with the provisions of this Section, the option is thereafter irrevocable by Tenant and the Term shall be automatically extended for the period of the Renewal Term.

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2.	Renewal Rent.

All terms and conditions of this Lease shall be applicable during the Renewal Term, except that the Base Year shall be the first calendar year of the Renewal Term and the amount of Rent charged for the Renewal Term shall be the then “Prevailing Market Rent”, which shall be the rent for office space in Comparable Buildings, and parking charges and other charges shall be adjusted to reflect prevailing market conditions. If within sixty (60) days following delivery of Tenant’s notice, Landlord and Tenant have not mutually agreed on the Prevailing Market Rent for the Renewal Term in question, then, within ten (10) days after the expiration of such sixty (60)-day period, each party shall give written notice to the other setting forth the name and address of a Broker (as hereinafter defined) selected by such party who has agreed to act in such capacity, to determine the Prevailing Market Rent. If either party shall fail to select a Broker as aforesaid, the Prevailing Market Rent shall be determined by the Broker selected by the other party. Each Broker shall thereupon independently make his determination of the Prevailing Market Rent within twenty (20) days after the appointment of the second Broker. If the two Brokers’ determinations are not the same, but the higher of such two values is more than one hundred five percent (105%) of the lower of them, then the two Brokers shall jointly appoint a third Broker within ten (10) days after the second of the two determinations described above has been rendered. The third Broker shall choose the determination of one of the two other Brokers to be the Prevailing Market Rent within twenty (20) days after his appointment. Among the factors to be considered by the parties (and their brokers, if applicable) during such negotiations are the general office rental market in the Market Area and the rental rates and concession packages then being quoted by Landlord to comparable tenants for comparable space in the Building, and concessions granted to similar tenants for similar office space in Comparable Buildings. Within thirty (30) days after the Prevailing Market Rent is determined as aforesaid, the parties shall execute an amendment to this Lease setting forth the new Rent to be paid for the Renewal Term. For the purposes of this Addendum, “Broker” shall mean a real estate broker licensed in Virginia, who has been regularly engaged in such capacity in the business of commercial office leasing in Northern Virginia for at least ten (10) years immediately preceding such person’s appointment hereunder. Each party shall pay for the cost of its Broker and one-half of the cost of the third Broker. Tenant shall pay Additional Rent to Landlord throughout the Renewal Term in accordance with the terms of this Lease.

2

ADDENDUM NO. 2

Right of First Offer

1.	Available Space.

Provided that (a) an Event of Default has not occurred and is then continuing, and (b) Tenant is in occupancy of the Demised Premises at the time of Landlord’s Offer (as hereinafter defined) and at the time of the commencement of the term as to the Available Space (as hereinafter defined), and provided further that the right and option of Tenant hereinafter granted shall be subject and subordinate to the prior right and option of any tenant in the Building as to said Available Space in existence as of the date of the Lease, then solely during the period commencing on the Lease Commencement Date, Tenant shall have a one-time right to receive from Landlord, after the initial leasing of the Available Space to another tenant, but prior to the next leasing of said Available Space by Landlord, an offer to lease the Available Space to Tenant on the terms set forth in Landlord’s Offer, which offer shall be accepted or rejected at Tenant’s option. Tenant’s rights under this Addendum shall expire and be void and of no further force and effect at any time that there is less than two (2) years remaining in the Term (as such may have been extended). “Available Space” means only the office space located on the fourth (4th) floor of the Building that is adjacent to the Demised Premises, as said space may become available for lease after the initial leasing thereof by Landlord to another tenant. The Available Space shall be offered to and accepted (if at all) by Tenant on the terms and conditions set forth in Landlord’s offer to Tenant as to such Available Space (“Landlord’s Offer”).

2.	Notice; Exercise.

Tenant shall give to Landlord written notice of Tenant’s exercise of its option to so lease the Available Space within ten (10) business days after the date on which Landlord gives Landlord’s Offer to Tenant. If Tenant shall fail to exercise its option to lease the Available Space within said ten (10) business days after the date on which Landlord’s Offer is so given by Landlord, then Landlord shall be free to offer to lease and to lease such Available Space to others and Tenant’s right to lease said Available Space shall be void and of no force or effect for the remainder of the Term of this Lease (Tenant’s right hereunder being a one-time right as to such Available Space), and Landlord may lease said Available Space to others upon such terms and for such periods as shall be acceptable to Landlord. It is agreed that time shall be of the essence in Tenant’s delivery of the aforesaid notice to Landlord and that, if such written notice is not so delivered within the time aforesaid, Landlord will rely on Tenant’s failure to give such written notice.

3.	Execution of Lease or Lease Amendment.

Within thirty (30) days (subject to written extension by Landlord) after the date Tenant gives written notice to Landlord of the exercise of Tenant’s option hereunder, Landlord and Tenant shall execute an amendment to this Lease (or, at Landlord’s option, a new lease as to said Available Space) setting forth the terms set forth in Landlord’s Offer as to the Available Space. If Tenant shall fail to execute said Lease Amendment (or said new lease, as the case may be) for the Available Space within such thirty (30)-day period (as the same may be extended as

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aforesaid), then Landlord shall have the right, at Landlord’s option exercisable by written notice to Tenant: (a) to cancel the exercise by Tenant of Tenant’s option and to offer to lease and to lease such Available Space to others upon such terms and conditions as shall be acceptable to Landlord, and to hold Tenant liable for any damages to Landlord from such cancellation, or (b) to not cancel the exercise by Tenant of Tenant’s option, in which case Tenant shall remain bound by the exercise thereof and Tenant shall be deemed to be in default of this Lease.

4.	Miscellaneous Provisions.

Nothing set forth in this Addendum shall be construed to give Tenant a superior right to lease any Available Space or any other space in the Building that is leased to another tenant and that is renewed or extended. Any lease of Available Space entered into pursuant to the terms of this Addendum shall be effective upon the date of the amendment to this Lease (or upon the date of such new lease, as the case may be) and the term thereof and the obligation to pay Rent thereunder shall commence upon the date determined pursuant to the provisions of Landlord’s Offer, as set forth in such amendment or new lease. During the period that any Landlord’s offer is outstanding, Landlord may proceed with negotiations with prospective tenants other than Tenant with respect to any or all of the Available Space in question; provided that, Landlord may only enter into leases with respect to any such Available Space upon complying with all of the terms and conditions regarding Tenant’s right of first offer, as set forth in this Addendum. Tenant may only take Available Space hereunder in whole but not in part.

ii

TERM COMMENCEMENT DATE AGREEMENT

Reference is made to that certain Lease by and between GREENSBORO DRIVE PROPERTY LLC, a Delaware limited liability company, Landlord and CVENT, Inc., a Delaware corporation, Tenant, and dated the 2nd day of August, 2005.

Landlord and Tenant hereby confirm and agree that the

Term Commencement Date under the Lease is January 23, 2006.

Rent Commencement Date under the Lease is January 23, 2006.

Lease Termination Date is June 22, 2011.

This Term Commencement Date Agreement is executed as of 5/17, 2006.

LANDLORD:

GREENSBORO DRIVE PROPERTY LLC, a Delaware limited liability company

By:	Beacon Capital Strategic Partners III, L.P., a Delaware limited partnership, its sole member

	By:	BCP Strategic Partners III, LLC, a Delaware limited liability company, its General Partner

		By:	Beacon Capital Partners, LLC a Delaware limited liability company, its Manager

By:

Philip J. Brannigan, Jr.
Its: Managing Director

TENANT:

CVENT, INC., a Delaware Corporation

By:

	Name:	THOMAS KRAMER
	Title:	CFO

FIRST AMENDMENT

8180 Greensboro

Drive McLean, Virginia 22102

(the “Building”)

	EXECUTION DATE:	January 24, 2007

	LANDLORD:	Greensboro Drive Property LLC, a Delaware limited liability company, successor-in-interest to 8180 Greensboro, L.L.C.

	TENANT:	CVENT, Inc., a Delaware corporation

	EXISTING PREMISES:	12,452 rentable square feet on the 4th floor of the Building

ORIGINAL LEASE DATA:	LEASE EXECUTION DATE:	August 2, 2005

	LEASE COMMENCEMENT DATE;	August 23, 2005

	LEASE EXPIRATION DATE:	June 30, 2011

	FIRST AMENDMENT PREMISES:	An area on the fourth (4th) floor of the Building, containing 4,266 rentable square feet, identified as “First Amendment Premises” on Exhibit A attached hereto and made a part hereof

WHEREAS, Tenant desires to lease additional premises from Landlord, to wit, the First Amendment Premises, upon the terms and conditions hereinafter set forth;

WHEREAS, Landlord is willing to lease the First Amendment Premises to Tenant upon the terms and conditions hereinafter set forth;

NOW THEREFORE, the above-described lease (the “Lease”) is hereby amended as follows:

1.	LEASE OF THE FIRST AMENDMENT PREMISES

Landlord hereby demises and leases to Tenant, and Tenant hereby leases from Landlord, the First Amendment Premises for a term commencing on the First Amendment Commencement Date, as hereinafter defined, which demise shall be upon all of the terms and conditions of the Lease applicable to the Existing Premises, except as follows:

A. The “First Amendment Commencement Date” shall be the date Landlord delivers the First Amendment Premises to Tenant, broom clean and free of tenants or other occupants. From and after the First Amendment Commencement Date, the term “Demised Premises” shall include both the Existing Premises and the First Amendment Premises. Monthly Rent and Additional Rent with respect to the First Amendment Premises shall begin on the date one hundred and twenty (120) days after the First Amendment Commencement Date (the “First Amendment Rent Commencement Date”).

B. Base Rent in respect of the First Amendment Premises shall be as follows:

Time Period	Monthly Base Rent	Annual Base Rent

First Amendment	$0	$0
Commencement Date - First Amendment Rent Commencement Date

First Amendment Rent Commencement Date - January 31, 2008:	$11,376.00	$136,512.00

February 1, 2008 - January 31, 2009:	$11,717.28	$140,607.36

February 1, 2009 - January 31, 2010:	$12,069.23	$144,830.70

February 1, 2010 - January 31, 2011:	$12,431.84	$149,182.02

February 1, 2011 - June 30, 2011:	$12,804.79	$153,657.48

Notwithstanding the foregoing, provided no Event of Default has occurred under the Lease, Landlord shall abate one hundred percent (100%) of the Monthly Base Rent applicable to the First Amendment Premises, excluding any Additional Rent, for the first one (1) complete month following the First Amendment Rent Commencement Date. If the First Amendment Rent Commencement Date is on a date other than the first day of the month, then Tenant shall pay on the First Amendment Rent Commencement Date the Base Rent for the First Amendment Premises for the month in which the First Amendment Rent Commencement Date occurs calculated on a per diem basis (based on the number of days in the relevant month) and at a monthly rate of $11,376.00.

C. The Base Year for Operating Expenses in respect of the First Amendment Premises shall be calendar year 2007.

D. The Base Year for Real Estate Tax Expenses in respect of the First Amendment Premises shall be calendar year 2007.

E. Tenant’s Share of Increased Operating Expenses and Tenant’s Share of Increased Real Estate Tax Expenses in respect of the Existing Premises is 5.07%. Tenant’s Share of Increased Operating Expenses and Tenant’s Share of Increased Real Estate Tax Expenses in respect of the First Amendment Premises shall be 1.74%.

F. Commencing on January 1, 2008, Tenant shall pay Additional Rent in respect of Operating Expenses and Real Estate Tax Expenses in respect of the First Amendment Premises on a monthly estimated basis in accordance with Sections 4 and 5 of the Lease.

G. In the event that any of the provisions of the Lease are inconsistent with the provisions of this First Amendment, the provisions of this First Amendment shall control.

2.	TENANT’S WORK

2.1 Condition of First Amendment Premises. Notwithstanding anything to the contrary herein contained, Tenant shall take the First Amendment Premises “as-is”, in the condition in which the First Amendment Premises are in as of the Execution Date, without any obligation on the part of Landlord to prepare or construct the First Amendment Premises for Tenant’s occupancy, and without any representation or warranty by Landlord to Tenant as to the condition of the First Amendment Premises or the Building.

2.2 Landlord’s Contribution.

(a) Landlord shall, in the manner hereinafter set forth, contribute up to One Hundred Fifty Seven Thousand Eight Hundred Forty-Two and 00/100 Dollars ($157,842.00) (i.e., $37 per rentable square foot of the First Amendment Premises) (“Landlord’s Contribution”) towards the cost of leasehold improvements to be installed by Tenant in the First Amendment Premises (“Tenant’s Work”). Up to Fifteen Thousand Seven Hundred Eighty-Four and 20/100 Dollars ($15,784.20) of Landlord’s Contribution

may be applied toward moving expenses, architectural and engineering fees and other so-called “Soft costs” of Tenant’s Work. Tenant’s Work shall be performed in accordance with Articles 16.2 and 16.3 of the Lease. In the event that Landlord’s Contribution shall not be sufficient to complete the Tenant’s Work, Tenant shall pay the excess costs, prior to Landlord disbursing Landlord’s Contribution to Tenant.

(b) Provided that Tenant is not in monetary default or material non-monetary default of its obligations under the Lease at the time that Tenant requests any requisition on account of Landlord’s Contribution, Landlord shall pay the cost of the work shown on each requisition (as hereinafter defined) submitted by Tenant to Landlord within thirty (30) days of submission thereof by Tenant to Landlord, For the purposes hereof, a “requisition” shall mean written documentation showing in reasonable detail the costs of the improvements then installed by Tenant in the First Amendment Premises. Each requisition shall be accompanied by evidence reasonably satisfactory to Landlord that all work covered by previous requisitions has been fully paid by Tenant. Landlord shall have the right, upon reasonable advance notice to Tenant, to inspect during Tenant’s normal business hours Tenant’s books and records relating to each requisition in order to verify the amount thereof, Tenant shall submit requisition(s) no more often than monthly,

(c) Notwithstanding anything to the contrary herein contained:

(1) Landlord shall have no obligation to advance funds on account of Landlord’s Contribution unless and until Landlord has received the requisition in question, together with certifications from Tenant’s architect, certifying that the work shown on the requisition has been performed in accordance with applicable law and in accordance with Tenant’s approved plans.

(2) Landlord shall pay Landlord’s Contribution to Tenant, in the case of paid invoices submitted by Tenant, or to Tenant’s contractor, in the case of unpaid invoices submitted by Tenant.

(3) Landlord shall have no obligation to pay Landlord’s Contribution in respect of any requisition submitted after December 31, 2007.

(4) Tenant shall not be entitled to any unused portion of Landlord’s Contribution.

(d) Except for Landlord’s Contribution, Tenant shall bear all other costs of Tenant’s Work. Landlord shall have no liability or responsibility for any claim, injury or damage alleged to have been caused by the particular materials, whether building standard or non-building standard, selected by Tenant in connection with Tenant’s Work.

2.3 Plans and Specifications. Tenant shall be solely responsible for the preparation of the final architectural, electrical and mechanical construction drawings,

plans and specifications (called “plans”) necessary to construct the First Amendment Premises for Tenant’s occupancy, which plans shall be subject to approval by Landlord’s architect and engineers (which approval shall not be unreasonably withheld, conditioned or delayed) and shall comply with their requirements to avoid aesthetic or other conflicts with the design and function of the balance of the Building, Landlord’s approval is solely given for the benefit of Landlord and neither Tenant nor any third party shall have the right to rely upon Landlord’s approval of Tenant’s plans for any purpose whatsoever. Landlord’s architects and engineers shall respond to any plan submission by Tenant within five (5) business days after Landlord’s receipt thereof. In the event Landlord’s architect’s or engineers’ approval of Tenant’s plans is withheld or conditioned, Landlord shall send written notification thereof to Tenant and include a reasonably detailed statement identifying the reasons for such refusal or condition, and Tenant shall promptly have the plans revised by its architect to incorporate all reasonable objections and conditions presented by Landlord and shall resubmit such plans to Landlord. Such process shall be followed until the plans shall have been approved by the Landlord’s architect and engineer without unreasonable objection or condition. Without limiting the foregoing, Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the First Amendment Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. If requested by Tenant, Landlord’s architect will prepare the plans necessary for such construction at Tenant’s cost. Whether or not the layout and plans are prepared with the help (in whole or in part) of Landlord’s architect, Tenant agrees to remain solely responsible for the timely preparation and submission of all such plans and for all elements of the design of such plans and for all costs related thereto, Tenant agrees to reimburse Landlord for any reasonable out-of-pocket costs incurred by Landlord in connection with its review and approval of the plans. Such amounts may be deducted from Landlord’s Contribution. (The word “architect” as used in this Article 2 shall include an interior designer or space planner).

2.4 Preparation of First Amendment Premises. Tenant shall pay Landlord a construction oversight fee equal to one percent (1%) of the hard costs incurred in the performance of Tenant’s Work. Tenant shall select a general contractor and subcontractors subject to Landlord’s approval, which approval shall not be unreasonably withheld. Landlord hereby acknowledges its approval of CitiBuilders.

2.5 Cost of Materials. Tenant shall bear all other costs of preparing the First Amendment Premises for its occupancy in accordance with the final plans.

3.	ELECTRICITY IN RESPECT OF THE FIRST AMENDMENT PREMISES

Tenant shall pay for electricity in respect of the First Amendment Premises in the same manner as electricity is paid for by Tenant in respect of the Existing Premises, pursuant to the Lease.

4.	SECURITY DEPOSIT

The parties hereby acknowledge that Landlord is currently holding a security deposit in the amount of Twenty Six Thousand Nine Hundred Seventy-Nine and 33/100 ($26,979.33) Dollars pursuant to Section 9.2 of the Lease. The parties hereby further acknowledge that an additional security deposit in the amount of Eleven Thousand Three Hundred Seventy-Six and 00/100 Dollars ($11,376.00) shall be required in respect of the First Amendment Premises, so that Landlord will be holding an aggregate security deposit in the amount of Thirty Eight Thousand Three Hundred Fifty-Five and 33/100 Dollars ($38,355.33). Landlord shall continue to hold said security deposit during the Term pursuant to and in accordance with the terms and provisions of said Section 9.2 of the Lease.

5.	TENANTS OPTION TO EXTEND THE TERM OF THE LEASE

Tenant shall continue to have one (1) five (5) year option to extend the Term of the Lease, pursuant to Addendum No. 1 to the Lease.

6.	RIGHT OF FIRST OFFER

Addendum #2 to the Lease is hereby amended by changing the definition of Available Space to add thereto “, or any separately demised area on the third (3rd) floor of the Building” after the words “adjacent to the Demised Premises”. Addendum #2 to the Lease is hereby further amended by adding the word “each” after the words “being a one-time right as to” in the second paragraph thereof.

7.	PARKING

Paragraph 1 of Exhibit F to the Lease is hereby deleted in its entirety and the following substituted therefor:

“1. Landlord agrees that it will provide Tenant with fifty-four (54) unreserved parking spaces (the “Unreserved Spaces”), consisting of twenty-nine (29) in the garages, fifteen (15) in surface parking lots serving the Building, and ten (10) in the 8180 Greensboro Drive garage. For each month during the Term, Tenant shall pay, as Additional Rent, for the use of the Unreserved Spaces, an amount equal to the product obtained by multiplying: (i) the number of Unreserved Spaces, by (ii) the market rate for each such Unreserved Space (the “Unreserved Market Rate”), as determined from time to time by Landlord or the garage operator (the parties hereto recognizing and agreeing that, as of the date hereof, the Unreserved Market Rate is $55.00 per month). Provided no Event of Default has occurred under the Lease, Landlord shall waive the amounts due for such Unreserved Spaces for the first sixty-five (65) months of the Term. Additionally, Landlord agrees that it will provide Tenant with four (4) reserved parking spaces (the “Reserved Spaces”), the specific location of said Reserved Spaces to be determined in Landlord’s reasonable discretion. For each month during the Term, Tenant shall pay, as

Additional Rent, for the use of the Reserved Spaces, an amount equal to the product obtained by multiplying: (i) the number of Reserved Spaces, by (ii) the Unreserved Market Rate. Landlord reserves the right to institute either a valet or self-parking system.”

8.	BROKERS

Trammell Crow Company (“Landlord’s Broker”) has represented the Landlord and Tenant in this transaction. Landlord shall pay any commission of fee claimed to be owed by Landlord’s Broker in connection with this First Amendment Landlord and Tenant (each of which is an “Indemnifying Party” hereunder) represent to each other that they have dealt with no broker, agent or finder in connection with this transaction other than Landlord’s Broker. Each Indemnifying Party hereby indemnifies the other party and agrees to hold such other party harmless from and against any and all claims, causes, demands, losses, liabilities, fees, commissions, settlements, judgments, damages, expenses and fees (including reasonable attorneys’ fees and court costs) in connection with any claim for commission, fees, compensation or other charge relating in any way to this agreement, or to the consummation of the transactions contemplated hereunder, which may be made by any person, firm or entity, other than Landlord’s Broker, based upon any agreement made or alleged to have been made by such Indemnifying Party or its agent or representative, or the conduct or the alleged conduct of such Indemnifying Party or its agent or representative. The provisions of this paragraph shall survive termination or expiration of the Lease.

9.	INITIAL WORK

Landlord and Tenant hereby confirm that Landlord’s obligations under Section 16.1 of the Lease with respect to the Initial Work and the Tenant Allowance have been fulfilled.

10.	NOTICES

Section 38 of the Lease is hereby amended by deleting the Landlord’s address in its entirety and by substituting therefor the below-listed address for Landlord:

“c/o Beacon Capital Partners, LLC

One Federal Street

Boston, Massachusetts 02110

With a copy to:

Goulston & Storrs, P.C.

400 Atlantic Avenue

Boston, Massachusetts 02110

Attn: Greensboro”

11.	PATRIOT ACT

Tenant represents and warrants to Landlord that to its knowledge as of the date hereof:

(A)	Tenant is not in violation of any Anti-Terrorism Law;

(B)	Tenant is not, as of the date hereof:

(i)	conducting any business or engaging in any transaction or dealing with any Prohibited Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person;

(ii)	dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or

(iii)	engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in, any Anti-Terrorism Law; and

(C)	Neither Tenant nor any of its affiliates, officers, directors, shareholders or members is a Prohibited Person.

As used herein, “Anti-Terrorism Law” is defined as any law relating to terrorism, anti-terrorism, money-laundering or anti-money laundering activities, including without limitation the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, Executive Order No. 13224, and Title 3 of the USA Patriot Act, and any regulations promulgated under any of them. As used herein “Executive Order No. 13224” is defined as Executive Order No. 13224 on Terrorist Financing effective September 24, 2001, and relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism”, as may be amended from time to time. “Prohibited Person” is defined as (i) a person or entity that is listed in the Annex to Executive Order No. 13224, or a person or entity owned or controlled by an entity that is listed in the Annex to Executive Order No. 13224; (ii) a person or entity with whom Landlord is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; or (iii) a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/t11sdn.pdf or at any replacement website or other official publication of such list. “USA Patriot Act” is defined as the “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public Law 107-56), as may be amended from time to time.

12.	LEASE INFORMATION

That certain Term Commencement Date Agreement executed by Landlord and Tenant as of May 17, 2006 is of no further force and effect. The parties hereto agree as follows:

(A) The Lease Commencement Date is August 23, 2005.

(B) The Rent Commencement Date is January 23, 2006.

(C) The Lease Expiration Date is June 30, 2011.

(D) The first Lease Year ends on January 31, 2007.

13.	GENERAL

(A) Ail capitalized terms used in this First Amendment that are not otherwise defined herein shall have the same meanings ascribed to them in the Lease.

(B) Except as specifically amended herein, no other provisions in the Lease are intended to be amended.

(C) The Lease, as amended by this First Amendment, remains in full force and effect and is hereby ratified and confirmed.

(D) This First Amendment may be executed in multiple counterparts, each of which shall be valid and all of which together shall constitute one and the same document.

EXECUTED under seal as of the date first above-written.

LANDLORD:

GREENSBORO DRIVE PROPERTY LLC, a Delaware limited liability company

By:

	Name:	Philip J. Brannigan, Jr.
	Title:	Managing Director

TENANT:

CVENT, INC., a Delaware corporation

By:

	Name:	THOMAS KRAMER
	Title:	CFO

EXHIBIT A

FIRST AMENDMENT PREMISES

EXHIBIT 5

FORM OF COMMENCEMENT DATE LETTER

Reference is made to that certain Lease by and between GREENSBORO DRIVE PROPERTY LLC, a Delaware limited liability company, Landlord and CVENT, Inc., a Delaware corporation, Tenant, and dated January 2007

Landlord and Tenant hereby confirm and agree that:

The Commencement Date under the First Amendment is January 25, 2007.

The Rent Commencement Date under the First Amendment is May 25, 2007.

The Termination Date under the First Amendment is June 30, 2011.

This Commencement Letter Agreement is executed as of 12/12, 2007.

LANDLORD:

GREENSBORO DRIVE PROPERTY LLC, a Delaware limited liability company

By:

	Name:	Jeffrey L. Kovach
	Title:	Senior Vice President

TENANT:

CVENT, Inc., a Delaware corporation

By:

	Name:	Thomas Kramer
	Title:	CFO
Hereunto Duly Authorized

8180 GREENSBORO DRIVE, MCLEAN, VIRGINIA

Second Amendment to Office Lease

This Second Amendment to Office Lease (this “Amendment”) is made as of February 26, 2008 (the “Effective Date”), by and between (i) GREENSBORO DRIVE PROPERTY LLC, a Delaware limited liability company (“Landlord”), and (ii) CVENT, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are parties to that certain Lease Agreement dated as of August 2, 2005 (the “Original Lease”), pursuant to which Tenant leased approximately 12,452 rentable square feet of space located on the fourth (4th) floor (the “Original Premises”), as amended by that certain First Amendment dated as of January 24, 2007 (the “First Amendment”, together with the Original Lease, the “Existing Lease”), pursuant to which Tenant leased approximately 4,266 rentable square feet of space located on the fourth (4th) floor (the “First Amendment Premises”, together with the Original Premises, the “Existing Premises”) in that certain office building located at 8180 Greensboro Drive, McLean, Virginia (the “Building”). Any capitalized terms used herein not otherwise defined shall have the respective meanings ascribed to them in the Existing Lease.

B. Landlord and Tenant hereby desire to amend the Existing Lease on the terms and conditions set forth in this Amendment, The Existing Lease, as amended by this Amendment, shall be referred to herein as the “Lease”.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Second Amendment Premises. Commencing on the later to occur of (a) February 15, 2008 and (b) the date that Landlord delivers the Second Amendment Premises (as defined below) to Tenant with installation of a Building standard demising wall and suite entry substantially complete in the location shown on Exhibit A (“Landlord’s Commencement Work”) and otherwise broom clean and free of occupants (the “Second Amendment Commencement Date”), the Existing Premises shall be expanded to include that certain premises located on the sixth (6th) floor of the Building containing approximately 10,485 rentable square feet as depicted in Exhibit A attached hereto (the “Second Amendment Premises”). Accordingly, from and after the Second Amendment Commencement Date, (i) the Existing Premises shall be expanded to include the Second Amendment Premises, (ii) all references in the Existing Lease to the term “Premises” shall be deemed to include the Second Amendment Premises, (iii) except as otherwise set forth herein, all terms and provisions of the Existing Lease shall apply to the Second Amendment Premises, and (iv) the Existing Premises

and the Second Amendment Premises shall collectively be referred to as the “Premises” and/or the “Combined Premises”. Landlord and Tenant acknowledge that the total rentable square feet of the Combined Premises is 27,203 square feet and shall not be subject to re-measurement.

2. Condition of Second Amendment Premises. Except for Landlord’s Commencement Work and Landlord’s Common Area Work (as defined below, collectively with Landlord’s Commencement Work “Landlord’s Work”), Landlord shall have no obligation to perform any work to prepare the Second Amendment Premises for Tenant’s use and occupancy. Except for Landlord’s Work, and without modifying Landlord’s maintenance and repair obligations under the Existing Lease, Tenant acknowledges and agrees that Tenant hereby accepts the Second Amendment Premises in its current condition, “AS-IS,” “WITH ALL FAULTS,” Additionally, Tenant acknowledges that Landlord has not made any representation or warranty with respect to the condition of the Second Amendment Premises, the Building or the Project with respect to the suitability or fitness of any of the same for the conduct of Tenant’s permitted use, its business or for any other purpose. Notwithstanding the foregoing, Landlord shall commence and use commercially reasonable efforts to substantially complete, on or before the date that is 120 days after February 15, 2008, the work on the sixth (6th) floor required to (a) install new multi-tenant corridors in the location shown on Exhibit A, (b) upgrade the finishes in the common area restrooms in accordance with Building standard criteria, and (c) cause the Building entranceways, lobbies and common areas on each of the floors fully or partially occupied by Tenant to comply with the Americans with Disabilities Act requirements and any other Laws (the “Landlord’s Common Area Work”). Landlord’s Common Area Work shall be performed simultaneously with Tenant’s Work (as defined in Section 7 below) and the foregoing 120 day period shall be extended for any delay in Landlord’s Common Area Work caused by or arising as a result of Tenant’s activities in the Premises, including the performance of Tenant’s Work.

3. Second Amendment Premises Term. The term (the “Second Amendment Premises Term”) of Tenant’s lease of the Second Amendment Premises shall commence on the Second Amendment Commencement Date and shall expire on the last day of the sixty-fourth (64th) full calendar month after the Second Amendment Rent Commencement Date (as defined in Section 4(a) below) (the “New Expiration Date”) unless the Second Amendment Premises Term or the Lease is sooner terminated or extended in accordance with the terms of the Lease. Notwithstanding anything in the Lease to the contrary, the Term of the Lease with respect to the Existing Premises is extended from the current expiration date of June 30, 2011, to the New Expiration Date (unless the Second Amendment Premises Term or the Lease is sooner terminated or extended in accordance with the terms of the Lease) so that the Term for the Existing Premises is coterminous with the Term for the Second Amendment Premises.

4. Base Rent.

(a) Second Amendment Premises. Notwithstanding anything herein to the contrary, provided no Event of Default by Tenant occurs during such period, Base Rent for the Second Amendment Premises is hereby waived for the period from the Second Amendment Premises Commencement Date through the later to occur of (i) the date on which all of the Landlord’s Common Area Work is substantially completed (or such earlier date as Landlord’s Common

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Area Work would have been substantially completed but for any delay in Landlord’s Common Area Work caused by or arising as a result of Tenant’s activities in the Second Amendment Premises, including the performance of Tenant’s Work), and (ii) the date that is the earlier to occur of (x) the date that is one hundred twenty (120) days after the Second Amendment Commencement Date (provided that such 120 day period may be extended for up to an additional ninety (90) days to the extent that Tenant’s Work (as defined in Section 7 below) is not substantially complete as of the expiration of such 120 day period due to Force Majeure (as provided in Section 43 of the Existing Lease) or due to any delay caused by the performance of Landlord’s Common Area Work) or (y) the date that Tenant substantially completes Tenant’s Work (the “Second Amendment Rent Commencement Date”). From and after the Second Amendment Rent Commencement Date throughout the Second Amendment Premises Term, in addition to all other charges payable under the Lease, Tenant shall pay monthly Base Rent for the Second Amendment Premises in accordance with the terms of Section 3.1 of the Existing Lease, provided that the Base Rent for the Second Amendment Premises shall be as set forth below:

Second Amendment Lease Year	Monthly Base Rent	Annual Base Rent	Monthly Base Rent Per Rentable Square Foot
1st Second Amendment Lease Year	$30,581.25	$366,975.00	$35.00
2nd Second Amendment Lease Year	$31,498.69	$377,984.25	$36.05
3rd Second Amendment Lease Year	$32,442.34	$389,308.05	$37.13
4th Second Amendment Lease Year	$33,420.94	$401,051.25	$38.25
5th Second Amendment Lease Year	$34,417.01	$413,004.15	$39.39
First four full calendar months of the 6th Second Amendment Lease Year	$35,448.04	$425,376.45	$40.57

“Second Amendment Lease Year” shall mean a period of twelve (12) consecutive months commencing on the Second Amendment Rent Commencement Date, and each successive twelve (12)-month period thereafter, except that if the Second Amendment Rent Commencement Date is not the first day of a month, then the first Second Amendment Lease Year shall commence on the Second Amendment Rent Commencement Date and shall continue for the balance of the month in which the Second Amendment Rent Commencement Date occurs and for a period ending on the last day of the twelfth (12th) full calendar month after the Second Amendment Rent Commencement Date, and each Second Amendment Lease Year shall be the successive twelve (12) full calendar month periods thereafter.

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If the Second Amendment Rent Commencement Date is on a date other than the first day of a month, then Tenant shall pay on the Second Amendment Rent Commencement Date the Base Rent for the month in which the Second Amendment Rent Commencement Date occurs calculated on a per diem basis (based on the number of days in the relevant month) of the Base Rent payable during the first Second Amendment Lease Year.

Promptly following the Second Amendment Rent Commencement Date, Landlord and Tenant will execute a Declaration, substantially in the form set forth in Exhibit B attached to the Existing Lease to confirm the Second Amendment Commencement Date, the Second Amendment Rent Commencement Date, and the New Expiration Date. Failure to execute said Declaration shall not affect the commencement or expiration of the Term.

Notwithstanding anything herein to the contrary, provided there is no Event of Default by Tenant existing under the Lease as of the first day of the fourth full calendar month of the first Second Amendment Lease Year, the monthly installment of Base Rent and Tenant’s Share of Increased Operating Expenses and Tenant’s Share of Increased Real Estate Tax Expenses with respect to the Second Amendment Premises shall be waived by Landlord for the four (4) month period beginning on the first day of the first full calendar month of the first Second Amendment Lease Year (“Waiver Period # 1”). This waiver shall not affect Tenant’s obligation to pay other charges payable by Tenant under the Lease during Waiver Period # 1. Commencing on the day following the last day of Waiver Period # 1, Base Rent Tenant’s Share of Increased Operating Expenses and Tenant’s Share of Increased Real Estate Tax Expenses shall be due and payable as specified above for the remainder of the Term.

(b) Existing Premises. Commencing on July 1, 2011 and thereafter through the New Expiration Date, Tenant shall pay monthly Base Rent in accordance with the terms of Section 3.1 of the Existing Lease, provided that the Base Rent for the Existing Premises shall be as set forth below,:

Months from Second Amendment Rent Commencement Date	Monthly Base Rent	Annual Base Rent	Monthly Base Rent Per Rentable Square Foot
July 1, 2011 – last day of the 4th Second Amendment Lease Year	$53,288.63	$639,463.50	$38.25
5th Second Amendment Lease Year	$54,876.84	$658,522.02	$39.39
First four full calendar months of the 6th Second Amendment Lease Year	$56,520.77	$678,249.26	$40.57

Notwithstanding anything herein to the contrary, provided there is no Event of Default by Tenant existing under the Lease as of July 1, 2011 or at any time during Waiver Period # 2, the monthly installment of Base Rent and Tenant’s Share of Increased Operating Expenses and Tenant’s Share of Increased Real Estate Tax Expenses for the Existing Premises specified above is hereby

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waived by Landlord for the three (3) month period beginning on July 1, 2011 (“Waiver Period # 2”). This waiver shall not affect Tenant’s obligation to pay any other charges payable by Tenant under the Lease during Waiver Period # 2. Commencing on the day following the last day of Waiver Period # 2, Base Rent and Tenant’s Share of Increased Operating Expenses and Tenant’s Share of Increased Real Estate Tax Expenses shall be due and payable as specified above for the remainder of the Lease Term.

5. Tenant’s Share of Operating Expenses and Real Estate Tax Expenses.

(a) Second Amendment Premises. During the Second Amendment Premises Term, Tenant shall pay Tenant’s Share of Increased Operating Expenses and Tenant’s Share of Increased Real Estate Tax Expenses with respect to the Second Amendment Premises in accordance with the terms of the Existing Lease, provided that with respect to the Second Amendment Premises (a) the Base Year shall be calendar year 2008, and (b) Tenant’s Share of Increased Operating Expenses and Tenant’s Share of Increased Real Estate Tax Expenses for the Second Amendment Premises shall be 4.270%.

(b) Existing Premises. Commencing on July 1, 2011 and thereafter during the Second Amendment Premises Term, Tenant’s Share of Increased Operating Expenses and Tenant’s Share of Increased Real Estate Tax Expenses with respect to the Existing Premises shall be equal to 6.809% and the Base Year with respect to the Existing Premises shall be calendar year 2011.

6. Must-Take Premises.

(a) Subject to the terms and conditions of this Section 6, the Premises shall be expanded to include certain space, if available, on either the fourth (4th) or sixth (6th) floors of the Building contiguous to the portion of the Premises on such floors (the “Must Take Premises”), which Must Take Premises shall be at least 6,500 rentable square feet, provided that such minimum square footage shall be reduced by any square footage that Tenant shall have leased from Landlord in the Building following the Second Amendment Commencement Date (the “Optional Expansion Premises”). Notwithstanding the foregoing, if Landlord determines that there is no space available for delivery to Tenant meeting the foregoing conditions on such floors, Landlord shall use commercially reasonable efforts to identify other mutually agreeable comparable contiguous space in the rentable areas of the Building. If Landlord determines that such acceptable space is available, Landlord shall deliver a notice to Tenant (“Landlord’s Must Take Notice”) that contains (A) the location of the Must Take Premises, (B) the estimated date (“Estimated Must Take Possession Date”) on which Landlord expects to deliver the Must Take Premises to Tenant, which shall be no sooner than three (3) months following the Tenant’s receipt of Landlord’s Must Take Notice and, unless Tenant agrees in its sole discretion, shall in no event be sooner than August 14, 2010 and no later than March 15, 2011. Within thirty days after receipt of Landlord’s Must Take Notice, Landlord and Tenant shall enter into an amendment to the Lease that is mutually agreeable to Landlord and Tenant memorializing the addition of the Must Take Premises to the Lease and the amendment to the applicable defined terms hereunder, but failure of the parties to execute such an amendment shall have no effect on the effectiveness of the expansion of the Premises to include the Must Take Premises, and the economic terms associated therewith, as set forth above, except as otherwise provided in Section 6(d) below.

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(b) Unless Tenant shall elect not to lease the Must Take Premises under Section 6(e) below, Landlord shall deliver possession of the Must Take Premises to Tenant on the Estimated Must Take Possession Date, in broom clean condition, vacant of any tenant or occupant, and free of personal property and in its then “as is” condition. The “Must Take Premises Commencement Date” shall be the earlier of (i) the date that Landlord delivers possession of the Must Take Premises to Tenant in the condition required under Section 6(a) (but not earlier than the Estimated Must Take Possession Date) or (ii) the date that Tenant accepts possession of the Must Take Premises for the commencement of construction of its tenant improvements. On the Must Take Premises Commencement Date, the Premises under the Lease shall be expanded to include the Must Take Premises. Landlord shall have no obligation to perform any work or improvements in connection with the delivery of the Must Take Premises to Tenant. The failure to have so delivered possession of the Must Take Premises on or prior to the Estimated Second Possession Date shall in no way affect the validity of the Lease or the obligations of Tenant hereunder, nor shall the same be construed in any way to extend the Term of the Lease.

(c) Once incorporated into the Premises, Tenant’s rights and obligations with respect to the Must Take Premises shall be subject to and with the benefit of all of the terms and conditions of the Lease, except that (i) the Annual Base Rent per square foot applicable to the Must Take Premises shall equal the Annual Base Rent per square foot then in effect for the Second Amendment Premises, (ii) the Base Year with respect to the Must Take Premises shall be calendar year 2008, (iii) Tenant shall commence payment of such additional amount of such Annual Base Rent, Tenant’s Share of Increased Operating Expenses and Tenant’s Share of Increased Real Estate Tax Expenses with respect to the Must Take Premises on the earlier of (x) the date that is one hundred twenty (120) days after the Must Take Premises Commencement Date (provided that such 120 day period may be extended for up to an additional ninety (90) days to the extent that Tenant’s Work in the Must Take Premises is not substantially complete as of the expiration of such 120 day period due to Force Majeure, or (y) the date that Tenant substantially completes Tenant’s Work in the Must Take Premises (the “Must Take Premises Rent Commencement Date”), and (iv) Landlord shall make available a Landlord’s Allowance with respect to the Must Take Premises equal to $20.00 per rentable square foot of the Must Take Premises, subject to and in accordance with the provisions of Section 7(b) below.

(d) In the event that Landlord and Tenant intend to lease any Optional Expansion Premises between the Second Amendment Premises Commencement Date and the Must Take Premises Commencement Date, the terms of this Section 6(d) shall apply to the lease of such Optional Expansion Premises, the Tenant hereby acknowledging and agreeing that Landlord is under no obligation to offer to Tenant any such Optional Expansion Premises during such period and Tenant is under no obligation to lease any such Optional Expansion Premises during such period. Once incorporated into the Premises, Tenant’s rights and obligations with respect to any Optional Expansion Premises shall be subject to and with the benefit of all of the terms and conditions of the Lease, except that (i) the Annual Base Rent per square foot applicable to the Optional Expansion Premises shall equal the Annual Base Rent per square foot then in effect for the Second Amendment Premises, (ii) the Base Year with respect to the Optional Expansion

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Premises shall be calendar year 2008, (iii) Tenant shall commence payment of such additional amount of such Annual Base Rent, Tenant’s Share of Increased Operating Expenses and Tenant’s Share of Increased Real Estate Tax Expenses with respect to the Optional Expansion Premises on the earlier of (x) the date that is one hundred twenty (120) days after the date (the “Optional Expansion Premises Commencement Date”) on which the Optional Expansion Premises are delivered to Tenant in broom clean condition, vacant of any tenant or occupant, and free of personal property and otherwise in accordance with the Lease and in its then “as is” condition (provided that such 120 day period may be extended for up to an additional ninety (90) days to the extent that Tenant’s Work in the Optional Expansion Premises is not substantially complete as of the expiration of such 120 day period due to Force Majeure, or (y) the date that Tenant substantially completes Tenant’s Work in the Optional Expansion Premises, and (iv) Landlord shall make available a Landlord’s Allowance with respect to the Optional Expansion Premises equal to $20.00 per rentable square foot of the Optional Expansion Premises, subject to and in accordance with the provisions of Section 7(b) below.

(e) Notwithstanding anything to the contrary contained herein, if Landlord shall have delivered the Must Take Notice to Tenant and shall have been prepared to deliver the Must Take Premises to Tenant in accordance with this Amendment and Tenant shall fail to execute an amendment to the Lease memorializing the addition of the Must Take Premises to the Premises within the period provided in Section 6(a) above, then Tenant shall pay to Landlord, as additional rental under the Lease, (i) a one-time fee (the “One-Time Fee”) equal to the sum of (x) Seventy-Five Thousand Dollars ($75,000.00) plus (y) twenty-five percent (25%) of the then unamortized amount of the leasing commissions allocable to the Must Take Premises (which amortization shall commence on the Second Amendment Premises Commencement Date and continue for the term of sixty-four (64) months), such sum to be paid within ten (10) days after written demand by Landlord, and (ii) an annual fee (the “Annual Fee”) of Thirty-Seven Thousand Five Hundred Dollars ($37,500.00), to be initially paid simultaneously with the One-Time Fee and annually thereafter during the Term on the anniversary of such initial payment. Notwithstanding the foregoing, if Tenant shall remove the Building signage installed by Tenant under Section 8 below at Tenant’s sole cost and expense, Landlord shall waive the requirement that Tenant pay the Annual Fee.

7. Tenant’s Work.

(a) Landlord acknowledges that Tenant intends to perform certain improvements to prepare the Second Amendment Premises for Tenant’s occupancy and make new improvements to the Existing Premises (collectively, the “Tenant’s Work”). All of Tenant’s Work shall be completed in accordance with plans first approved by Landlord and the requirements for alterations and improvements made by or on behalf of Tenant set forth in Section 16.2 of the Lease. The review, modification, change and approval process for such plans shall be as set forth in Section 2.3 of the First Amendment. Copies of all permits and approvals required for Tenant’s Work shall be furnished to Landlord promptly upon receipt thereof. Tenant’s Work shall be performed by a contractor first approved by Landlord (“Tenant’s Contractor”), which approval shall not be unreasonably withheld, conditioned or delayed and such Tenant’s Work shall be performed under a written construction contract. The approval by Landlord of Tenant’s Contractor shall not impose upon Landlord any responsibility or liability

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whatsoever to Tenant as a result of, or arising out of, the defaults or other acts or omissions of Tenant’s Contractor. A copy of ail required bonds and certificates of insurance required by the Lease shall be furnished to Landlord prior to commencement of construction and installation of Tenant’s Work. Within forty-five (45) days after completion of any Tenant’s Work, Tenant shall provide to Landlord “as-built” plans of Tenant’s Work. Tenant shall provide Landlord with copies of the certificate of occupancy for any Tenant’s Work that requires a certificate of occupancy within five (5) business days after receipt.

(b) From and after the Second Amendment Commencement Date, Landlord shall make available to Tenant an amount equal to the sum of (x) the product of (1) $45.00, and (2) the amount of rentable square feet in the Second Amendment Premises, and (y) the product of (1) $6.00, and (2) the amount of rentable square feet in the Existing Premises (i.e., $100,308) (the “Landlord’s Allowance”), which may be used by Tenant to reimburse Tenant solely for the hard and soft costs incurred by Tenant for design, permitting and construction of Tenant’s Work (including the costs of the leasehold improvements, the architectural and engineering plans, the permits, and meeting all security, fire and life safety requirements) and an amount equal to one percent (1%) of the hard construction costs only payable to Landlord on account of Landlord’s construction oversight obligations (it being agreed that the hard and soft costs, as such terms are generally understood in the construction industry, shall be separately accounted for by Tenant in order that such 1% construction oversight fee can be accurately calculated). Notwithstanding the foregoing, up to thirty percent (30%) of Landlord’s Allowance may be used for furniture and fixtures, telecommunications wiring and cabling, consultant fees and expenses and moving costs. If the cost of Tenant’s Work or any other work performed by or on behalf of Tenant exceeds Landlord’s Allowance, Tenant shall be entirely responsible for any excess. Landlord’s Allowance shall be payable by Landlord to Tenant upon written requisition to Landlord in monthly installments, as provided below, as such work progresses. In any case, prior to payment of any such installment Tenant shall deliver to Landlord a written request, which request shall be given no more frequently than once every thirty (30) days, for such disbursement, which shall be accompanied by: (i) invoices for work covered by such requisition; (ii) copies of partial lien waivers or final lien waivers (in the case of a final installment); and (iii) a certificate signed by the Tenant’s architect certifying that such work represented by the aforementioned invoices has been completed substantially in accordance with the approved plans. Landlord shall pay each required installment within thirty (30) days of receiving the materials enumerated in the previous sentence. Each installment by Landlord will be in the amount of Landlord’s pro-rata share based on the ratio of Landlord’s Allowance to the total cost of Tenant’s Work, less the retainage, if any, in the contract with Tenant’s Contractor with respect to Tenant’s Work, but in no event shall Landlord be required to pay more than Landlord’s Allowance. Any retainage amounts held by Landlord shall be paid upon completion of the work and Tenant’s satisfaction of the final installment conditions set forth in this Section 7(b).

(c) Notwithstanding anything herein or in the Lease to the contrary, in the event that Tenant has not used that portion of the Landlord’s Allowance set forth in Section 7(b)(x) within twelve (12) months after the Second Amendment Commencement Date, then Landlord’s obligation to make available any remaining amounts of Landlord’s Allowance shall terminate and Landlord shall have no further obligation to make Landlord’s Allowance available to Tenant. In addition, notwithstanding anything herein or in the Lease to the contrary, in the event that

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Tenant has not used that portion of the Landlord’s Allowance set forth in Section 7(b)(y) by July 1, 2012, then Landlord’s obligation to make available any remaining amounts of Landlord’s Allowance shall terminate and Landlord shall have no further obligation to make Landlord’s Allowance available to Tenant

8. Building Signage. Commencing on the Second Amendment Commencement Date, provided that (i) the Lease is in full force and effect, and (ii) no Event of Default of Tenant shall have occurred and be continuing, and (iii) Tenant shall not have assigned this Lease and there shall not then be in effect a sublease or subleases of more than twenty-five percent (25%) of the Premises, in each case, other than to a Permitted Transferee (as defined in Section 25.3 of the Existing Lease), and (iv) Tenant and its Permitted Transferees shall continue to occupy in the aggregate at least seventy-five percent (75%) of the Premises for the conduct of its business (any of which conditions described in clauses (i), (ii), (iii) and (iv) may be waived by Landlord at any time in Landlord’s sole discretion), Tenant shall have the right, subject to the terms and conditions of this Section 8, to install an identification sign on the exterior of the Building, in the same or equivalent location as the current Bechtel sign. The size (which shall be no larger than thirty (30) square feet), materials and graphics shall be subject to Landlord’s prior review and approval, which shall not be unreasonably withheld, conditioned or delayed. The sign shall be separately metered and Tenant shall be responsible for all fabrication, lighting, installation, maintenance and removal costs for such sign. Tenant shall be responsible for obtaining, at its sole cost and expense, all permits and approvals required by applicable Laws regarding such signage. Tenant’s installation work shall be subject to all of the applicable terms and conditions of this Lease regarding alterations, and Tenant hereby covenants and agrees to maintain such exterior signage in good condition, consistent with the first class quality of the Building, so long as such exterior signage is affixed to the Building, and Tenant shall remove such signage from the exterior of the Building, and repair any damage caused thereby, upon the earlier to occur of (x) the expiration of Tenant’s rights under this Section 8, (y) the date Tenant fails to lease the minimum square footage of Must Take Premises under Section 6(e) (as such minimum square footage may have been reduced in accordance with Section 6(a)) and also elects to not pay the Annual Fee, or (z) the New Expiration Date of this Lease. Tenant’s rights under this Section 8 shall not be assignable or transferable, and consequently will not be available to any sublessee or other occupant or any other third party other than a Permitted Transferee. In the event that Tenant shall not have installed such signage within twelve (12) months following the Second Amendment Commencement Date, Tenant shall have no further rights to install such sign and this Section 8 shall be of no further force or effect.

9. Parking. In addition to the parking spaces Tenant rents from Landlord under the Existing Lease, during the Second Amendment Term, Tenant shall rent thirty-eight (38) unreserved parking spaces, which number shall be increased by 3.6 parking spaces per 1,000 square feet of (i) the Must Take Premises effective as of the Must Take Premises Commencement Date and (ii) if applicable, the Optional Expansion Premises effective as of the Optional Expansion Premises Commencement Date, in the garage and surface parking lots serving the Building on the same terms and conditions set forth in Exhibit F of the Original Lease. Tenant shall pay to Landlord, as Additional Rent, the rate per space from time to time in effect for such parking spaces during the Second Amendment Term. Notwithstanding the foregoing, such charges with respect to the parking spaces allocated to the Existing Premises

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shall be abated for the period through June 30, 2012 and shall be abated with respect to the parking spaces allocated to the Second Amendment Premises for the initial thirty-six (36) months of the Second Amendment Term. Tenant shall commence paying such charges with respect to the parking spaces allocated to the Must Take Premises effective as of the Must Take Premises Rent Commencement Date.

In addition to the foregoing, Landlord shall make available to Tenant up to four (4) reserved parking spaces on level G-1 of the garage at the rate from time to time in effect for reserved spaces, which rate is $110 per space per month as of the date of this Amendment, provided that such charges for reserved spaces shall be abated for the period through June 30, 2011.

10. Additional Security Deposit. Tenant acknowledges and agrees that as additional consideration for Landlord entering into this Amendment, the Security Deposit shall be increased to Ninety-Nine Thousand Five Hundred Seventeen and 83/100 Dollars ($99,517.83). Landlord is currently holding Thirty Eight Thousand Three Hundred Fifty Five and 33/100 Dollars ($38,355.33) on account of the Security Deposit As such, concurrently with Tenant’s execution and delivery of this Amendment, Tenant shall deliver to Landlord an additional Sixty-One Thousand One Hundred Sixty-Two and 00/100 Dollars ($61,162.50) on account of the Security Deposit. Effective as of the Must Take Premises Commencement Date, the Security Deposit shall be further increased by an amount equal to two (2) months of the Base Rent then payable with respect to the Must Take Premises.

11. Option to Extend. Tenant shall continue to have one (1) five (5) year option to extend the Term of the Lease pursuant to Addendum No. 1 to the Original Lease.

12. Right of First Offer. Tenant shall continue to have the right of first offer pursuant to Addendum No. 2 to the Original Lease, except that Section 1 of Addendum No. 2 is hereby amended by deleting the definition of Available Space and inserting therefor the following:

“Available Space” means only the office space that is adjacent to any portion of the Premises on the fourth (4th) floor, the sixth (6th) floor, or any other floor on which the Must Take Premises or Optional Expansion Premises is located upon addition to the Premises, as said space may become available for lease after the initial leasing thereof by Landlord to another tenant.

13. Assignment and Subleasing. Notwithstanding anything in the Lease to the contrary, Tenant shall have the right to permit clients, joint venture partners and/or business associates working with Tenant to use offices in the Premises without such office sharing arrangement constituting a sublease of the Premises pursuant to Section 25 of the Lease.

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14. Address for Notices to Landlord. Notwithstanding anything to the contrary contained in the Original Lease, the address for notices to Landlord are:

c/o Broadway Partners

375 Park Avenue, 29th Floor

New York, New York 10152

Attn: Leasing Counsel & Asset Manager

with a copy to:

Broadway Real Estate Services, LLC

1 Penn Plaza, Suite 3915

New York, New York 10119

Attention: Rick Serrapica

and:

Greensboro Drive Property, LLC

8180 Greensboro Drive

McLean, VA 22102

Attention: Building Manager.

or such other name and address as Landlord shall, from time to time, designate.

15. Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment, excepting only Cassidy & Pinkard (“Landlord’s Broker”) and Boland Advisory Services (“Tenant’s Broker,” together with Landlord’s Broker, the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent. The foregoing indemnity shall survive the expiration or sooner termination of the Lease. Landlord shall pay Landlord’s Broker pursuant to the terms and conditions of a separate agreement between Landlord and Landlord’s Broker and Landlord’s Broker shall pay Tenant’s Broker pursuant to a separate agreement between Landlord’s Broker and Tenant’s Broker.

16. Certification as to Lease. Tenant certifies that (a) the Existing Lease is in full force and effect, (b) there are no uncured defaults on the part of Tenant or Landlord under the Existing Lease, and (c) there are no outstanding obligations by Landlord to Tenant related to any Tenant improvements to the Premises, including, but not limited to, any tenant improvement allowance.

17. Effectiveness of Lease. The Existing Lease, except as amended hereby, remains unmodified, and the Existing Lease remains in full force and effect.

18. Miscellaneous. This Amendment shall be governed by and construed in accordance with laws of the state of in which the Building is located, without giving effect to the

11

conflict of law principles thereof. No amendment, modification, waiver or discharge of this Amendment or of the Existing Lease, or any provision hereof (including, without limitation, this sentence) or thereof shall be valid or effective unless in writing and signed by the party against whom enforcement of such amendment, modification, waiver or discharge is sought and then only to the extent set forth in such writing. This Amendment, together with the Existing Lease, contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior and contemporaneous negotiations, representations, understandings and agreements, whether written or oral, all of which are merged into the Existing Lease, as amended by this Amendment. This Amendment shall not be construed more strictly against one (1) party than against the other merely by virtue of the fact that this Amendment may have been physically prepared by one (1) of the parties, or such party’s counsel, it being agreed that all parties and their respective counsel have mutually participated in the negotiation and preparation of this Amendment.

19. Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, and all of which, together shall constitute one document.

[Signatures on Next Page]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the first date written above.

LANDLORD:
GREENSBORO DRIVE PROPERTY LLC, a Delaware limited liability company

By:

Name:	JONATHON K YORMAK

Title:	AUTHORIZED SIGNATORY

TENANT:

CVENT, INC., A Delaware corporation

By:

Name:	THOMAS KRAMER

Title:	CFO

13

EXHIBIT A

PLAN OF SECOND AMENDMENT PREMISES

[SEE ATTACHED]

14

CASSIDY & PINKARD COLLIERS

Mr. Todd Sherbacow
December 31, 2007
Page 8

EXHIBIT A

10,485 RSF

6th Floor Area Plan

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Amendment”) is made as of the 3/23/09 day of March 2009 (the “Effective Date”), by and between GREENSBORO DRIVE PROPERTY LLC (“Landlord”), a Delaware limited liability company, having offices c/o Broadway Partners, 375 Park Avenue, New York, New York 10152, and CVENT, INC. (“Tenant”), a Delaware corporation, having an address at 8180 Greensboro Drive, 4th Floor, McLean, Virginia 22102.

W I T N E S S E T H:

WHEREAS, Landlord and Tenant are the current parties to a Lease Agreement dated as of August 2, 2005 (the “Original Lease”), as amended by First Amendment dated January 24, 2007 and Second Amendment to Office Lease dated as of February 26, 2008 (the “Second Amendment” and collectively, the “Existing Lease”), currently affecting the premises located on the fourth (4th) and sixth (6th) floors (collectively, the “Premises”) in the building known as 8180 Greensboro Drive, McLean, Virginia (the “Building”); and

WHEREAS, Landlord and Tenant desire to amend the Existing Lease on the terms and conditions contained in this Amendment.

NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants and conditions hereinafter set forth, the patties hereby agree as follows:

1. Capitalized Terms. All capitalized terms used and not otherwise defined in this Amendment shall have the meanings ascribed to them in the Existing Lease. All references in the Existing Lease to the “Lease” shall hereafter be deemed to mean the Existing Lease, as modified by this Amendment (collectively, the “Lease”).

2. Lease Modifications.

(a) Signage. The reference in the second sentence of Section 8 of the Second Amendment (regarding the size of the identification sign which Tenant is entitled to install on the exterior of the Building) to “thirty (30) square feet” is hereby changed to “seventy five (75) square feet”.

(b) Generator. Landlord is the current owner of the existing 275 KW back-up generator and related equipment in the Building depicted on Exhibit A attached hereto and made a part hereof (the “Generator”). Commencing on the Effective Date, Landlord shall make available for Tenant’s exclusive use during the Lease Term a minimum capacity of 137.5 KW from the Generator. Subject to, and without limiting, the minimum availability requirements set forth herein, Tenant acknowledges that its use of the Generator may be in common with Landlord and/or one or more other Building tenants (subject, however, to Tenant’s rights to use the Generator set forth herein), whether pursuant to rights existing on the date hereof or hereafter granted by Landlord. Without limiting the preceding sentence, Tenant acknowledges that as of the Effective Date, the only other Building tenant to which Landlord has heretofore granted such rights is Foliofn, Inc., which has been granted the exclusive right to use 137.5 KW from the

Generator. There currently exists an automatic transfer switch (the “ATS”) in Tenant’s server room on the fourth (4th) floor of the Building that is available for Tenant’s use, but Landlord does not hereby make any representation, warranty or covenant regarding the load capacity of the ATS or whether the ATS will be sufficient for Tenant’s purposes in installing Tenant’s back-up system or any other equipment, or for any other purpose. Landlord, at Tenant’s cost, shall provide such additional infrastructure upgrades as shall be necessary to connect the Generator to the ATS, which work shall include, without limitation, the installation of any required feeder lines, any required changes to the ATS and the installation of any required separate disconnect switch rated at a capacity of at least two hundred (200) KW. Landlord shall maintain the Generator, the ATS and the connections running between the Generator and the ATS, in good working order throughout the Term pursuant to a maintenance agreement with a third party which shall be in effect as of the Effective Date, which shall provide for a minimum of customary monthly testing and quarterly extended testing. Tenant will accept additional reasonable testing requirements as recommended by Landlord from time to time. Tenant shall not be responsible for any of the cost of maintaining or securing the Generator, the ATS or any of the connections between the Generator and the ATS (including, without limitation, any of the charges under such maintenance agreement), but Tenant shall reimburse Landlord, within thirty (30) days after demand, for fifty percent (50%) of the actual cost of fuel utilized in the operation of the Generator.

3. Brokers. Landlord and Tenant hereby represent and warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment, and that they know of no real estate broker or agent who is entitled to a commission in connection with this Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent. The foregoing indemnity shall survive the expiration or sooner termination of the Lease.

4. Landlord’s Notice Address. From and after the Effective Date, (a) an additional copy of each notice sent to Landlord under the Lease shall be simultaneously sent to Garry C. Berman, Esq., Robinson & Cole LLP, 280 Trumbull Street, Hartford, Connecticut 06103; and (b) payments of Base Rent and additional rent shall be delivered to Landlord at the following address: Greensboro Drive Property LLC, Lock Box: P.O. Box 712910, Cincinnati, Ohio 45271-2910, or such other name and address as Landlord shall, from time to time, designate.

5. Certification as to Lease. Tenant certifies that (a) the Existing Lease is in full force and effect, (b) there are no uncured defaults on the part of Tenant or, to the best of Tenant’s knowledge, on the part of Landlord, under the Existing Lease, (c) there are no outstanding obligations by Landlord to Tenant related to any Tenant improvements to the Demised Premises, including, but not limited to, any tenant improvement allowance, and (d) Tenant currently has no counterclaims, offsets or defenses to Tenant’s obligations under the Existing Lease.

6. Authority. Tenant hereby represents and warrants to Landlord that Tenant has full power and authority to enter into this Amendment and consummate the transaction contemplated by this Amendment, and the individual executing and delivering this Amendment on Tenant’s behalf has been duly authorized to do so.

7. Miscellaneous. This Amendment shall be governed by and construed in accordance with laws of the State of Virginia, without giving effect to the conflict of law principles thereof. No amendment, modification, waiver or discharge of this Amendment or of the Existing Lease, or any provision hereof (including, without limitation, this sentence) or thereof shall be valid or effective unless in writing and signed by the party against whom enforcement of such amendment, modification, waiver or discharge is sought and then only to the extent set forth in such writing. This Amendment, together with the Existing Lease, contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior and contemporaneous negotiations, representations, understandings and agreements, whether written or oral, all of which are merged into the Lease.

8. Ratification. Except as modified by this Amendment, all of the terms, covenants and conditions of the Existing Lease are confirmed and approved and shall remain in full force and effect with respect to the Demised Premises.

9. Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, and all of which, together shall constitute one document.

IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

LANDLORD:

GREENSBORO DRIVE PROPERTY LLC, a Delaware limited liability company

By:
	Name:	Jonathon K. Yormak
	Title:	Authorized Signatory

TENANT:

CVENT, INC., a Delaware corporation

By:
	Name:	T KRAMER
	Title:	CFO

EXHIBIT A

GENERATOR

A-1

FOURTH AMENDMENT OF LEASE

This FOURTH AMENDMENT OF LEASE (this “Amendment”) is made as of September 30, 2009 (the “Effective Date”), by and between GREENSBORO DRIVE PROPERTY LLC, a Delaware limited liability company (“Landlord”), having an office c/o Broadway Partners, 375 Park Avenue, 29th Floor, New York, New York 10152, and CVENT, INC., a Delaware corporation (“Tenant”), having an office at 8180 Greensboro Drive, 4th Floor, McLean, Virginia 22102.

RECITALS:

A. Landlord and Tenant are the current parties to a Lease Agreement dated as of August 2, 2005, as amended by that certain First Amendment dated January 24, 2007, that certain Second Amendment dated as of February 26, 2008 (the “Second Amendment”), and that certain Third Amendment dated March 23, 2009 (collectively, the “Existing Lease”), pursuant to which Tenant leases certain premises located on the fourth (4th) and sixth (6th) floors (collectively, the “Existing Premises”) of the office building located at 8180 Greensboro Drive, McLean, Virginia (the “Building”). Any capitalized terms used herein not otherwise defined shall have the respective meanings ascribed to them in the Existing Lease.

B. Landlord and Tenant hereby desire to amend the Existing Lease on the terms and conditions contained in this Amendment.

AGREEMENT:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Expansion Premises. The area on the sixth (6th) floor of the Building consisting of approximately 3,432 rentable square feet, commonly known as Suite 675, and substantially as shown hatched on the plan annexed hereto as Schedule A (the “Expansion Premises”) is hereby added to, and shall be considered a part of the “Premises” (as such term is defined in the Existing Lease), for the period (the “Expansion Premises Term”) commencing on the date on which Landlord delivers the Expansion Premises to Tenant in broom clean condition and free of occupants, which date shall be not less than fifteen (15) days after execution of this Amendment (the “Expansion Premises Commencement Date”) and expiring on March 17, 2014 (the “Expansion Premises Expiration Date”); it being agreed that such date is the same as the New Expiration Date set forth in Section 3 of the Second Amendment referenced above. As of the Expansion Premises Term, all references in the Existing Lease to the “Premises” shall be deemed to refer to both the Existing Premises and the Expansion Premises. During the Expansion Premises Term, all references in the Existing Lease to (i) the “Lease” shall be deemed to refer to the Existing Lease, as amended by this Amendment, and (ii) the “Term” shall be deemed to refer to the Expansion Premises Term with respect to the Expansion Premises only. Landlord and Tenant acknowledge that the total rentable square feet of the Premises, including the Expansion Premises, from and after the Expansion Premises Commencement Date is 30,635 rentable square feet, and shall not be subject to re-measurement prior to the Expansion Premises

Expiration Date, except in the event of a change in industry standards for the measurement of rental square footage in a multi-tenanted office building, in which case the amount of Rent due and payable under the Lease on a per rentable square foot basis shall be equitably adjusted so that in no event shall Tenant’s obligations with respect to Base Rent, Operating Expenses and Real Estate Taxes change. As more particularly set forth in Section 6(a) of the Second Amendment, from and after the Expansion Premises Commencement Date, the Must Take Premises (as defined in the Second Amendment) is reduced by the rentable square footage of the Expansion Premises (i.e., the minimum rentable area of the Expansion Premises is reduced from 6,500 rentable square feet to 3,068 rentable square feet).

2. Condition of Premises. Tenant acknowledges that it is in possession and occupancy of, and is fully familiar with the condition of, the Existing Premises, and that Landlord has not made any representation or warranty with respect to the condition of the Existing Premises or the Building with respect to the suitability or fitness of any of the same for the conduct of Tenant’s permitted use, its business or for any other purpose. Landlord and Landlord’s agents have made no representations, warranties or promises with respect to the Expansion Premises except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth herein. Tenant shall accept possession of the Expansion Premises in its “AS-IS, WITH ALL FAULTS” condition as of the Expansion Premises Commencement Date, and Landlord shall have no obligation to perform any work, supply any materials or make any installations in order to prepare the Expansion Premises for Tenant’s occupancy or pay any tenant improvement allowance.

3. Fixed Rent.

(a) From and after the Effective Date until the New Expiration Date, Tenant shall continue to pay Fixed Rent for the Existing Premises in accordance with the terms and provisions of the Existing Lease.

(b) During the Expansion Premises Term, Tenant shall pay to Landlord, as fixed rent for the Expansion Premises, the amounts set forth below (“Expansion Premises Fixed Rent”), in equal monthly installments, in advance and without demand, on the first day of each calendar month during the Expansion Premises Term, and otherwise in accordance with the terms of the Existing Lease:

Applicable Period	Number of Months	Annual Fixed Rent	Monthly Payment	Annual Rent Rate Per Rentable Square Foot
January 1, 2010 through November 30, 2010	11	$113,413.50	$10,310.30	$36.05
December 1, 2010 through November 30, 2011	12	$127,435.51	$10,619.61	$37.13
December 1, 2011 through November 30, 2012	12	$131,258.37	$10,938.20	$38.25
December 1, 2012 through November 30, 2013	12	$135,196.23	$11,166.34	$39.39
December 1, 2013 through Expansion Premises Expiration Date (March 17, 2014)	Approximately 4	$46,416.33	$11,604.33	$40.57

(c) Notwithstanding anything to the contrary contained herein, provided that there shall not then be existing a default beyond all applicable notice and cure periods under the Lease, Tenant shall be entitled to a rent credit against Expansion Premises Fixed Rent (and the Expansion Premises Fixed Rent is hereby waived) for the twelve (12) month period commencing on January 1, 2010 and ending on December 31, 2010 in the aggregate amount of $134,616.00 (which amount represents $113,413.50 for the 11 month period commencing on January 1, 2010 and ending on November 30, 2010, plus $10,619.61 for the 1 month period commencing on December 1, 2010 and ending on December 31, 2010).

4. Tenant’s Share of Operating Expenses and Real Estate Tax Expense.

(a) With respect to the Existing Premises, from and after the Effective Date until the New Expiration Date, Tenant shall continue to pay, without interruption, as Additional Rent, Tenant’s Share of Increased Operating Expenses and Tenant’s Share of Increased Real Estate Tax Expenses with respect to the Existing Premises in accordance with the terms of the Lease.

(b) With respect to the Expansion Premises, during the Expansion Premises Term, Tenant shall pay to Landlord, without interruption, as Additional Rent, Tenant’s Share of Increased Operating Expenses and Tenant’s Share of Increased Real Estate Tax Expenses with respect to the Expansion Premises, provided that (i) the Base Year shall be calendar year 2010, and (ii) Tenant’s Share of Increased Operating Expenses and Tenant’s Share of Increased Real Estate Tax Expenses for the Expansion Premises only shall be 1.44%.

5. Parking. In addition to the parking spaces Tenant rents from Landlord under the Existing Lease (including those rented pursuant to Section 9 of the Second Amendment), Tenant shall rent an additional thirteen (13) unreserved parking spaces (the “Expansion Premises Parking Spaces”) as of the Effective Date, in the garage and surface parking lots serving the

Building on the same terms and conditions set forth in the Existing Lease, except as modified herein. Notwithstanding the foregoing, the charges with respect to Expansion Premises Parking Spaces shall be at the rate of $55.00 per month per space, which amount shall be subject to change from time to time by Landlord; provided, however, that such charges shall be abated for the period commencing on the first (1st) day of the month following the Effective Date and ending on the date that occurs forty-two (42) months thereafter.

6. Notices. From and after the Effective Date, all notices to Landlord shall be sent to the following parties:

Greensboro Drive Property LLC

c/o Broadway Partners

375 Park Avenue

29th Floor

New York, New York 10152

Attention: National Leasing Counsel

and

Joelle Halperin & David Zackowitz

Commercial Real Estate Group

Lehman Brothers Holdings, Inc.

1271 Avenue of the Americas

New York, New York 10020

7. Lender Consent. Landlord and Tenant acknowledge and agree that the effectiveness of this Amendment is contingent upon Landlord obtaining the written approval of this Amendment by Landlord’s lenders (collectively, the “Lender”). In the event the Lender’s approval is not received by Landlord on or before sixty (60) days after the mutual execution hereof, this Amendment may be terminated by written notice of Landlord or Tenant and, thereupon, neither party shall have any further obligations under this Amendment, except for such obligations which specifically survive the termination hereunder. In the event the Lender disapproves of this Amendment, Landlord agrees to promptly inform Tenant of such disapproval after Landlord’s receipt of notice thereof

8. Brokers. Landlord and Tenant hereby represent and warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment, excepting only Cassidy & Pinkard (“Landlord’s Broker”) and McBride Real Estate Services (“Tenant’s Broker”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent. The foregoing indemnity shall survive the expiration or sooner termination of the Lease. Landlord shall pay Landlord’s Broker a commission pursuant to the terms and conditions of a separate agreement between Landlord and Landlord’s Broker and Landlord’s Broker shall pay Tenant’s Broker a commission pursuant to a separate agreement between Landlord’s Broker and Tenant’s Broker.

9. Certification as to Lease. Tenant certifies that (a) the Existing Lease is in full force and effect, (b) there are no uncured defaults on the part of Tenant or Landlord under the Existing Lease, (c) there are no outstanding obligations by Landlord to Tenant related to any Tenant improvements to the Premises, including, but not limited to, any tenant improvement allowance.

10. Effectiveness of Lease. Except as modified by this Amendment, all of the terms, covenants and conditions of the Existing Lease are confirmed and approved and shall remain in full force and effect.

11. Miscellaneous. This Amendment shall be governed by and construed in accordance with laws of the state in which the Building is located, without giving effect to the conflict of law principles thereof. No amendment, modification, waiver or discharge of this Amendment or of the Existing Lease, or any provision hereof (including, without limitation, this sentence) or thereof shall be valid or effective unless in writing and signed by the party against whom enforcement of such amendment, modification, waiver or discharge is sought and then only to the extent set forth in such writing. This Amendment, together with the Existing Lease, contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior and contemporaneous negotiations, representations, understandings and agreements, whether written or oral, all of which are merged into the Existing Lease, as amended by this Amendment. This Amendment shall not be construed more strictly against one party than against the other merely by virtue of the fact that this Amendment may have been physically prepared by one of the parties, or such party’s counsel, it being agreed that all parties and their respective counsel have mutually participated in the negotiation and preparation of this Amendment.

12. Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, and all of which, together shall constitute one document.

No further text on this page.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the first date written above.

LANDLORD:

Greensboro Drive Property LLC, a Delaware limited liability company

By:	Broadway Greensboro Mezz LLC, a Delaware limited liability company, its sole member

	By:	Broadway Greensboro Junior Mezz LLC, a Delaware limited liability company, its sole member

		By:	LB Greensboro MM LLC, a Delaware limited liability company, its managing member

By:
				Name:	Jeffrey Fitts
				Title:	Authorized Signatory

TENANT:

CVENT, INC.

By:
	Name:	THOMAS G KRAMER
	Title:	CFO

EXHIBIT A

FLOOR PLAN OF EXPANSION PREMISES

[to be attached]

FIFTH AMENDMENT OF LEASE

THIS FIFTH AMENDMENT OF LEASE (this “Amendment”) made as of the 5 day of August, 2010 (the “Effective Date”), by and between GREENSBORO DRIVE PROPERTY LLC, a Delaware limited liability company (“Landlord”), having an office at c/o Lehman Brothers Holdings Inc., 1271 Avenue of the Americas, 38th Floor, New York, New York 10020, and CVENT, INC., a Delaware corporation (“Tenant”), having an office at 8180 Greensboro Drive, McLean, Virginia 22102.

W I T N E S S E T H:

WHEREAS, by Deed of Lease, dated as of August 2, 2005, as modified by First Amendment dated as of January 24, 2007 (the “First Amendment”), Second Amendment to Office Lease dated as of February 26, 2008 (the “Second Amendment”), Third Amendment to Lease dated as of March 23, 2009 (the “Third Amendment”) and Fourth Amendment of Lease dated as of September 30, 2009 (the “Fourth Amendment”) (as so modified, the “Original Lease”). Landlord’s predecessor-in-interest, 8180 Greensboro, L.L.C., did demise and let unto Tenant and Tenant did hire and take from Landlord premises located on the fourth (4th) and sixth (6th) floors, as more particularly identified in the Lease (the “Demised Premises”), of the building known as and by the street address of 8180 Greensboro Drive, McLean, Virginia (the “Building”); and

WHEREAS, (i) Tenant desires to lease premises on the ninth (9th) floor of the Building, as shown on Exhibit A (the “Fifth Amendment Additional Premises”), from Landlord, and Landlord is willing to lease the same to Tenant, in the manner and upon the terms and conditions hereinafter set forth, (ii) Tenant desires to surrender to Landlord a portion of the Demised Premises, consisting of a portion (the “First Amendment Surrendered Premises”) of the First Amendment Premises (as defined in the First Amendment, shown by hatching on Exhibit B, and deemed to consist of approximately 4,013 rentable square feet for all purposes under the Lease, and with the portion of the First Amendment Additional Premises being retained by Tenant, as shown by cross hatching on Exhibit B, being referred to as the “Retained Premises” and deemed to consist of approximately 253 rentable square feet for all purposes under the Lease), and Landlord is willing to accept such surrender in the manner and upon the terms and conditions hereinafter set forth, (iii) Tenant desires to license, on an interim basis, 10,526 rentable square feet located on the third (3rd) floor of the Building, as shown on Exhibit C

7/29/2010

(the “Swing Space”), from Landlord, and Landlord is willing to license the same to Tenant, in the manner and upon the terms and conditions hereinafter set forth and (iv) Landlord and Tenant desire to otherwise modify the Lease, as hereinafter set forth (the Original Lease, as modified by this Amendment, the “Lease”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and of the sum of Ten Dollars ($10.00) paid by Tenant to Landlord, and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their legal representatives, successors and assigns, hereby agree as follows:

1. Definitions. All capitalized terms used herein shall have the meanings ascribed to them in the Lease, unless otherwise defined herein.

2. Lease of Additional Premises. (A) Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Fifth Amendment Additional Premises for a term commencing on the date (the “Fifth Amendment Additional Premises Commencement Date”) that is the day immediately following the end of the Early Access Period (as hereinafter defined) and ending on the Expiration Date (i.e., March 17, 2014), or such earlier date upon which the term of the Lease may expire or be terminated pursuant to any of the conditions of limitation or other provisions of the Lease or pursuant to law, upon all of the terms and conditions of the Original Lease, as modified by this Amendment.

(B) Landlord shall not be liable for failure to deliver possession of the Fifth Amendment Additional Premises to Tenant on any specified date, and such failure shall not impair the validity of this Amendment. Landlord shall be deemed to have delivered possession of the Fifth Amendment Additional Premises to Tenant upon the giving of notice by Landlord to Tenant stating that the Fifth Amendment Additional Premises are broom clean, vacant and available for Tenant’s occupancy, provided that (i) such notice shall be factually correct and (ii) Landlord tenders possession of the Additional Premises to Tenant in accordance with the terms of this Amendment on or prior to the Fifth Additional Premises Commencement Date. There shall be no postponement of the Fifth Amendment Additional Premises Commencement Date for any delay in the delivery of possession of the Fifth Amendment Additional Premises to Tenant that results from any delay caused by or attributable to Tenant.

7/29/2010

2

(C) Effective as of the Fifth Amendment Additional Premises Commencement Date, Tenant shall lease the Fifth Amendment Additional Premises upon all of the terms and conditions of the Original Lease, except as follows:

(1) The Base Rent payable under the Lease with respect to the Fifth Amendment Additional Premises shall be payable at the times and in the manner specified in the Original Lease for the payment of Base Rent, and shall be at the rates set forth below:

Period	Annual Base Rent	Monthly Base Rent	Base Rent Per Rentable Square Foot
January 17, 2011 through January 16, 2012	$704,460.00	$58,705.00	$30.00
January 17, 2012 through January 16, 2013	$725,593.80	$60,466.15	$30.90
January 17, 2013 through January 16, 2014	$747,432.06	$62,286.05	$31.83
January 17, 2014 through Expiration Date (i.e., March 17, 2014)	$769,739.96	$64,145.00	$32.78

(2) The Fifth Amendment Additional Premises shall be deemed to consist of 23,482 rentable square feet for all purposes of the Lease. The Building and/or the Fifth Amendment Additional Premises shall be subject to re-measurement; provided, however, that in the event of any such re-measurement, the total amount of Rent due and payable under the Lease with respect to the Demised Premises (including the Fifth Amendment Additional Premises) through the period ending on March 17, 2014, Tenant’s Share of Increased Operating Expenses with respect to the Demised Premises (including the Fifth Amendment Additional Premises) through the period ending on March 17, 2014 and Tenant’s Share of

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3

Increased Real Estate Taxes with respect to the Demised Premises (including the Fifth Amendment Additional Premises) through the period ending on March 17, 2014 shall not be increased or decreased as a result of any such re-measurement.

(3) Tenant shall pay all additional rent payable pursuant to the Original Lease, including Tenant’s Share of Increased Operating Expenses and Tenant’s Share of Increased Real Estate Taxes pursuant to Article 4 thereof, except that with respect only to the Fifth Amendment Additional Premises, (A) “Base Year” shall mean calendar year 2011, (B) “Tenant’s Share of Increased Operating Expenses” and “Tenant’s Share of Increased Real Estate Taxes” shall mean 9.88% and (C) Tenant’s obligation to pay Tenant’s Share of Increased Operating Expenses and Tenant’s Share of Increased Real Estate Taxes with respect to the Fifth Amendment Additional Premises shall commence as of the first anniversary of the Fifth Amendment Additional Premises Commencement Date.

(4) Notwithstanding the foregoing, provided that Tenant shall not be in default beyond the expiration of any applicable notice and cure periods set forth in the Lease of any of the terms, conditions or covenants contained in the Lease, Tenant’s obligation to pay Base Rent only in respect of the Fifth Amendment Additional Premises only shall be abated for the period (the “Free Rent Period”) commencing on the Fifth Amendment Additional Premises Commencement Date and ending on the date that is 372 days following the Fifth Amendment Additional Premises Commencement Date, both dates inclusive. The foregoing shall not affect Tenant’s obligation to pay any other charges payable by Tenant under the Lease, including with respect to the Fifth Amendment Additional Premises, during or with respect to such period.

(5) Tenant acknowledges that it is fully familiar with the condition of, the Fifth Amendment Additional Premises, and that Landlord has not made any representation or warranty with respect to the condition of the Fifth Amendment Additional Premises or the Building with respect to the suitability or fitness of any of the same for the conduct of Tenant’s permitted use, its business or for any other purpose. Tenant has inspected the Fifth Amendment Additional Premises and agrees (a) to accept possession of the Fifth Amendment Additional Premises in the condition existing on the Effective Date, “AS-IS WITH ALL FAULTS”, (b) that neither Landlord nor Landlord’s agents have made any representations, promises or warranties with respect to the Fifth Amendment Additional Premises except as expressly set forth herein, and (c) Landlord has no obligation to perform any work, supply any materials, incur any expense or make any alterations or improvements to the Fifth Amendment Additional

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Premises to prepare the Fifth Amendment Additional Premises for Tenant’s occupancy. Subject to Landlord’s continuing obligations expressly contained in the Lease, Tenant’s occupancy of any part of the Fifth Amendment Additional Premises for the conduct of business shall be conclusive evidence, as against Tenant, that (1) Tenant has accepted possession of the Fifth Amendment Additional Premises in its then current condition, and (2) the Fifth Amendment Additional Premises is in the condition required by this Amendment. Notwithstanding anything to the contrary contained herein, if and to the extent that Material Damage (as hereinafter defined) to the Fifth Amendment Additional Premises shall occur between the Effective Date and the Fifth Amendment Additional Premises Commencement Date (the “Intervening Period”), then Landlord and Tenant shall jointly agree upon the estimated cost to repair such Material Damage (the “Material Damage Cost”), and the Free Rent Period shall be extended by the number of days (or part thereof) required in order for Tenant to fully recoup the value of the Material Damage Cost, and Tenant shall be obligated to repair all damage occurring during the Intervening Period. In the event that Landlord and Tenant shall not be able to agree, within sixty (60) days after the Fifth Amendment Additional Premises Commencement Date, on whether or not Material Damage has so occurred and/or the Material Damage Cost, then either party may submit such issue(s) to arbitration in accordance with the provisions of this Section. For purposes of this Section, “Material Damage” shall mean, subject to the provisions hereof, any damage, so long as such damage was not caused by Tenant or Tenant’s employees, agents, contractors or invitees, that will cost in excess of $10,000 to repair, except that (x) damage by casualty or condemnation that will cost in excess of $10,000 to repair shall be governed by the provisions of the Lease, and not the provisions of this Section, and shall not be deemed Material Damage and (y) damage attributable to normal wear and tear, regardless of the cost to repair the same, shall not be deemed Material Damage. In amplification of the foregoing, Tenant expressly acknowledges and agrees that Tenant shall not be entitled to an extension of the Free Rent Period with respect to, any and all damage attributable to normal wear and tear, regardless of the cost to repair the same, and/or any and all damage that will take $10,000 or less to repair, regardless of the cause thereof, including whether or not caused by casualty or condemnation. In any arbitration pursuant to the express provisions of this Section, either party may submit the dispute for resolution by arbitration in Fairfax County, Virginia in accordance with the Arbitration Rules for the Real Estate Industry of the American Arbitration Association (“AAA”), except that the terms of this Section shall supersede any conflicting or otherwise inconsistent rules. Provided the rules and regulations of the AAA so permit, (i) the AAA shall, within ten (10) days after such submission or application, select a single arbitrator having at

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least ten (10) years’ experience in leasing and management of commercial properties similar to the Building, (ii) the arbitration shall commence ten (10) days thereafter, and (iii) the arbitrator shall make a determination within five (5) days after the conclusion of the presentation of Landlord’s and Tenant’s cases, which determination shall be limited to a decision upon whether Material Damage existed and, if so, the Material Damage Cost (and the arbitrator shall not be permitted to modify any of the terms of the Lease or this Amendment). The arbitrator’s determination shall be final and binding upon the parties, whether or not a judgment shall be entered in any court. All actions necessary to implement such decision shall be undertaken as soon as possible, but in no event later than thirty (30) days after the rendering of such decision. The arbitrator’s determination may be entered in any court having jurisdiction thereof. All fees payable to the AAA for services rendered in connection with the resolution of the dispute shall be shared equally by the parties (or paid solely by Tenant in the event the arbitrator shall determine that no Material Damage existed). The arbitrator shall not be entitled to award monetary damages.

(6) In addition to the parking spaces Tenant rents from Landlord under the Original Lease (including those rented pursuant to Section 9 of the Second Amendment and Section 5 of the Fourth Amendment) Landlord agrees that, during the period commencing on the Fifth Amendment Additional Premises Commencement Date and continuing through the Expiration Date, Landlord will provide Tenant, at no additional charge, with seventy one (71) additional unreserved parking spaces at the Building and six (6) additional reserved parking spaces at the Building (the location of which reserved parking spaces shall be determined by Landlord in Landlord’s sole, but reasonable, discretion).

(7) Subject to all applicable provisions of the Lease, including without limitation Article 16 of the Original Lease, Tenant shall be permitted to operate, for use by Tenant’s employees, agents, contractors and invitees only, a soda dispenser (but not a vending machine) in the cafeteria located in the Fifth Amendment Additional Premises.

(8) All provisions contained in the Lease relating the performance by Landlord of any work or alterations to prepare any portion of the Demised Premises for Tenant’s occupancy thereof, or the furnishing of any supplies or materials in connection therewith, and/or the granting to Tenant of any contribution or allowance in connection with the performance by Tenant of any Alterations, including Initial Work, including, without limitation, the provisions of Sections 1.2, 3.3 and 16.1 of the Original Lease, Section 2.2 of the First Amendment, Articles 2 and 7 of the Second Amendment and Section 3(c) of the Fourth Amendment shall be Inapplicable to the leasing of the Fifth Amendment Additional Premises.

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(9) Notwithstanding anything to the contrary contained in the Original Lease, Tenant shall not be required to pay to Landlord a construction oversight fee in connection with the performance by Tenant of Tenant’s Initial Work to prepare the Fifth Amendment Additional Premises for Tenant’s initial occupancy thereof.

(10) Commencing on the later to occur of (a) September 1, 2010, and (b) the date on which the existing tenant of the Fifth Amendment Additional Premises shall have vacated and delivered to Landlord vacant and legal possession of the Fifth Amendment Additional Premises, and continuing through the date that is 139 days thereafter, subject to a day-for-day extension to the extent there is delay attributable to (i) force majeure and/or (ii) Landlord delay (i.e., any delay attributable solely to the negligence or willful misconduct of Landlord or Its agents, employees or contractors)(with the period by which such 139 day period may be extended as aforesaid being referred to as a “Delay Period” and with the period ending on such 139th day, as the same may be extended by the number of days in any Delay Period, being referred to as the “Early Access Period”). Tenant shall have non-exclusive access to, and shall have the right to commence the performance of Tenant’s Initial Work in, the Fifth Amendment Additional Premises. Landlord and Tenant shall use reasonable efforts to cooperate with each other so as to permit the other to access and work in the Fifth Amendment Additional Premises during the Early Access Period. Any such work by Tenant shall be governed by the provisions of the Lease relating to Initial Work and Alterations. No Base Rent, Tenant’s Share of Increased Operating Expenses and/or Tenant’s Share of Increased Real Estate Taxes shall be payable in respect of the Fifth Amendment Additional Premises during the Early Access Period (but Tenant shall be responsible for all other Rent and other charges provided for under the Lease), and Tenant’s use of the Fifth Amendment Additional Premises during the Early Access Period shall otherwise be upon, and be governed by, all of the terms of the Lease, including without limitation ail provisions governing Tenant’s obligation to maintain insurance (which Tenant shall obtain with respect to the Fifth Amendment Additional Premises before entering the Fifth Amendment Additional Premises during the Early Access Period as if the Fifth Amendment Additional Premises were then part of the Premises) and all indemnification provisions (which shall apply to the Fifth Amendment Additional Premises during the Early Access Period as if the Fifth Amendment Additional Premises were then part of the Premises).

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(11) Except as provided in this Amendment, all references in the Original Lease to the “Demised Premises” shall be deemed to include the Fifth Amendment Additional Premises for all purposes of the Lease. With respect to the Fifth Amendment Additional Premises only, all references in the Original Lease to “term” or “term of this Lease” or words of similar import shall be deemed to refer to the term of the leasing of the Fifth Amendment Additional Premises. Each reference in the Original Lease to “this Lease”, “herein”, “hereunder” or words of similar import shall be deemed to refer to the Lease.

3. Surrender of First Amendment Premises.

(A) (1) On January 1, 2011 (the “Surrender Date”), as such date may be extended by the number of days in any Delay Period, Tenant shall surrender to Landlord, and Landlord shall accept the surrender of, the Lease in respect of the First Amendment Surrendered Premises and the term and estate thereby granted, together with the First Amendment Surrendered Premises thereby demised, to the intent and purpose that the estate of Tenant in and to the First Amendment Surrendered Premises shall be wholly extinguished and that the term of the Lease in respect of the First Amendment Surrendered Premises shall expire on the Surrender Date in the same manner and with the same effect as if such date were the date set forth in the Lease for the expiration of the term thereof in respect of the First Amendment Surrendered Premises. All Base Rent, additional rent and other amounts payable under the Lease in respect of the First Amendment Surrendered Premises shall be apportioned as of the Surrender Date. All obligations of Tenant with respect to the Retained Premises shall, except as expressly modified herein, be as set forth in the Original Lease.

(2) On or before the Surrender Date, time being of the essence with respect to such date, Tenant shall vacate the First Amendment Surrendered Premises and deliver vacant possession thereof to Landlord in Surrender Delivery Condition (as hereinafter defined). Tenant shall repair, in a good and workmanlike manner, all damage to the Building caused by Tenant bringing the First Amendment Surrendered Premises to Surrender Delivery Condition. Without limiting Tenant’s obligations set forth above, any Tenant’s Property or fixtures, installations or other property remaining in the First Amendment Surrendered Premises after the Surrender Date shall be deemed abandoned by Tenant and Landlord may take possession thereof and retain the same as Landlord’s property or dispose of same (at Tenant’s expense if and to the extent the same was required to be removed to bring the First Amendment Premises to the Surrender Delivery Condition) in any manner Landlord determines without

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accountability therefor to Tenant. For purposes of this Amendment, the term “Surrender Delivery Condition” shall mean that the relevant portion of the Demised Premises shall be in the condition required under the Lease for delivery of the Demised Premises to Landlord at the expiration of the Term of the Lease with all of Tenant’s Personal Property removed from such relevant portion of the Demised Premises.

(B) Tenant represents and covenants that nothing has been or will be done or suffered whereby the Lease in respect of the First Amendment Surrendered Premises, or the term or estate thereby granted, or the First Amendment Surrendered Premises, or any part thereof, or any alterations, decorations, installations, additions and improvements in and to the First Amendment Surrendered Premises, or any part thereof, have been or will be encumbered in any way whatsoever, and that Tenant owns and will own the Lease in respect of the First Amendment Surrendered Premises and has and will have good right to surrender the same on the Surrender Date, and that no one other than Tenant has acquired or will acquire through or under Tenant any right, title or interest in or to the First Amendment Surrendered Premises, or any part thereof, or in or to said alterations, decorations, installations, additions and/or improvements or any part thereof.

(C) Landlord shall accept the surrender of the First Amendment Surrendered Premises as of the Surrender Date and in consideration of such surrender by Tenant and of the acceptance of such surrender by Landlord, Tenant and Landlord do hereby mutually release each other, their respective successors and assigns of and from any and all claims, damages, obligations, liabilities, actions and causes of action, of every kind and nature whatsoever arising under or in connection with the Lease in respect of the First Amendment Surrendered Premises from and after the Surrender Date, except that nothing herein contained shall be deemed to constitute a release or discharge of Landlord or Tenant with respect to any obligation or liability in respect of the First Amendment Surrendered Premises (x) accrued or incurred under the Lease in respect of the First Amendment Surrendered Premises and outstanding and unsatisfied on the Surrender Date (including, without limitation, any deficiency in Tenant’s Share of Increased Operating Expenses and Tenant’s Share of Increased Real Estate Taxes), and (y) to a third party (under the insurance and indemnification provisions of the Lease or otherwise) arising prior to, on or after the Surrender Date as a result of an event occurring or condition existing prior to or on the Surrender Date. Tenant waives all rights to receive any payments, credits, refunds, adjustments or other amounts that may be payable by Landlord under the Lease in respect of the First Amendment Surrendered Premises.

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(D) If Tenant shall fail to surrender the First Amendment Surrendered Premises pursuant to this Agreement, then, at Landlord’s election, (i) this Amendment shall be null and void and of no further force or effect and the Lease shall continue in full force and effect in accordance with its terms, or (ii) Tenant shall be deemed to be a holdover in respect of the First Amendment Surrendered Premises and be subject to all of Landlord’s rights and remedies set forth in the Lease and this Amendment as if such rights and remedies applied separately to the First Amendment Surrendered Premises, and Landlord may pursue against Tenant any and all remedies available to it as landlord under the Lease or this Amendment or otherwise, at law or in equity, separately in respect of the First Amendment Surrendered Premises. Notwithstanding the foregoing, in addition to any other rights or remedies Landlord may have hereunder or at law, Tenant shall pay to Landlord for each month (or any portion thereof) during which Tenant holds over in the First Amendment Surrendered Premises after the Surrender Date, a sum equal to (I) 1.5 times for the first 30 days, and thereafter, 2 times the monthly Base Rent plus (II) all additional rent payable under the Lease in respect of the First Amendment Surrendered Premises for the last full calendar month of the term of the leasing thereof. Nothing herein contained shall be deemed to permit Tenant to retain possession of the First Amendment Surrendered Premises after the Surrender Date, and no acceptance by Landlord of payments from Tenant after the Surrender Date shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Section 3(D).

(E) As of the day following the Surrender Date, the Lease shall be modified as follows:

(1) The Base Rent payable under the Lease with respect to the Retained Premises shall be payable at the times and in the manner specified in the Original Lease for the payment of Base Rent, and shall be at the rates set forth below:

Period	Annual Base Rent	Monthly Base Rent	Base Rent Per Rentable Square Foot
Surrender Date through January 31, 2011	$8,847.41	$737.28	$34.97
February 1, 2011 through June 30, 2011	$9,113.06	$759.42	$36.02
July 1, 2011 through November 30, 2012	$9,677.25	$806.44	$38.25
December 1, 2012 through November 30, 2013	$9,965.67	$830.47	$39.39
December 1, 2013 through the Expiration Date (i.e., March 17, 2014)	$10,264.21	$855.35	$40.57

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(2) Tenant shall not be obligated to pay Tenant’s Share of Increased Operating Expenses and Tenant’s Share of Increased Real Estate Taxes pursuant to Article 4 thereof with respect to the First Amendment Surrendered Premises to the extent the same accrue or are incurred for any period from and after the Surrender Date (but nothing shall affect Tenant’s obligation with respect to liability for Tenant’s Share of Increased Operating Expenses and Tenant’s Share of Increased Real Estate Taxes accrued or incurred under the Lease in respect of the First Amendment Surrendered Premises and outstanding and unsatisfied on the Surrender Date (including, without limitation, any deficiency in Tenant’s Share of Increased Operating Expenses and Tenant’s Share of Increased Real Estate Taxes)). Tenant shall continue to pay, with respect to the Retained Premises, all additional rent payable pursuant to the Original Lease, including Tenant’s Share of Increased Operating Expenses and Tenant’s Share of Increased Real Estate Taxes, except that “Tenant’s Share of Increased Operating Expenses” and “Tenant’s Share of Increased Real Estate Taxes” with respect to the Retained Premises shall mean 0.1064%;

(3) “Demised Premises” shall be deemed not to include the First Amendment Surrendered Premises.

(F) Intentionally Omitted.

(G) Subject to the provisions hereof, Tenant shall, within thirty (30) days following the Surrender Date, at its sole cost and expense, redemise and separate the First

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Amendment Surrendered Premises from the Retained Premises and the balance of the Demised Premises (the “Redemise Work”). Such Redemise Work shall be performed In accordance with all applicable laws and the provisions of the Original Lease and, after such Redemise Work shall be completed, each of the First Amendment Surrendered Premises, the Retained Premises and the balance of the Demised Premises shall, as it relates to such redemise and separation, be in compliance with all applicable laws. In addition, to the extent necessary for the Surrendered Premises to function as useable office space, and subject to the provisions hereof, Tenant shall, within thirty (30) days following the Surrender Date, at its sole cost and expense, separate the mechanical systems serving the First Amendment Surrendered Premises, the Retained Premises and the balance of the Demised Premises so that, after such separation, separate mechanical systems serve only the First Amendment Surrendered Premises, only the Retained Premises and only the balance of the Demised Premises, respectively (the “Systems Work”). The plans, specifications and scope of work for both the Redemise Work and Systems Work shall be subject to Landlord’s reasonable approval, and Landlord shall have full supervisory rights over the performance of the Redemise Work and the Systems Work, such work being conducted only under the direct oversight of building management staff.

4. License.

(A) Effective as of the Effective Date, and continuing through and including the Fifth Amendment Additional Premises Commencement Date (the “License Period”), Landlord, as licensor, hereby grants to Tenant, as licensee, a license to use (x) the Swing Space and (y) thirty one (31) unreserved parking spaces at the Building and six (6) reserved parking spaces at the Building (the location of which reserved parking spaces shall be determined by Landlord in Landlord’s discretion) (collectively, the “Licensed Premises”). Tenant’s use of the Licensed Premises shall be upon, and be governed by, alt of the terms of the Lease, including without limitation ail provisions governing Tenant’s obligation to maintain insurance (which Tenant shall obtain with respect to the Licensed Premises before entering the Licensed Premises during the License Period as if the Licensed Premises were then part of the Premises) and all indemnification provisions (which shall apply to the Licensed Premises during the License Period as if the Licensed Premises were then part of the Premises), except that Tenant shall not be obligated to pay Base Rent, Tenant’s Share of increased Operating Expenses and/or Tenant’s Share of increased Real Estate Taxes in respect of the Licensed Premises during the License Period (but Tenant shall be responsible for all other Rent and other charges provided for under the Lease).

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(B) Tenant acknowledges that it is fully familiar with the condition of the Licensed Premises, and that Landlord has not made any representation or warranty with respect to the condition of the Licensed Premises or the Building with respect to the suitability or fitness of any of the same for the conduct of Tenant’s permitted use, its business or for any other purpose. Subject to Landlord’s continuing obligations expressly contained in the Lease, Tenant has inspected the Licensed Premises and agrees (a) to accept possession of the Licensed Premises in the condition existing on the commencement date of the License Period “AS-IS WITH ALL FAULTS”, (b) that neither Landlord nor Landlord’s agents have made any representations, promises or warranties with respect to the Licensed Premises except as expressly set forth herein, and (c) Landlord has no obligation to perform any work, supply any materials, incur any expense or make any alterations or improvements to the Licensed Premises to prepare the Licensed Premises for Tenant’s occupancy. Tenant’s occupancy of any part of the License Premises for the conduct of business shall be conclusive evidence, as against Tenant, that (1) Tenant has accepted possession of the Licensed Premises in its then current condition, and (2) the Licensed Premises is in the condition required by this Amendment.

(C) All provisions contained in the Original Lease relating to the performance by Landlord of any work or alterations to prepare any portion of the Demised Premises for Tenant’s occupancy thereof, or the furnishing of any supplies or materials in connection therewith, and/or the granting to Tenant of any contribution or allowance in connection with the performance by Tenant of any Alterations, including Initial Work, including, without limitation, the provisions of Sections 1.2, 3.3 and 16.1 of the Original Lease, Section 2.2 of the First Amendment, Articles 2 and 7 of the Second Amendment and Section 3(c) of the Fourth Amendment shall be inapplicable to the licensing by Tenant of the Licensed Premises.

(D) Tenant shall not make or cause to be made any Alterations, installations, improvements, additions or other physical changes in or about the Licensed Area without Landlord’s prior consent, which may granted or withheld in Landlord’s sole and absolute discretion.

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(E) This license is not to be construed as in any way granting to Tenant any interest in the Licensed Premises. This license merely grants to Tenant a license to enter upon and use the Licensed Premises in accordance with the terms hereof and shall not be deemed to grant to Tenant a leasehold or other real property interest in the Licensed Premises.

(F) Upon the expiration or earlier termination of the License Period, time being of the essence, Tenant shall remove all of Tenant’s Personal Property from the Licensed Area and repair all damage caused by such removal, and quit and surrender to Landlord the Licensed Premises vacant, broom-clean and in at least the order and condition as shall have existed on the commencement date of the License Period, ordinary wear and tear and damage by casualty excepted.

(G) If Tenant shall fail to deliver vacant possession of the Licensed Premises in the manner required hereunder on or prior to the expiration or earlier termination of the License Period, the same shall not extend the term of the License Period and shall be a material default under the Lease (x) entitling Landlord to exercise all available rights and remedies and (y) for which Tenant shall pay to Landlord, upon demand therefor, for each month or portion thereof during which Tenant retains possession of the Licensed Premises after such expiration or earlier termination, an amount equal to the Monthly Base Rent then payable for the Fifth Amendment Additional Premises, on a per square foot basis, multiplied by 10,526. The provisions of this Section shall not be deemed to limit or constitute a waiver of any other rights or remedies provided herein or at law or in equity.

5. Modification of Lease. (A) From and after the date hereof, the provisions of Addendum 1 and 2 are deleted in their entirety.

(B) Landlord’s address for notices pursuant to Article 38 of the Lease shall be deemed modified to mean:

“Greensboro Drive Property LLC

c/o Lehman Brothers Holdings Inc.

1271 Avenue of the Americas, 38th Floor

New York, New York 10019

Attn: David Zackowitz

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With a copy to:

Greensboro Drive Property LLC

c/o Lehman Brothers Holdings Inc.

1271 Avenue of the Americas, 38th Floor

New York, New York 10019

Attn: Joelle Halperin, Esq.”

6. Brokerage. Tenant and Landlord each represents and warrants to the other that it has not dealt with any broker, finder or like agent in connection with this Amendment other than Cassidy Turley (“Landlord’s Broker”) and McBride Commercial Real Estate (“Tenant’s Broker”). Tenant and Landlord each does hereby indemnify and hold the other harmless of and from any and all loss, costs, damage or expense (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by the indemnified party by reason of any claim of or liability to any broker, finder or like agent (except that Landlord’s indemnity of Tenant shall not apply to Landlord’s Broker and Tenant’s Broker) who shall claim to have dealt with the indemnifying party in connection herewith. The provisions of this Section 6 shall survive the expiration or termination of the Lease as amended by this Amendment. Tenant shall pay, upon execution of this Amendment, the commissions due Landlord’s Broker and Tenant’s Broker pursuant to separate agreement(s) in the aggregate amount of $131,752.50 ($43,917.50 with respect to Landlord’s Broker, and $87,835.00 with respect to Tenant’s Broker), failing which, the same shall be an immediate Event of Default under the Lease without a right to cure. Landlord shall not be responsible for the payment of any brokerage commissions in connection with this Amendment.

7. Lender Consent. Landlord and Tenant acknowledge and agree that the effectiveness of this Amendment is contingent upon Landlord obtaining the written approval of this Amendment by Landlord’s lenders (collectively, the “Lender”). In the event the Lender’s approval is not received by Landlord on or before sixty (60) days after the mutual execution hereof, this Amendment may be terminated by written notice of Landlord or Tenant and, thereupon, neither party shall have any further obligations under this Amendment, except for such obligations which specifically survive the termination hereunder, unless, in the case where Tenant gives such notice, Landlord obtains such approval within five (5) business days after Tenant gives such cancellation notice, in which case Tenant’s cancellation notice shall be void and this Amendment shall continue in full force and effect. In the event the Lender disapproves of this Amendment, Landlord agrees to promptly inform Tenant of such disapproval after Landlord’s receipt of notice thereof.

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8. Subordination and Non-Disturbance Agreement. Landlord shall obtain for signature by Tenant from the Lender a subordination and non-disturbance agreement containing the protections provided in the form of subordination and non-disturbance agreement attached hereto as Exhibit D. If Tenant shall fail or refuse, for any reason, to execute and deliver to Landlord such subordination and non-disturbance agreement in proper form within ten (10) days after delivery thereof to Tenant, then Tenant’s interest under this Lease shall be subordinate to the mortgage held by such Lender Tenant shall reimburse Landlord, within thirty (30) days after demand therefor, for Landlord’s out-of-pocket costs, including reasonable attorney’s fees and disbursements, incurred in connection with obtaining the subordination and non-disturbance agreement from such Lender.

9. Transfer of Landlord’s Interest. Section 9.3 of the Lease is deleted and replaced with the following: “In the event of a sale or transfer of Landlord’s estate or interest in the Building (whether to a mortgagee or purchaser of any or ail of the Building at any foreclosure proceeding), Landlord shall transfer the Security Deposit to the vendee or transferee, and upon receipt by Tenant of written notice of such transfer, Landlord shall be considered released by Tenant from all liability for the return of the Security Deposit. Upon receipt by Tenant of written notice of such transfer, Tenant shall look solely to the vendee or transferee for the return of the Security Deposit and it is agreed that all of the foregoing shall apply to every transfer or assignment made of the Security Deposit to a new vendee or transferee (including where such transfer or assignment is made to a mortgagee or purchaser of any or all of the Building at any foreclosure proceeding). In the event of any rightful and permitted assignment of Tenant’s interest in this Lease, the Security Deposit shall be deemed to be held by Landlord as a deposit made by the assignee and Landlord shall have no further liability to the assignor with respect to the return of the Security Deposit.

10. Authorization. Tenant and Landlord each represents and warrants to the other that its execution and delivery of this Amendment has been duly authorized by all necessary corporate action and that the person executing this Amendment on its behalf has been duly authorized to do so, and that no other action or approval is required with respect to this transaction.

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11. Full Force and Effect of Lease. Except as modified by this Amendment, the Lease and ail covenants, agreements, terms and conditions thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed.

12. Entire Agreement. The Lease, as amended by this Amendment, constitutes the entire understanding between the parties hereto with respect to the Demised Premises thereunder and may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

13. Certification. Tenant certifies to Landlord and Lender that, as of the date hereof, (a) the Lease is in full force and effect and has not been modified except as set forth in the first “WHEREAS” clause above; (b) there are no uncured defaults on the part of Landlord or Tenant under the Lease; (c) to Tenant’s knowledge, Tenant has no valid abatements, causes of action, counterclaims, disputes, defenses, offsets, credits, deductions, or claims against the enforcement of any of the terms and conditions of the Lease; (d) to Tenant’s knowledge, there are no outstanding obligations by Landlord to Tenant related to any Tenant improvements to the Premises, including, but not limited to, any tenant improvement allowance.

14. Miscellaneous. This Amendment shall be governed by and construed in accordance with laws of the state in which the Building is located, without giving effect to the conflict of law principles thereof. This Amendment shall not be construed more strictly against one party than against the other merely by virtue of the fact that this Amendment may have been physically prepared by one of the parties, or such party’s counsel, it being agreed that all parties and their respective counsel have mutually participated in the negotiation and preparation of this Amendment.

15. Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, and all of which, together shall constitute one document.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

GREENSBORO DRIVE PROPERTY LLC, a Delaware limited liability company, Landlord

By: Broadway Greensboro Mezz LLC, a Delaware limited liability company, its sole member

By: Broadway Greensboro Junior Mezz LLC, a Delaware limited liability company, its sole member

By: LB Greensboro MM LLC, a Delaware limited liability company, its managing member

By:
Name: Jeffrey Fitts
Title: Authorized Signatory

CVENT, INC., Tenant

By:
Name: THOMAS KRAMER
Title: CFO

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Exhibit A

Fifth Amendment Additional Premises

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Exhibit B

First Amendment Surrendered Premises

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Exhibit C

Licensed Premises

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Exhibit D

Form Subordination and Non-Disturbance Agreement

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SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made and entered into as of the date set forth below by and between CVENT, INC., a Delaware limited liability company (“Tenant”); GREENSBORO DRIVE PROPERTY LLC, a Delaware limited liability company (“Landlord”); and BANK OF AMERICA, N.A., SUCCESSOR BY MERGER TO LASALLE BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C6 (“Lender”), as follows:

I.	RECITALS

LENDER is now the holder of a certain Amended and Restated Deed of Trust, Fixture Filing and Security Agreement (“Security Instrument”) dated as of May 15, 2007, executed and delivered by Landlord to secure a promissory note (the “Note”) in the original principal amount of $127,307,396.33. The Security Instrument encumbers the real property described on Exhibit A attached hereto, together with the buildings and improvements on such real property (collectively, the “Property”); and

TENANT is the holder of that certain Lease, dated as of August 2, 2005, as modified by that certain First Amendment dated as of January 24, 2007, that certain Second Amendment to Office Lease dated as of February 26, 2008, that certain Third Amendment to Lease dated as of March 23, 2009, that certain Fourth Amendment of Lease dated as of September 30, 2009 and that certain Fifth Amendment of Lease dated as of [July     , 2010] (the “Lease”) from Landlord demising certain premises more particularly described in the Lease (the “Leased Premises”), and which Leased Premises comprise a part of the Property; and

TENANT, LANDLORD AND LENDER desire to confirm their understanding with respect to the Lease and the Security Instrument;

ACCORDINGLY, in consideration of the mutual covenants and agreements contained in this instrument, Tenant, Landlord and Lender agree and covenant as follows:

1. Now and at all times in the future, the Lease and the rights of the Tenant shall be subject and subordinate to the Security Instrument, and to all renewals, modifications or extensions of the Security Instrument. However, such renewals, modifications and extensions shall be subject and entitled to the benefits of the terms of this Agreement.

2. So long as Tenant is not in default in the payment of rent or in Tenant’s performance of any of the terms, covenants or conditions of the Lease (beyond any period given to Tenant under the Lease to cure such default):

a)	Lender shall not diminish nor interfere with Tenant’s possession of the Leased Premises, or Tenant’s rights and privileges under the Lease or lease renewals, modifications or extensions that may be affected in accordance with any options under the Lease.

b)	Except as otherwise provided herein or in the Lease, the Lease shall not be terminated and Tenant’s occupancy of the Leased Premises shall not be disturbed, affected or impaired by Lender during the term of the Lease or any such renewals, modifications or extensions of the Lease as further provided in paragraph (c) below.

c)	Tenant, or any permitted leasehold mortgagee of Tenant (“Tenant’s Mortgagee”) shall not be named or joined in any action or proceeding brought by Lender to enforce any of its rights in the event of default under the Note or the Security Instrument, unless such joinder is required by law for effecting those

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remedies available under the Security Instrument or any other security instrument securing the Note. Such joinder would ONLY be for the purposes of effecting those remedies, but not for the purpose of terminating the Lease or affecting Tenant’s right to possession.

d)	If the interests of Landlord under the Lease shall be transferred by reason of foreclosure or other proceedings, or if the Leased Premises is otherwise transferred in lieu of foreclosure or other proceedings, in either case, to Lender or to any other person or entity owned in whole or in part by Lender, or to such other person or entity designated by Lender (Lender, the foreclosure purchaser or such other successor to the interests of Landlord being hereinafter referred to as “New Owner”), and Hew Owner succeeds to the interests of the Landlord under the Lease, then (i) Tenant shall be bound to New Owner under all of the terms, covenants and conditions of the Lease for the balance of the term remaining and for any extensions or renewals which may be effected in accordance with any option granted in the Lease, with the same force and effect as if New Owner were the Landlord under the Lease; and (ii) Tenant agrees to attorn to New Owner as its Landlord, such attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties to this Agreement immediately upon New Owner succeeding to the interest of the Landlord under the Lease. The respective rights and obligations of Tenant and New Owner upon such attornment, to the extent of the then remaining balance of the term of the Lease and any such extensions and renewals, shall be and are the same as now set forth. The parties’ intent is to incorporate the Lease in this Agreement by reference with the same force and effect as if set forth at length in this Agreement.

3. During the period of New Owner’s ownership of Landlord’s interest in the Lease, Tenant and Tenant’s Mortgagee shall have the same remedies against New Owner for the breach of an agreement contained in the Lease that Tenant and Tenant’s Mortgagee would have had against the Landlord if New Owner had not succeeded to Landlord’s interest; provided, however, that even though provisions in the Lease may be to the contrary, New Owner shall not be:

(a) liable for any act or omission of any prior landlord arising under the Lease (including the Landlord) except to the extent such act or omission constitutes a default under the Lease with respect to the maintenance or repair of the demised premises or the Property that is continuing after New Owner takes title to and possession of the Premises; or subject to any offsets, defenses or counterclaims which Tenant may have against any prior landlord arising under the Lease (including the Landlord) except to the extent such offsets, defenses or counterclaims are the result of obligations assumed by New Owner pursuant to this Agreement (New Owner shall however recognize the Free Rent Period provided for in the Lease, subject to the other terms and provisions of the Lease); or

(b) bound by any rents or additional rent which Tenant might have paid for more than the current month to any prior landlord(including the Landlord) unless expressly required by the terms of the Lease (including installment payments of estimated Operating Expenses and Taxes, but excluding such installment payments paid more than thirty (30) days prior to the date due under the Lease); or

(c) bound by any amendment or modification of the Lease made without the consent of Lender or its successors or assigns; or

(d) liable for any security deposited under the Lease unless such security has been physically delivered to Lender.

Provided, however, that the New Owner shall not be relieved from responsibility for Landlord’s failure to perform any obligation under the Lease which, although such failure may have begun prior to New Owner succeeding to Landlord’s interest, thereafter continues. In such event, New Owner’s responsibility shall be determined as if the failure had first arisen upon the day Landlord’s title to the Property succeeds to Lender.

4. Tenant shall promptly notify Lender of any default, act or omission of Landlord which would give Tenant the right, immediately or after the lapse of a period of time, to cancel or terminate the Lease or to claim a partial or total eviction (a “Landlord Default”). In the event of a Landlord Default, the Tenant shall not exercise any rights

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available to it until it has given written notice of such Landlord Default to Lender; and Lender has failed within thirty (30) days after Lender receives such notice, to cure or remedy the Landlord Default. If the same cannot be reasonably remedied within such thirty (30) day period, then Lender shall have a reasonable period for remedying such Landlord Default However, in any event, Lender’s time to cure such default shall not be less than the period of time the Landlord would be entitled to cure such default pursuant to the terms of the Lease. Lender shall have no obligation under this paragraph to remedy any Landlord Default.

5. The terms “holder of a mortgage” and “Lender” or any similar term in this document or in the Lease shall be deemed to include Lender and any of its successors or assigns, including anyone who shall have succeeded to Landlord’s interests by, through or under foreclosure of the Security Instrument, or by deed in lieu of such foreclosure or otherwise.

6. The Landlord has assigned or will assign to Lender all of Landlord’s right, title and interest in the Lease pursuant to the Security Instrument and/or an Assignment of Rents and Leases (“Rent Assignment”). If in the future there is a default by the Landlord in the performance and observance of the terms of the Note or the Security Instrument, the Lender may, at its option under the Security Instrument and/or the Rent Assignment, require that all rents and all other payments due under the Lease be paid directly to Lender. Upon notification to that effect by the Lender to the Landlord and the Tenant (the “Rent Payment Notice”), (a) the Landlord HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS the Tenant and the Tenant agrees to pay any payments due under the terms of the Lease to the Lender, and the Landlord shall have no claim against the Tenant for amounts so paid to the Lender. Such payments shall constitute payments under the terms of the Lease to the same extent as if such amounts were paid directly to Landlord, and Landlord shall have no claim against Tenant by reason of such payments made to Lender. Subject to the provisions of Paragraph 4 above, Tenant shall make such payments to Lender regardless of any right of setoff, counterclaim or other defense that Tenant may have against Landlord. Neither the Rent Assignment nor the implementation thereof shall diminish any obligation of the Landlord under the Lease or impose any such obligations on the Lender.

7. Any notice, or request or other communication required by this Agreement to be given shall be in writing and shall be: (a) personally delivered; or, (b) sent via nationally recognized overnight courier; or, (c) transmitted by postage prepaid registered or certified mail, return receipt requested. All such notices, requests or other communications shall be addressed to Tenant, Landlord or Lender at the addresses set forth below or such other address as the parties shall in like manner designate. All such notices and requests shall be deemed to have been given on the first to occur of: (i) the actual date received, or (ii) the date of delivery if personally delivered; or (iii) five (5) days following posting if transmitted by mail.

If to Tenant:

CVent, Inc. 8180 Greensboro Drive McLean, Virginia 22101 Attention: Chief Financial Officer

If to Landlord:

Greensboro Drive Property LLC c/o Lehman Brothers Holdings Inc. 1271 Avenue of the Americas, 38th Floor New York, New York 100020 Attention:

If to Lender:

Midland Loan Services, Inc. 10851 Mastin Blvd., Suite 300 Overland Park, KS 66210 Attention: Asset Manager / MLS No. 03-0262743

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8. This Agreement may NOT be modified except by a written agreement signed by the parties or their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties, their successors and assigns.

9. Notwithstanding anything to the contrary contained in the Lease or in this Agreement, in the event that Lender shall acquire title to the Leased Premises, Lender shall have no obligation, nor incur any liability, beyond Lender’s interest, if any, in the Leased Premises. Tenant shall look exclusively to such interest of Lender, if any, in the Leased Premises for the payment and discharge of any obligations imposed upon Lender under this Agreement or under the Lease and Lender is hereby released or relieved of any other liability under those documents. Tenant agrees that with respect to any money judgment which may be obtained or secured by Tenant against Lender, Tenant shall look solely to the estate or interest owned by Lender in the Leased Premises and Tenant will not collect or attempt to collect any such judgment (i) from any officer, director, shareholder, partner, employee, agent or representative of Lender or (ii) out of any assets of Lender other than Lender’s estate or interest in the Leased Premises or the proceeds from the sale of the estate or interest.

10. This Agreement shall be governed in all respects by the laws of the Commonwealth of Virginia and shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

11. This Agreement may be executed in any number of counterparts, each of which, when taken together, shall together constitute one and the same instrument.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective             , 2010.

“LENDER”

BANK OF AMERICA, N.A., SUCCESSOR BY MERGER TO LASALLE BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C6, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C6

By:	Midland Loan Services, Inc.,

a Delaware corporation,

as Master Servicer

By:
Paul F. Martin
Senior Asset Manager

STATE OF GEORGIA	)
) ss.
COUNTY OF		)

On this      day of             , 2010, before me, a Notary Public in and for the State of Georgia, personally appeared Paul F. Martin, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that he was authorized to execute the instrument, and acknowledged that he is the Senior Asset Manager of Midland Loan Services, Inc., to be the free and voluntary act and deed of said company for the uses and purposes mentioned in the instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

(seal)

(Print Name)
NOTARY PUBLIC in and for the State of Georgia.

My appointment expires

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30

“TENANT”

CVENT, INC., a Delaware corporation

By
Print Name	THOMAS KRAMER
Title	CFO

STATE OF	)
	)	ss.
COUNTY OF	)

On this 2 day of August, 2010, before me, a Notary Public in and for the State of Virginia, personally appeared THOMAS KRAMER personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that he/she was authorized to execute the instrument, and acknowledged that he/she is the CFO of CVENT, INC, to be the free and voluntary act and deed of said LEASE for the uses and purposes mentioned in the instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

(seal)	SHUBHA V. HARITHASA
(Print Name)
NOTARY PUBLIC in and for the State of VIRGINIA.

My appointment expires	MAY 31, 2014

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“LANDLORD”

GREENSBORO DRIVE PROPERTY LLC, a Delaware limited liability company

By: Broadway Greensboro Mezz LLC, a Delaware limited liability company, its sole member

By: Broadway Greensboro Junior Mezz LLC, a Delaware limited liability company, its sole member

By: LB Greensboro MM LLC, a Delaware limited liability company, its managing member

By
Print Name	Jeffrey Fitts
Title	Authorized Signatory

STATE OF New York	)
	)	ss.
COUNTY OF New York	)

On this 5 day of August, 2010, before me, a Notary Public in and for the State of                     , personally appeared Jeffrey Fitts personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that he/she was authorized to execute the instrument, and acknowledged that he/she is the AUTHORIZED SIGNATORY of                                          , to be the free and voluntary act and deed of said                      for the uses and purposes mentioned in the instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

(seal)
DEANNA EMILIO
(Print Name)
NOTARY PUBLIC in and for the State of .

My appointment expires

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Exhibit A

[legal description of the property to be attached]

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8180 Greensboro Drive

McLean, Virginia 22102

(the “Building”)

SIXTH AMENDMENT OF LEASE (“Sixth Amendment”)

Effective Date: As of February 1, 2011

LANDLORD:	Greensboro Park Property Owner LLC, a Delaware limited liability company, successor-in-interest to Greensboro Drive Property LLC, successor-in-interest to 8180 Greensboro, L.L.C.

TENANT:	CVENT, Inc., a Delaware corporation

PREMISES:	(i) An area on the fourth (4th) floor of the Building, consisting of 12,452 rentable square feet, as outlined on Exhibit A to the Lease;

(ii) An area on the fourth (4th) floor of the Building, consisting of 4,266 rentable square feet, as shown by cross-hatching on Exhibit B to the Fifth Amendment to Lease dated as of August 5, 2010 (4,013 rentable square feet is referred to as the “First Amendment Surrendered Premises”, as further referenced in this Sixth Amendment);

(iii) An area on the sixth (6th) floor of the Building, consisting of 10,485 rentable square feet, as shown on Exhibit A attached to the Second Amendment to Office Lease dated as of February 26, 2008;

(iv) An area on the sixth (6th) floor of the Building, consisting of 3,432 rentable square feet, as shown on Schedule A to the Fourth Amendment to Lease dated as of September 30, 2009;

(v) An area on the ninth (9th) floor of the Building, consisting of 23,482 rentable square feet, as shown on Exhibit A to the Fifth Amendment of Lease dated as of August 5, 2010;

(vi) An area on the third (3rd) floor of the Building, consisting of 10,526 rentable square feet, as shown on Exhibit C to the Fifth Amendment to Lease dated as of August 5, 2010 (“Swing Space”)

DATE OF LEASE:	August 2, 2005

LEASE EXPIRATION DATE:	March 17, 2014

PREVIOUS LEASE AMENDMENTS:	Term Commencement Date Agreement dated as of May 17, 2006

First Amendment dated January 24, 2007 (“First Amendment”) Commencement Letter Agreement dated as of February 12, 2007

Second Amendment to Office Lease dated as of February 26, 2008 (“Second Amendment”)

Third Amendment to Lease dated as of March 23, 2009

Fourth Amendment of Lease dated as of September 30, 2009

Fifth Amendment of Lease dated as of August 5, 2010 (“Fifth Amendment”)

EXTENDED EXPIRATION DATE IN RESPECT OF SWING SPACE:	February 28, 2011

EXTENDED LEASE EXPIRATION DATE:	April 30, 2014

WHEREAS, Tenant desires: (i) to occupy the Swing Space for an additional period, (ii) to extend the Term of the Lease for an additional period, and (iii) to restate certain provisions of the Lease for the sake of clarity; and

WHEREAS, Landlord is willing: (i) to allow Tenant to occupy the Swing Space for an additional period, (ii) to extend the Term of the Lease for an additional period, and (iii) to restate certain provisions of the Lease for the sake of clarity, upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, the above-referenced lease, as previously amended (the “Lease”), is hereby further amended as follows:

1.	EXTENSION OF TERM OF LEASE IN RESPECT OF SWING SPACE

The Term of the Lease in respect of the Swing Space is hereby extended through February 28, 2011 (“Swing Space Extended Term”). The Swing Space Extended Term shall be upon all of the same terms and conditions of the Lease with respect to the Swing Space in effect immediately preceding the Swing Space Extended Term, including, without limitation, Tenant’s right to occupy the Swing Space free of charge during the Swing Space Extended Term.

2.	FIRST AMENDMENT SURRENDERED PREMISES

A. Section 3(A) of the Fifth Amendment is hereby amended by deleting “January 1, 2011”, and replacing it with “February 28, 2011.”

B. Section 3(D) of the Fifth Amendment is hereby amended by deleting clause (i) and replacing it with “intentionally deleted.”

C. Section 3(G) of the Fifth Amendment is hereby amended by deleting “within thirty (30) days following the Surrender Date” (wherever it appears in said Section 3(G)) and replacing it with “on or before February 28, 2011.”

D. Tenant shall continue to pay Base Rent, additional rent and other amounts payable under the Lease in respect of the First Amendment Surrendered Premises through February 28, 2011 (the “Redemise Completion Date”). Except as specifically set forth below, Landlord acknowledges that the Redemise Work has been completed by Tenant.

E. Notwithstanding anything in the Lease (including the Fifth Amendment) to the contrary, Tenant shall not be required to remove the furniture currently located in the First Amendment Surrendered Premises; provided, however, that Tenant shall be required to remove all other personal property from the First Amendment Surrendered Premises and leave the First Amendment Surrendered Premises in broom clean condition upon the completion of the Redemise Work. The parties hereby acknowledge that the furniture currently located in the First Amendment Surrendered Premises is the property of Landlord.

F. Landlord and Tenant acknowledge that the following portion of the Redemise Work has not yet been completed: Tenant has completed the office demising walls but has not yet created the common corridor or the entryway to the First Amendment Surrendered Premises from the common corridor (the “Corridor Work”). Tenant shall not be obligated to perform the Corridor Work until it receives a notice (“Landlord’s Notice”) from Landlord to commence the Corridor Work. Upon receipt of Landlord’s Notice, Tenant shall complete the Corridor Work, in accordance with the provisions of Section 3.G. of the Fifth Amendment, within thirty (30) days (“Outside Corridor Work Date”). Prior to the earlier to occur of (i) completion of the Corridor Work, or (ii) the Outside Corridor Work Date, Tenant shall have the right to use the hallway and the rear glass door in the First Amendment Surrendered Premises shown on Exhibit A, Sixth Amendment, attached hereto (the “Corridor Portion”). During such time, Tenant shall continue to have access to the Premises through the Corridor Portion, and Tenant shall be permitted to maintain its security system in place in the common areas of the fourth (4th) floor of the Building, provided, however, that Tenant will need to provide Landlord and Landlord’s agents access to the First Amendment Surrendered Premises from time to time upon demand. Except for Tenant’s access to the Corridor Portion for the purposes set forth above, Tenant shall have no right to use the First Amendment Surrendered Premises for any other purpose whatsoever from and after March 1, 2011.

3.	EXTENSION OF TERM AND REVISED EXPIRATION DATE

The term of the Lease is hereby extended from March 18, 2014 through April 30, 2014. In implementation of the foregoing, wherever the phrase “March 17, 2014” appears in the Fifth Amendment, such phrase is hereby deleted and replaced with the phrase “April 30, 2014”, and all references to the expiration of the term in the Lease shall mean April 30, 2014.

4.	FREE RENT PERIOD IN RESPECT OF FIFTH AMENDMENT ADDITIONAL PREMISES

Notwithstanding anything to the contrary in the Lease contained, the parties hereby acknowledge and agree that the Fifth Amendment Additional Premises Commencement Date, and the date on which the Free Rent Period (as defined in Section 2(C)(4) of the Fifth Amendment) shall begin, shall both be March 1, 2011. The total amount of rent to be abated pursuant to said Section 2(C)(4) is Seven Hundred Eighteen Thousand Three Hundred Seventy-Five and 50/100 Dollars ($718,375.50).

5.	RESTATED ANNUAL BASE RENT, BASE YEAR FOR OPERATING EXPENSES AND BASE YEAR FOR REAL ESTATE TAX EXPENSES

From and after the Effective Date of this Sixth Amendment, notwithstanding anything to the contrary in the Lease contained, Annual Base Rent, Base Year for Operating Expenses and Base Year for Real Estate Tax Expenses are hereby restated as follows:

I.	Original Premises (12.452 s.f. on Fourth (4th) Floor):

A. Base Rent in respect of the Original Premises shall be as follows:

Time Period	Monthly Base Rent	Annual Base Rent		PSF
2/1/11 – 6/30/11:	$30,528.15	$366,337.84	*	$29.42

7/1/11 – 11/30/12:	$39,690.75	$476,289.00	*	$38.25
12/1/12-11/30/13:	$40,873.69	$490,484.28		$39.39
12/1/13-4/30/14:	$42,098.14	$505,177.64	*	$40.57

*	annualized

B. The Base Year for Operating Expenses in respect of the Original Premises through June 30, 2011 shall be calendar year 2006; thereafter, the Base Year for Operating Expenses in respect of the Original Premises shall be calendar year 2011.

C. The Base Year for Real Estate Tax Expenses in respect of the Original Premises through June 30, 2011 shall be calendar year 2006; thereafter, the Base Year for Real Estate Taxes in respect of the Original Premises shall be calendar year 2011.

D. Tenant’s Share of Increased Operating Expenses and Tenant’s Share of Increased Real Estate Tax Expenses in respect of the Original Premises is 5.07%.

II.	First Amendment Premises (4,266 s.f. on Fourth (4th) Floor):

A. Base Rent in respect of the First Amendment Premises shall be as follows:

Time Period	Monthly Base Rent	Annual Base Rent		PSF
2/1/11-2/28/11:	$12,804.79	$153,657.48	*	$36.02

*	annualized

B. The Base Year for Operating Expenses in respect of the First Amendment Premises through the Redemise Completion Date shall be calendar year 2007.

C. The Base Year for Real Estate Tax Expenses in respect of the First Amendment Premises through the Redemise Completion Date shall be calendar year 2007.

III.	Retained Premises (253 s.f. on Fourth (4th) Floor):

A. Effective as of February 28, 2011, the First Amendment Surrendered Premises shall have been deleted from the First Amendment Premises and Tenant shall no longer be liable for rent thereon, leaving Tenant liable only for rent on the Retained Premises. Base Rent in respect of the Retained Premises shall be as follows:

Time Period	Monthly Base Rent	Annual Base Rent		PSF
3/1/11- 6/30/11:	$759.42	$$9,113.06	*	$36.02
7/1/11-11/30/12:	$806.44	$9,677.25	*	$38.25
12/1/12-1/30/13:	$830.47	$9,965.67		$39.39
12/1/13-4/30/14:	$855.35	$10,264.21	*	$40.57

*	annualized

B. The Base Year for Operating Expenses in respect of the Retained Premises through June 30, 2011 shall be calendar year 2007; thereafter, the Base Year for Operating Expenses in respect of the Retained Premises shall be calendar year 2011.

C. The Base Year for Real Estate Tax Expenses in respect of the Retained Premises through June 30, 2011 shall be calendar year 2007; thereafter, the Base Year for Real Estate Taxes in respect of the Retained Premises shall be calendar year 2011.

D. Tenant’s Share of Increased Operating Expenses and Tenant’s Share of Increased Real Estate Tax Expenses in respect of the Retained Premises shall be 0.10%.

IV.	Second Amendment Premises (10,485 s.f. on Sixth (6th) Floor):

A. Base Rent in respect of the Second Amendment Premises shall be as follows:

Time Period	Monthly Base Rent	Annual Base Rent		PSF
2/1/11-11/30/11:	$32,442.34	$389,308.05	*	$37.13
12/1/11-11/30/12:	$33,420.94	$401,051.25		$38.25
12/1/12-11/30/13:	$34,417.01	$413,004.15		$39.39
12/1/13-4/30/14:	$35,448.04	$425,376.45	*	$40.57

*	annualized

B. The Base Year for Operating Expenses in respect of the Second Amendment Premises shall be calendar year 2008.

C. The Base Year for Real Estate Tax Expenses in respect of the Second Amendment Premises shall be calendar year 2008.

D. Tenant’s Share of Increased Operating Expenses and Tenant’s Share of Increased Real Estate Tax Expenses in respect of the Second Amendment Premises is 4.27%.

V.	Expansion Premises (3,432 s.f. on Sixth (6th) Floor):

A. Base Rent in respect of the Expansion Premises shall be as follows:

Time Period	Monthly Base Rent	Annual Base Rent		PSF
2/1/11-11/30/11:	$10,619.18	$127,430.16	*	$37.13
12/1/11-11/30/12:	$10,939.50	$131,274.00		$38.25
12/1/12-11/30/13:	$11,265.54	$135,186.48		$39.39
12/1/13-4/30/14:*	$11,603.02	$139,236.24	*	$40.57

*	annualized

B. The Base Year for Operating Expenses in respect of the Expansion Premises shall be calendar year 2010.

C. The Base Year for Real Estate Tax Expenses in respect of the Expansion Premises shall be calendar year 2010.

D. Tenant’s Share of Increased Operating Expenses and Tenant’s Share of Increased Real Estate Tax Expenses in respect of the Expansion Premises is 1.44%.

VI.	Fifth Amendment Additional Premises (23,482 s.f. on Ninth (9th) Floor):

A. Base Rent in respect of the Fifth Amendment Additional Premises shall be as follows:

Time Period	Monthly Base Rent	Annual Base Rent		PSF
2/1/11 – 2/28/11	$0	$0	*	$0
3/1/11-1/31/12:	$58,705.00	$704,460.00	*	$30.00
2/1/12-1/31/13:	$60,466.15	$725,593.80		$30.90
2/1/13-1/31/14:	$62,286.05	$747,432.06		$31.83
2/1/14-4/30/14:	$64,145.00	$769,739.96	*	$32.78

*	annualized

B. The Base Year for Operating Expenses in respect of the Fifth Amendment Additional Premises shall be calendar year 2011.

C. The Base Year for Real Estate Tax Expenses in respect of the Fifth Amendment Additional Premises shall be calendar year 2011.

D. Tenant’s Share of Increased Operating Expenses and Real Estate Tax Expenses in respect of the Fifth Amendment Additional Premises is 9.88%.

E. Notwithstanding anything to the contrary herein contained, Tenant shall have no obligation to pay Tenant’s Share of Increased Operating Expenses and Real Estate Tax Expenses in respect of the Fifth Amendment Additional Premises until March 1, 2012.

6.	PARKING

All references to parking spaces in the Lease are hereby deleted and the following shall apply to all parking spaces granted to Tenant under the Lease:

(i) Total Unreserved and Reserved Parking Spaces. Commencing as of the Effective Date of this Sixth Amendment, Landlord agrees that it will provide Tenant with one hundred seventy (170) unreserved parking spaces (the “Unreserved Spaces”) and fourteen (14) reserved parking spaces (“Reserved Spaces”). The Reserved Spaces shall be the existing spaces in the 8180 Greensboro Drive garage between levels one and two.

(ii) Reserved Spaces. The Reserved Spaces shall be at no cost to Tenant through June 30, 2012. Commencing on July 1, 2012, (i) Tenant shall pay for eight (8) of the Reserved Spaces at the then current market rent for unreserved spaces, and (ii) six (6) Reserved Spaces shall be at no cost to Tenant through April 30, 2014.

(iii) Unreserved Spaces. The Unreserved Spaces shall be at no cost to Tenant, except as set forth below:

•	Tenant’s use of seventy-seven (77) Unreserved Spaces shall be at no cost to Tenant through April 30, 2014.

•	Commencing as of August 1, 2011, Tenant shall pay for thirty-eight (38) of said Unreserved Spaces at the then current market rent.

•	Commencing as of July 1, 2012, Tenant shall pay for forty-two (42) of said Unreserved Spaces at the then current market rent.

•	Commencing as of April 1, 2013, Tenant shall pay for thirteen (13) of said Unreserved Spaces at the then current market rent.

7.	LANDLORD’S CONTRIBUTION AND DELETION OF WAIVER PERIOD #2

Landlord shall contribute One Hundred Twenty-One Thousand Four Hundred Ninety-One and 00/100 Dollars ($121,491.00) (“Landlord’s Sixth Amendment Contribution”) towards the Redemise Work and Systems Work (both as defined in Section 3(G) of the Fifth Amendment) and/or toward the design and construction costs of any work performed by Tenant in the Fifth Amendment Additional Premises. Landlord’s payment of Landlord’s Sixth Amendment Contribution shall be made in accordance with the terms set forth in Sections 2.2(b), (c) and (d) of the First Amendment, except that Landlord shall have no obligation to pay Landlord’s Sixth Amendment Contribution in respect of any requisition submitted after December 31, 2011. Landlord’s Sixth Amendment Contribution is in lieu of the rent credit for Waiver Period #2 set forth in Section 4(b) of the Second Amendment Accordingly, all references in the Lease to Waiver Period #2 shall be of no further force or effect, and Tenant shall not be entitled to any rent abatement for Waiver Period #2 beginning on July 1, 2011.

8.	CONSTRUCTION STAGING

During the period commencing on March 7, 2011 and ending on March 31, 2011, Tenant and its contractor completing the Redemise Work and Systems Work shall have access to the work site via the hallway leading to the work site for the purpose of ingress and egress and shall have the right to stage materials necessary for completion of such work in the First Amendment Surrendered Premises. Such materials, if staged outside a secure, separate area shall be staged at the sole risk of Tenant and its contractor and shall be staged in a safe and professional manner.

9.	NOTICES

For all purposes of the Lease, the notice address for Landlord is as follows:

Greensboro Park Property Owner LLC

c/o Beacon Capital Partners, LLC

200 State Street, 5th Floor

Boston, Massachusetts 02109

With a copy to:

Goulston & Storrs, P.C.

400 Atlantic Ave.

Boston, MA 02110

Attn: Greensboro Drive

10.	BROKER

Jones Lang LaSalle (“Landlord’s Broker”) has represented the Landlord and Tenant in this Sixth Amendment. Landlord shall pay any commission of fee claimed to be owed by Landlord’s Broker in connection with this Sixth Amendment. Landlord and Tenant (each of which is an “Indemnifying Party” hereunder) represent to each other that they have dealt with no broker, agent or finder in connection with this transaction other than Landlord’s Broker. Each Indemnifying Party hereby indemnifies the other party and agrees to hold such other party harmless from and against any and all claims, causes, demands, losses, liabilities, fees, commissions, settlements, judgments, damages, expenses and fees (including reasonable attorneys’ fees and court costs) in connection with any claim for commission, fees, compensation or other charge relating in any way to this agreement, or to the consummation of the transactions contemplated hereunder, which may be made by any person, firm or entity, other than Landlord’s Broker, based upon any agreement made or alleged to have been made by such Indemnifying Party or its agent or representative, or the conduct or the alleged conduct of such Indemnifying Party or its agent or representative. The provisions of this paragraph shall survive termination or expiration of the Lease.

11.	DELETED LEASE PROVISIONS

(i) Section 6 of the Second Amendment, relating to the “Must Take Premises,” is hereby deleted and is of no further force or effect.

(ii) Section 7 of the Fifth Amendment (Lender Consent) is hereby deleted and is of no further force or effect.

12.	SATISFIED LEASE CONDITIONS

The parties hereby acknowledge and agree that, as of the Execution Date of this Sixth Amendment, the conditions set forth in Section2(C)(5) of the Fifth Amendment have been satisfied by both Tenant and Landlord.

13. In the event that any of the provisions of the Lease are inconsistent with this Sixth Amendment or the state of facts contemplated hereby, the provisions of this Sixth Amendment shall control.

14. As hereby amended, the Lease is ratified, confirmed, and approved in all respects.

EXECUTED UNDER SEAL as of the date first above written.

LANDLORD:
GREENSBORO PARK PROPERTY OWNER LLC, a Delaware limited liability company

By:
Name:	Jeffrey L. Kovach
Title:	Managing Director

Date Signed:	5/23/11

TENANT:
CVENT, INC., a Delaware corporation

By:
Name:	THOMAS KRAMER
Title:	CFO
Hereunto Duly Authorized

Date Signed:	5/16/2011

EXHIBIT A, SIXTH AMENDMENT

CORRIDOR PORTION OF FIRST AMENDMENT SURRENDERED PREMISES

8180 Greensboro Drive

McLean, Virginia 22102

(the “Building”)

SEVENTH AMENDMENT OF LEASE

(“Seventh Amendment”)

EXECUTION DATE:	November 29th, 2011

LANDLORD:	Greensboro Park Property Owner LLC, a Delaware limited liability company, successor-in-interest to Greensboro Drive Property LLC, successor-in-interest to 8180 Greensboro, L.L.C.

TENANT:	CVENT, Inc., a Delaware corporation

EXISTING PREMISES:	A total of 50,104 rentable square feet consisting of the following spaces:

(i) An area on the fourth (4th) floor of the Building, consisting of 12,452 rentable square feet, as outlined on Exhibit A to the Lease;

(ii) An area on the fourth (4th) floor of the Building, consisting of 253 rentable square feet (formerly, 4,266 rentable square feet, of which 4,013 was surrendered to Landlord pursuant to the Fifth Amendment);

(iii) An area on the sixth (6th) floor of the Building, consisting of 10,485 rentable square feet, as shown on Exhibit A attached to the Second Amendment to Office Lease dated as of February 26, 2008;

(iv) An area on the sixth (6th) floor of the Building, consisting of 3,432 rentable square feet, as shown on Schedule A to the Fourth Amendment to Lease dated as of September 30, 2009; and

(v) An area on the ninth (9th) floor of the Building, consisting of 23,482 rentable square feet, as shown on Exhibit A to the Fifth Amendment of Lease dated as of August 5, 2010.

EXPANSION PREMISES:	Suite 421, which the parties agree is deemed to contain 4,075 rentable square feet of office Space on the fourth (4th) floor of the Building (“Expansion Premises A”) and

Suite 400 which the parties agree is deemed to contain 6,927 rentable square feet of office space on the fourth (4th) floor of the Building (“Expansion Premises B”)

DATE OF LEASE:	August 2, 2005

PREVIOUS LEASE AMENDMENTS:	Term Commencement Date Agreement dated as of May 17, 2006

First Amendment dated January 24, 2007 Commencement Letter Agreement dated as of February 12, 2007

Second Amendment to Office Lease dated as of February 26, 2008

Third Amendment to Lease dated as of March 23, 2009

Fourth Amendment of Lease dated as of September 30, 2009

Fifth Amendment of Lease dated as of August 5, 2010 (the “Fifth Amendment”)

Sixth Amendment of Lease dated as of February 1, 2011 (the “Sixth Amendment”)

EXTENDED LEASE EXPIRATION DATE:	April 30, 2014

WHEREAS, Tenant desires to lease Expansion Premises A and Expansion Premises B (collectively, the “Expansion Premises”), upon the terms and conditions hereinafter set forth; and

WHEREAS, Landlord is willing to lease the Expansion Premises to Tenant upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, the parties hereby agree that the above-referenced lease, as previously amended (the “Lease”), is hereby further amended as follows:

1.	EXPANSION PREMISES A (Suite 421—4,075 rentable square feet)

Landlord hereby demises and leases to Tenant, and Tenant hereby hires and takes from Landlord, Expansion Premises A for a term commencing as of the Expansion Premises A Commencement Date, as hereinafter defined, and terminating on the Extended Lease Expiration Date set forth above. Said demise of Expansion Premises A shall be upon all of the same terms and conditions of the Lease, except as otherwise set forth herein. Tenant shall accept Expansion Premises A in its “as is” condition, without any obligation on the part of Landlord to provide any improvements to Expansion

Premises A and without any representation by Landlord to Tenant as to the condition of Expansion Premises A or the Building. Any alterations or improvements to Expansion Premises A necessary to prepare Expansion Premises A for Tenant’s occupancy shall be performed at Tenant’s sole cost and expense and in accordance with the terms and conditions set forth in the Lease, including, without limitation, Section 16 thereof.

A. Landlord shall deliver Expansion Premises A to Tenant immediately following the full execution and delivery of this Seventh Amendment, which is anticipated to occur on or about November 1, 2011. The “Expansion Premises A Commencement Date” shall be the date on which Landlord delivers Expansion Premises A to Tenant in its as-is condition, broom-clean, and free and clear of any occupants and their personal belongings.

B. The “Expansion Premises A Rent Commencement Date” shall be June 1, 2012.

C. Base Rent in respect of Expansion Premises A shall be as follows:

Time Period	Annual Base Rent		Monthly Base Rent	Base Rent Per Rentable Square Foot
Expansion Premises A Commencement Date through 5/31/12	$-0-		$-0-	$-0-
6/1/12 – 10/31/12	$128,362.50	*	$10,696.88	$31.50
11/1/12 – 10/31/13	$132,233.75		$11,019.48	$32.45
11/1/13 – 4/30/14	$136,186.50	*	$11,348.88	$33.42

*	Annualized.

D. Tenant’s Share in respect of Expansion Premises A shall be 1.660% (“Tenant’s Expansion Premises A Share”).

E. With respect to Expansion Premises A, the Base Year for Taxes and the Base Year for Expenses shall be the calendar year 2012.

F. Commencing January 1, 2013 and continuing thereafter throughout the Lease Term, Tenant shall pay, as Additional Rent, Tenant’s Expansion Premises A Share of Increased Operating Expenses and Tenant’s Expansion Premises A Share of Increased Tax Expenses with respect to Expansion Premises A in accordance with the terms of Section 4 of the Lease.

G. Upon the determination of the Expansion Premises A Commencement Date and the Expansion Premises A Rent Commencement Date, the parties shall enter into an agreement confirming said dates. Effective on the Expansion

Premises A Commencement Date, the “Premises” shall be defined as the Existing Premises and Expansion Premises A and shall then contain a total of 54,179 rentable square feet.

2.	EXPANSION PREMISES B (Suite 400—6,927 rentable square feet)

Landlord hereby demises and leases to Tenant, and Tenant hereby hires and takes from Landlord, Expansion Premises B for a term commencing as of the Expansion Premises B Commencement Date, as hereinafter defined, and terminating on the Extended Lease Expiration Date set forth above. Said demise of Expansion Premises B shall be upon all of the same terms and conditions of the Lease, except as otherwise set forth herein. Tenant shall accept Expansion Premises B in its “as is” condition, without any obligation on the part of Landlord to provide any improvements to Expansion Premises B and without any representation by Landlord to Tenant as to the condition of Expansion Premises B or the Building. Any alterations or improvements necessary to prepare Expansion Premises B for Tenant’s occupancy shall be performed at Tenant’s sole cost and expense and in accordance with the terms and conditions set forth in the Lease, including, without limitation, Section 16 thereof.

A. Landlord shall deliver Expansion Premises B to Tenant on October 1, 2012, except that Tenant shall have the right to accelerate the date on which Landlord shall deliver Expansion Premises B to Tenant to a date that (i) is not before April 1, 2012, and (ii) is not more than thirty (30) days after Tenant’s notice (“Tenant’s Early Delivery Request”) to Landlord specifying such earlier date. The “Expansion Premises B Commencement Date” shall be the date on which Landlord delivers Expansion Premises B to Tenant in its as-is condition, broom-clean, and free and clear of any occupants and their personal belongings.

B. The “Expansion Premises B Commencement Date” shall be the date that is ninety (90) days after the Expansion Premises B Delivery Date.

C. The “Expansion Premises B Rent Commencement Date” shall be the later of (i) April 1, 2013 or (ii) the date that is ninety (90) days after the Expansion Premises B Commencement Date. Tenant shall have no obligation to pay Base Rent with respect to Expansion Premises B for the period commencing as of Expansion Premises B Delivery Date and ending on the day before the Expansion Premises B Rent Commencement Date. Notwithstanding the foregoing, if the Expansion Premises B Delivery Date occurs prior to October 1, 2012, then commencing on the Expansion Premises B Commencement Date (which, by way of example only, would be June 30, 2012 if the Expansion Premises B Delivery Date were April 1, 2012) and continuing through December 31, 2012, Tenant shall pay to Landlord Base Rent with respect to Expansion Premises B at a per diem rate of $298.90 (calculated at the rate of $15.75 per rentable square foot per annum).

D. Base Rent in respect of Expansion Premises B shall be as follows:

Time Period	Base Annual Rent		Base Monthly Rent	Base Rent Per Rentable Square Foot
Expansion Premises B Commencement Date through the day before the Expansion Premises B Rent Commencement Date	$-0-	*	$-0-	$-0-
Expansion Premises B Rent Commencement Date through 10/31/13	$224,781.15	**	$18,731.76	$32.45
11/1/13 – 4/30/14	$231,500.34	**	$19,291.70	$33.42

*	subject to the provisions of Section 2.C. above
**	Annualized.

E. Tenant’s Share in respect of Expansion Premises B shall be 2.821% (“Tenant’s Expansion Premises B Share”).

F. With respect to Expansion Premises B, the Base Year for Taxes and the Base Year for Expenses shall be the calendar year 2013.

G. Commencing as of January 1, 2014 and continuing thereafter throughout the Lease Term, Tenant shall pay, as Additional Rent, Tenant’s Expansion Premises B Share of Increased Operating Expenses and Tenant’s Expansion Premises B Share of Increased Tax Expenses with respect to Expansion Premises B in accordance with the terms of Section 4 of the Lease.

H. Upon the determination of the Expansion Premises B Commencement Date and the Expansion Premises B Rent Commencement Date, the parties shall enter into an agreement confirming said dates. Effective on the Expansion Premises B Commencement Date, the Premises shall be defined as the Existing Premises, Expansion Premises A, and Expansion Premises B, and shall then contain a total of 61,106 rentable square feet.

3.	TENANT’S SEVENTH AMENDMENT WORK

A. Any and all improvements to the Expansion Premises shall be performed by Tenant, at Tenant’s sole cost and expenses (“Tenant’s Expansion Premises Work”). As part of Tenant’s Expansion Premises Work, Tenant shall be required to install a transfer duct along the demising wall that connects Expansion Premises A to Tenant’s existing premises on the fourth (4th) floor of the Building.

B. In addition to Tenant’s Expansion Premises Work, Tenant shall renovate the common area restrooms on both the fourth (4th) and ninth (9th) floors of the Building (the “Restroom Upgrades”) in accordance with plans and specifications to be prepared by Tenant and submitted to Landlord for approved, following the procedure set forth below. Tenant shall perform the Restroom Upgrades in good and workmanlike manner using either (i) the current Building standard finishes or (ii) comparable similar finishes (subject to Landlord’s reasonable prior approval). The Restroom Upgrades shall be performed in accordance with the terms and provisions of Section 16 of the Lease and with all applicable laws, ordinances, orders, rules and regulations (state, federal, municipal or promulgated by other agencies or bodies having jurisdiction) related to the Building, including, without limitation, the Americans with Disabilities Act. Tenant shall complete the Restroom Upgrades within eighteen (18) months of the Execution Date of this Seventh Amendment.

C. Tenant’s Expansion Premises Work and the Restroom Upgrades are collectively hereinafter referred to as “Tenant’s Seventh Amendment Work”.

D. Tenant shall be solely responsible for the preparation of the final architectural, electrical and mechanical construction drawings, plans and specifications (called “plans”) necessary to complete Tenant’s Seventh Amendment Work, which plans shall be subject to reasonable approval by Landlord’s architect and engineers and shall comply with their requirements to avoid aesthetic or other conflicts with the design and function of the balance of the Building. Landlord’s approval is solely given for the benefit of Landlord, and neither Tenant nor any third party shall have the right to rely upon Landlord’s approval of Tenant’s plans for any purpose whatsoever other than Tenant’s authority to proceed with the Tenant’s Seventh Amendment Work. Landlord’s architects and engineers shall respond to any plan submission by Tenant within five (5) days after Landlord’s receipt thereof. In the event Landlord’s architect’s or engineers’ approval of Tenant’s plans is withheld or conditioned, Landlord shall send written notification thereof to Tenant and include a reasonably detailed statement identifying the reasons for such refusal or condition, and Tenant shall promptly have the plans revised by its architect to incorporate all reasonable objections and conditions presented by Landlord and shall resubmit such plans to Landlord. Such process shall be followed until the plans shall have been approved by Landlord’s architect and engineers without unreasonable objection or condition. Without limiting the foregoing, Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Expansion Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. If requested by Tenant, Landlord’s architect will prepare the plans necessary for such construction at Tenant’s cost. Whether or not the layout and plans are prepared with the help (in whole or in part) of Landlord’s architect, Tenant agrees to remain solely responsible for the timely preparation and submission of all such plans and for all elements of the design of such plans and for all costs related thereto. (The word “architect” as used in this Seventh Amendment shall include an interior designer or space planner.)

Tenant shall pay Landlord an oversight fee equal to one percent (1%) of the hard costs incurred in the performance of Tenant’s Seventh Amendment Work, which fee shall cover services provided by Landlord, including qualification of Tenant’s contractors, reviewing plans and construction schedules and coordinating Building services and base Building “tie-ins” impacted by Tenant’s Seventh Amendment Work. Tenant shall select a general contractor and subcontractors subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed

4.	Allowances for Restroom Upgrades

Upon the Execution Date of this Seventh Amendment, Landlord shall provide Tenant with (i) an allowance of $90,000.00 for the renovation of the ninth (9th) floor common area restrooms (the “9th Floor Allowance”) and (ii) an allowance of $90,000.00 for the renovation of the fourth (4th) floor common area restrooms (the “4th Floor Allowance”). In the event the cost of the Restroom Upgrade for the ninth (9th) floor is less than the 9th Floor Allowance, Tenant may apply up to $13,500.00 of the unused 9th Floor Allowance for the hard costs incurred by Tenant in providing leasehold improvements elsewhere within the Premises (“Additional Improvements”), and in the event the cost of the Restroom Upgrade for the fourth (4th) floor is less than the 4th Floor Allowance, Tenant may apply up to $13,500.00 of the unused 4th Floor Allowance toward the hard costs incurred by Tenant in providing any Additional Improvements. Tenant shall pay Landlord an oversight fee equal to one percent (1%) of the hard costs incurred in the performance of any such Additional Improvements. Landlord’s payment of the 9th Floor Allowance and the 4th Floor Allowance shall be made in accordance with the terms set forth in Sections 2.2(b), (c) and (d) of the First Amendment, except that Landlord shall have no obligation to pay the Floor Allowance or the 4th Floor Allowance in respect of any requisition submitted after the date that is twenty (20) months of the Execution Date of this Seventh Amendment.

5.	PARKING

In addition to the parking privileges set forth in Exhibit F (Parking) of the Lease, as previously amended, with respect to the Expansion Premises, Tenant shall be entitled to the use of additional parking spaces as set forth below:

Expansion Premises	Number of Spaces	Current Cost	Comment
Unreserved Garage (Expansion Premises A) on the Expansion Premises A Commencement Date	14	$60.00 per month	Abated from the Expansion Premises A Commencement Date through February 2013
Unreserved Garage (Expansion Premises B) on the Expansion Premises B Commencement Date	24	$60.00 per month	Abated from the Expansion Premises B Commencement Date through August 2013

6.	INAPPLICABLE/DELETED LEASE PROVISIONS

A. The parties hereby acknowledge that the Corridor Work defined in Section 2(F) and Exhibit A, Sixth Amendment, of the Sixth Amendment, was intentionally not performed; therefore, said Section 2(F) and Exhibit A, Sixth Amendment, are hereby deleted in their entirety and are of no further force and effect.

B. Addendum No. 2 of the Lease (Right of First Offer), as modified by Section 12 of the Second Amendment, is hereby deleted in its entirety and is of no further force and effect.

7.	BROKER

Landlord and Tenant each represent and warrant that it has not directly or indirectly dealt, with respect to this Seventh Amendment, with any broker or had its attention called to the Expansion Premises or other space to let in the Building, etc., by anyone other than McBride Real Estate Services (“McBride”) and Jones Lang LaSalle (“JLL”) (the “Brokers”). Landlord and Tenant each agrees to defend, exonerate and save harmless and indemnify the other and anyone claiming by, through or under such party against any claims from anyone other than the Brokers for a commission arising out of the execution and delivery of this Seventh Amendment. Landlord shall pay JLL a leasing commission pursuant to the terms of a separate agreement between Landlord and JLL, and JLL shall pay McBride a leasing commission pursuant to the terms of a separate agreement between JLL and McBride.

8.	MISCELLANEOUS

Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect. In case of any inconsistency between the provisions of the Lease and this Seventh Amendment, the provision of this Seventh Amendment shall govern and control. Capitalized terms used in this Seventh Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Seventh Amendment.

[Signatures appear on the following page]

EXECUTED UNDER SEAL as of the date first above written.

LANDLORD:

GREENSBORO PARK PROPERTY OWNER LLC, a Delaware limited liability company

By:
	Name:	Jeffrey L. Kovach
	Title:	Managing Director

Date Signed:	11/29/11

TENANT:

CVENT, INC., a Delaware corporation

By:
	Name:	THOMAS G. KRAMER
	Title:	CFO
Hereunto Duly Authorized

Date Signed:

EXHIBIT A, SEVENTH AMENDMENT

EXPANSION PREMISES

Greensboro Drive

McLean, Virginia 22102

(the “Building”)

EIGHTH AMENDMENT OF LEASE

Execution Date: MAY 9th, 2013

LANDLORD:	Greensboro Park Property Owner LLC, a Delaware limited liability company, successor-in-interest to Greensboro Drive Property LLC, successor-in-interest to 8180 Greensboro, L.L.C.

TENANT:	CVENT, Inc., a Delaware corporation

EXISTING PREMISES:	A total of 61,106 rentable square feet consisting of the following spaces:

(i) An area on the fourth (4th) floor of the Building, consisting of 12,452 rentable square feet, as outlined on Exhibit A to the Lease;

(ii) An area on the fourth (4th) floor of the Building, consisting of 253 rentable square feet (formerly, 4,266 rentable square feet, of which 4,013 was surrendered to Landlord pursuant to the Fifth Amendment);

(iii) An area on the sixth (6th) floor of the Building, consisting of 10,485 rentable square feet, as shown on Exhibit A attached to the Second Amendment to Office Lease dated as of February 26, 2008;

(iv) An area on the sixth (6th) floor of the Building, consisting of 3,432 rentable square feet, as shown on Schedule A to the Fourth Amendment to Lease dated as of September 30, 2009;

(v) An area on the ninth (9th) floor of the Building, consisting of 23,482 rentable square feet, as shown on Exhibit A to the Fifth Amendment of Lease dated as of August 5, 2010; and

(vi) An area on the fourth (4th) floor of the Building, consisting of 4,075 rentable square feet, known as Suite 421, as shown on Exhibit A, Seventh Amendment, dated November 29, 2011; and

(vii) An area on the fourth (4th) floor of the Building, consisting of 6,927 rentable square feet of office space on the fourth (4th) floor of the Building, known as Suite 400, a as shown on Exhibit A, Seventh Amendment, dated November 29, 2011

LEASE DATA	DATE OF LEASE:	August 2, 2005

	LEASE EXPIRATION DATE:	April 30, 2014

PREVIOUS LEASE AMENDMENTS:

•        Term Commencement Date Agreement dated as of May 17, 2006

•        First Amendment dated January 24, 2007 Commencement Letter Agreement dated as of February 12, 2007

•        Second Amendment to Office Lease dated as of February 26, 2008

•        Third Amendment to Lease dated as of March 23, 2009

•        Fourth Amendment of Lease dated as of September 30, 2009

•        Fifth Amendment of Lease dated as of August 5, 2010

•        Sixth Amendment of Lease dated as of February 1, 2011

•        Seventh Amendment of Lease dated November 29, 2011

	EIGHTH AMENDMENT EXPANSION PREMISES:	An area on the third (3rd) floor of the Building, located in a portion of Suite 350, containing approximately 5,000 rentable square feet, substantially as shown on Exhibit A, Eighth Amendment, a copy of which is attached hereto and incorporated by reference herein

WHEREAS, Tenant desires to lease additional premises from Landlord, to wit, the Eighth Amendment Expansion Premises, upon the terms and conditions hereinafter set forth; and

WHEREAS, Landlord is willing to lease the Eighth Amendment Expansion Premises to Tenant upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, the parties hereby agree that the above-referenced lease, as previously amended (the “Lease”), is hereby further amended as follows:

1.	SUITE 350

The parties acknowledge that the Eighth Amendment Expansion Premises are located in a portion of Suite 350 which contains, in the aggregate, 10,697 rentable square feet. The parties recognize that Tenant shall only be leasing and occupying the Eighth Amendment Expansion Premises and that the Eighth Amendment Expansion Premises are not separately demised from the balance of Suite 350 containing 5,697 rentable square feet (“Balance of Suite 350”). The parties further acknowledge that, during Tenant’s occupancy of the Eighth Amendment Expansion Premises, Tenant shall have no right to use or occupy the Balance of Suite 350 except for ingress and egress, unless Tenant gives Landlord a fifteen (15) day written notice notifying Landlord that Tenant desires to lease the Balance of Suite 350, or a portion thereof (“Additional Eighth Amendment Expansion Premises”). In such event, the Additional Eighth Amendment Expansion Premises shall be added to and become a part of the Eighth Amendment Expansion Premises. The leasing by Tenant of the Additional Eighth Amendment Expansion Premises shall be upon all of the same terms and conditions of the Eighth Amendment Expansion Premises in effect prior to the leasing of the Additional Eighth Amendment Expansion Premises. Landlord agrees that, Landlord shall not lease the Balance of Suite 350 to a third party prior to the Eighth Amendment Expansion Expiration Date, as hereinafter defined.

2.	DEMISE OF THE EIGHTH AMENDMENT EXPANSION PREMISES

Landlord hereby demises and leases to Tenant, and Tenant hereby hires and takes from Landlord, the Eighth Amendment Expansion Premises for a term commencing as of the Eighth Amendment Expansion Commencement Date, as hereinafter defined, and terminating on April 30, 2014 (“Eighth Amendment Expansion Expiration Date”). Said demise of the Eighth Amendment Expansion Premises shall be upon all of the same terms and conditions of the Lease, except as follows:

A. The “Eighth Amendment Expansion Commencement Date” shall be the later of: (x) the date that Landlord delivers the Eighth Amendment Expansion Premises to Tenant in broom clean condition and free of tenants or other occupants, and (y) the date that Landlord’s Eighth Amendment Work, as hereinafter defined, is substantially completed, which date is estimated to be April 30, 2013, provided, however, that in no event shall the Eighth Amendment Expansion Commencement Date be prior to May 1, 2013. Notwithstanding the foregoing, Tenant shall have the right to enter the Eighth Amendment Expansion Premises prior to the Eighth Amendment Commencement Date, during normal business hours, and without payment of rent, for the purpose of installing cabling and wiring and for moving purposes and to perform such work or decoration as is to be performed by, or under the direction or control of, Tenant and as is otherwise in compliance with the terms of the Lease. Such right of entry shall be deemed a license from Landlord to Tenant, and any entry thereunder shall be at the risk of Tenant. In such event, Tenant shall use reasonable efforts to minimize any interference with the performance of Landlord’s Eighth Amendment Work arising from any early entry into the Eighth Amendment Expansion Premises by Tenant.

B. The rent commencement date with respect to the Eighth Amendment Expansion Premises (“Eighth Amendment Expansion Rent Commencement Date”) shall be the date that is sixty (60) days after the Eighth Amendment Expansion Commencement Date.

C. Effective as of the Eighth Amendment Expansion Rent Commencement Date, Tenant shall pay Annual Base Rent with respect to the Eighth Amendment Expansion Premises in the amount of One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) per annum (i.e., $12,500.00 per month). Annual Base Rent shall be paid by Tenant in accordance with the terms of the Lease.

D. Tenant shall have no obligation to pay Additional Rent on account of Operating Expenses and Tax Expenses with respect to the Eighth Amendment Expansion Premises.

3.	CONDITION OF EIGHTH AMENDMENT EXPANSION PREMISES

Tenant shall accept the Eighth Amendment Expansion Premises in their “as is” condition, without any obligation on the part of Landlord to provide any improvements to the Eighth Amendment Expansion Premises and without any representation by Landlord to Tenant as to the condition of the Eighth Amendment Expansion Premises, except that Landlord shall, at Landlord’s cost, perform the following work (“Landlord’s Eighth Amendment Work”) in the Eighth Amendment Expansion Premises:

(i)	Repaint the Eighth Amendment Expansion Premises, using building standard paint;

(ii)	Clean the carpet in the Eighth Amendment Expansion Premises;

(iii)	Replace all heat pumps in the Eighth Amendment Expansion Premises; and

(iv)	Install building standard appliances (refrigerator and dishwasher) and building standard cabinets in the kitchen currently existing in the Eighth Amendment Expansion Premises.

Landlord shall use reasonable efforts to complete Landlord’s Eighth Amendment Work on or before the estimated Eighth Amendment Expansion Commencement Date, provided however, that Landlord’s failure to complete Landlord’s Eighth Amendment Work on or before the estimated Eighth Amendment Expansion Commencement Date shall not affect the Eighth Amendment Expansion Commencement Date, nor shall Tenant have any claims for abatement of rent or damages on account of the completion of Landlord’s Eighth Amendment Work after the estimated Eighth Amendment Expansion Commencement Date.

4.	PARKING

In addition to the parking privileges set forth in Exhibit F (Parking) of the Lease, as previously amended, and as further amended by Section 5 of the Seventh Amendment, Tenant shall be entitled to the use of additional parking spaces with respect to the Eighth Amendment Expansion Premises as set forth below:

Eighth Amendment Expansion Premises	Number of Spaces	Abatement Period
Unreserved 8180	15	Abated from Eighth Amendment Expansion

Garage		Commencement date through 4/30/14

5.	INAPPLICABLE AND REVISED LEASE PROVISIONS

Section 4 of the Seventh Amendment (Allowances for Restroom Upgrades) shall have no applicability with respect to this Eighth Amendment.

6.	BROKER

Landlord and Tenant each represent and warrant that it has not directly or indirectly dealt, with respect to this Eighth Amendment, with any broker or had its attention called to the Eighth Amendment Expansion Premises or other space to let in the Building, etc., by anyone other than Jones Lang LaSalle (the “Broker”). Landlord and Tenant each agrees to defend, exonerate and save harmless and indemnify the other and anyone claiming by, through or under such party against any claims from anyone other than the Broker for a commission arising out of the execution and delivery of this Eighth Amendment. Landlord shall pay the Broker a leasing commission pursuant to the terms of a separate agreement between Landlord and the Broker.

7.	CONFLICT

Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect. In case of any inconsistency between the provisions of the Lease and this Eighth Amendment, the provisions of this Eighth Amendment shall govern and control. Capitalized terms used in this Eighth Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Eighth Amendment.

8.	RATIFICATION

As hereby amended, the Lease is ratified, approved and confirmed in all respects.

EXECUTED UNDER SEAL as of the date first above written.

LANDLORD:
GREENSBORO PARK PROPERTY OWNER LLC, a Delaware limited liability company

By:
Name:	Jeffrey L. Kovach
Title:	Managing Director

TENANT:
CVENT, INC., a Delaware corporation

By:
Name:	Jason J. Wooten
Title:	Senior Manager, Operations

EXHIBIT A, EIGHTH AMENDMENT

EIGHTH AMENDMENT EXPANSION PREMISES

Greensboro Drive

McLean, Virginia 22102

(the “Building”)

NINTH AMENDMENT OF LEASH

Execution Date: 7/11, 2013

LANDLORD:	Greensboro Park Property Owner LLC, a Delaware limited liability company, successor-in-interest to Greensboro Drive Property LLC, successor-in-interest to 8180 Greensboro, L.L.C.

TENANT:	CVENT, Inc., a Delaware corporation

EXISTING PREMISES:	A total of 66,106 rentable square feet consisting of the following spaces:

(i) An area on the fourth (4th) floor of the Building, consisting of 12,452 rentable square feet, as outlined on Exhibit A to the Lease;

(ii) An area on the fourth (4th) floor of the Building, consisting of 253 rentable square feet (formerly, 4,266 rentable square feet, of which 4,013 was surrendered to Landlord pursuant to the Fifth Amendment);

(iii) An area on the sixth (6th) floor of the Building, consisting of 10,485 rentable square feet, as shown on Exhibit A attached to the Second Amendment to Office Lease dated as of February 26, 2008;

(iv) An area on the sixth (6th) floor of the Building, consisting of 3,432 rentable square feet, as shown on Schedule A to the Fourth Amendment to Lease dated as of September 30, 2009;

(v) An area on the ninth (9th) floor of the Building, consisting of 23,482 rentable square feet, as shown on Exhibit A to the Fifth Amendment of Lease dated as of August 5, 2010;

(vi) An area on the fourth(4th) floor of the Building, consisting of 4,075 rentable square feet, known as Suite 421, as shown on Exhibit A, Seventh Amendment, dated November 29, 2011;

(vii) An area on the fourth (4th) floor of the Building, consisting of 6,927 rentable square feet of office space on the fourth (4th) floor of the Building, known as Suite 400, as shown on Exhibit A, Seventh Amendment, dated November 29, 2011; and

(viii) An area on the third (3rd) floor of the Building, located in a portion of Suite 350, containing approximately 5,000 rentable square feet, substantially as shown on Exhibit A, Eighth Amendment, dated May 9, 2013

LEASE DATA	DATE OF LEASE:	August 2, 2005

	LEASE EXPIRATION DATE:	April 30, 2014

PREVIOUS LEASE AMENDMENTS:

•        Term Commencement Date Agreement dated as of May 17, 2006

•        First Amendment dated January 24, 2007 Commencement Letter Agreement dated as of February 12, 2007

•        Second Amendment to Office Lease dated as of February 26, 2008

•        Third Amendment to Lease dated as of March 23, 2009

•        Fourth Amendment of Lease dated as of September 30, 2009

•        Fifth Amendment of Lease dated as of August 5, 2010

•        Sixth Amendment of Lease dated as of February 1, 2011

•        Seventh Amendment of Lease dated November 29, 2011

•        Eighth Amendment of Lease dated May 9, 2013

	ADDITIONAL EIGHTH AMENDMENT EXPANSION PREMISES:	An area on the third (3rd) floor of the Building (defined as the “Balance of Suite 350” in the Eighth Amendment), containing approximately 5,697 rentable square feet, substantially as shown on Exhibit A-1. Ninth Amendment, a copy of which is attached hereto and incorporated by reference herein

	NINTH AMENDMENT EXPANSION PREMISES:	An area on the third (3rd) floor of the Building, containing approximately 13,125 rentable square feet, known as Suite 325, substantially as shown on Exhibit A-2. Ninth Amendment, a copy of which is attached hereto and incorporated by reference herein

	NINTH AMENDMENT STORAGE PREMISES	An area on the P-3 penthouse level of the Building, containing approximately 187 rentable square feet, substantially as shown on Exhibit A-3. Ninth Amendment, a copy of which is attached hereto and incorporated by reference herein

WHEREAS, (i) Tenant has, pursuant to Section 1 of the Eighth Amendment, notified Landlord that it desires to lease the Balance of Suite 350 (hereinafter referred to as the “Additional Eighth Amendment Expansion Premises”), and (ii)Tenant desires to lease additional premises from Landlord, to wit, the Ninth Amendment Expansion Premises, upon the terms and conditions hereinafter set forth; and

WHEREAS, Landlord is willing to lease the Additional Eighth Amendment Expansion Premises and Ninth Amendment Expansion Premises to Tenant upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, the parties hereby agree that the above-referenced lease, as previously amended (the “Lease”), is hereby further amended as follows:

1.	DEMISE OF THE ADDITIONAL EIGHTH AMENDMENT EXPANSION PREMISES

Landlord hereby demises and leases to Tenant, and Tenant hereby hires and takes from Landlord, the Additional Eighth Amendment Expansion Premises for a term commencing as of the Additional Eighth Amendment Expansion Premises Commencement Date, as hereinafter defined, and terminating on April 30, 2014, unless earlier extended in accordance with Section 6 hereof (“Lease Expiration Date”). Said demise of the Additional Eighth Amendment Expansion Premises shall be upon all of the same terms and conditions of the Lease, except as follows:

A. In recognition of the fact that the Eighth Amendment Expansion Premises and the Additional Eighth Amendment Expansion Premises were never separately demised, the “Additional Eighth Amendment Expansion Premises Commencement Date” shall be the Execution Date of this Ninth Amendment. Tenant shall have the right to occupy and use the Additional Eighth Amendment Expansion Premises from and after such date.

B. The “Additional Eighth Amendment Expansion Premises Rent Commencement Date” shall be September 2, 2013.

C. Effective as of the Additional Eighth Amendment Expansion Premises Rent Commencement Date, Tenant shall pay Annual Base Rent with respect to the Additional Eighth Amendment Expansion Premises in the amount of One Hundred Seventy Thousand Nine Hundred Ten and 00/100 Dollars ($170,910.00) per annum (i.e., $14,242.50 per month). Annual Base Rent shall be paid by Tenant in accordance with the terms of the Lease.

D. Tenant shall have no obligation to pay Additional Rent on account of Operating Expenses and Tax Expenses with respect to the Additional Eighth Amendment Expansion Premises.

E. Tenant acknowledges that Landlord’s Eighth Amendment Work, as defined in Section 3 of the Eighth Amendment, has been satisfactorily completed.

2.	CONDITION OF ADDITIONAL EIGHTH AMENDMENT EXPANSION PREMISES

Tenant shall accept the Additional Eighth Amendment Expansion Premises in their “as is” condition, without any obligation on the part of Landlord to provide any improvements to the Additional Eighth Amendment Expansion Premises and without any representation by Landlord to Tenant as to the condition of the Additional Eighth Amendment Expansion Premises.

3.	DEMISE OF THE NINTH AMENDMENT EXPANSION PREMISES

Landlord hereby demises and leases to Tenant, and Tenant hereby hires and takes from Landlord, the Ninth Amendment Expansion Premises for a term commencing as of the Ninth Amendment Expansion Premises Commencement Date, as hereinafter defined, and terminating on the Lease Expiration Date. Said demise of the Ninth Amendment Expansion Premises shall be upon all of the same terms and conditions of the Lease, except as follows:

A. The “Ninth Amendment Expansion Premises Commencement Date” shall be the later of: (x) the date that Landlord delivers the Ninth Amendment Expansion Premises to Tenant in broom clean condition and free of tenants or other occupants, and (y) the date that Landlord’s Ninth Amendment Work, as hereinafter defined, is substantially completed, which date is estimated to be August 5, 2013. Notwithstanding the foregoing, Tenant shall have the right to enter the Ninth Amendment Expansion Premises prior to the Ninth Amendment Commencement Date, during normal business hours, and without payment of rent, for the purpose of installing cabling and wiring and for moving purposes and to perform such work or decoration as is to be performed by, or under the direction or control of, Tenant and as is otherwise in compliance with the terms of the Lease. Such right of entry shall be deemed a license from Landlord to Tenant, and any entry thereunder shall be at the risk of Tenant. In such event, Tenant shall use reasonable efforts to minimize any interference with the performance of Landlord’s Ninth Amendment Work arising from any early entry into the Ninth Amendment Expansion Premises by Tenant.

B. Tenant shall have no obligation to pay Annual Base Rent or Additional Rent on account of Operating Expenses and Tax Expenses with respect to the Ninth Amendment Expansion Premises.

4.	CONDITION OF NINTH AMENDMENT EXPANSION PREMISES

Tenant shall accept the Ninth Amendment Expansion Premises in their “as is” condition, without any obligation on the part of Landlord to provide any improvements to the Ninth Amendment Expansion Premises and without any representation by Landlord to Tenant as to the condition of the Ninth Amendment Expansion Premises, except that Landlord shall, at Landlord’s cost, perform the following work (“Landlord’s Ninth Amendment Work”) in the Ninth Amendment Expansion Premises:

(i)	Install building standard ceiling grid, ceiling tiles and lighting fixtures in the Ninth Amendment Expansion Premises, using building standard materials;

(ii)	Replace the carpeting in the Ninth Amendment Expansion Premises, using building standard carpet; and

(iii)	Connect the Ninth Amendment Expansion Premises and the Eighth Amendment Expansion Premises/Additional Eighth Amendment Expansion Premises (which, as noted above, are not separately demised from each other).

Landlord shall use reasonable efforts to complete Landlord’s Ninth Amendment Work on or before the estimated Ninth Amendment Expansion Commencement Date, provided however, that Landlord’s failure to complete Landlord’s Ninth Amendment Work on or before the estimated Ninth Amendment Expansion Commencement Date shall not affect the Ninth Amendment Expansion Commencement Date, nor shall Tenant have any claims for damages on account of the completion of Landlord’s Ninth Amendment Work after the estimated Ninth Amendment Expansion Commencement Date.

5.	PARKING

In addition to the parking privileges set forth in Exhibit F (Parking) of the Lease, as previously amended, and as further amended by Section 5 of the Seventh Amendment, Tenant shall be entitled to the use of additional parking spaces with respect to the Additional Eighth Amendment Expansion Premises and the Ninth Amendment Expansion Premises as set forth below:

Additional Eighth Amendment Expansion Premises and Ninth Amendment Expansion Premises	Number of Spaces	Abatement Period
Unreserved 8180 Garage	56	Abated from the Execution Date of this Ninth Amendment through the Lease Expiration Date

6.	EXTENSION OPTION

A. On the conditions, which conditions Landlord may waive, at its election, by written notice to Tenant at any time, that (i) Tenant is not in default of its covenants and obligations under the Lease beyond any applicable notice and cure period, and (ii) Tenant has not assigned the Lease, both as of the time of option exercise and as of the commencement of the hereinafter described additional Term, Tenant shall have the option (“90-Day Extension Option”) to extend the Term of this Lease for one (1) additional up to 90-day period, such additional term commencing as of May 1, 2014, and expiring as of the last day of the additional term (not to exceed 90 days) set forth in Tenant’s written notice to Landlord exercising the 90-Day

Extension Option (“90-Day Extension Term”). Tenant may exercise its 90-Day Extension Option by giving Landlord written notice on or before October 31, 2013. Upon the timely giving of such notice, the term of this Lease shall be deemed extended upon all of the terms and conditions of this Lease. If Tenant fails to give timely notice, as aforesaid, Tenant shall have no further right to extend the term of this Lease pursuant to this Section 6, time being of the essence.

B. Rent and all other charges due during the 90-Day Extension Term shall be payable at the same rates in effect as of April 30, 2014.

C. Notwithstanding the fact that Tenant’s exercise of the 90-Day Extension Option shall be self-executing, as aforesaid, the parties shall promptly execute a lease amendment reflecting the 90-Day Extension Term after Tenant exercises the 90-Day Extension Option. The execution of such lease amendment shall not be deemed to waive any of the conditions to Tenant’s exercise of its rights under this Paragraph 1, unless otherwise specifically provided in such lease amendment.

D. In addition, if Tenant exercises the 90-Day Extension Option as aforesaid, then the date by which Tenant must exercise its option to extend the term of the Lease for five (5) years as set forth in Addendum No. 1 to the Lease shall be extended from its current date of July 31, 2013 to the date nine (9) months prior to the expiration of the 90-Day Extension Term.

7.	ADDITIONAL STORAGE PREMISES

Landlord hereby demises and leases to Tenant, and Tenant hereby hires and takes from Landlord, the Ninth Amendment Storage Premises for a term commencing as of the Execution Date hereof and terminating on the Lease Expiration Date. Said demise of the Ninth Amendment Storage Premises shall be upon all of the same terms and conditions of the Lease governing Tenant’s leasing of storage premises, except that (i) Tenant shall have no obligation to pay Annual Base Rent or Additional Rent on account of Operating Expenses and Tax Expenses with respect to the Ninth Amendment Storage Premises, (ii) Landlord shall not be obligated to provide any services, other than one electric light fixture, to the Ninth Amendment Storage Premises, and (iii) the Ninth Amendment Storage Premises shall be used only for storage of standard office materials in connection with Tenant’s use of the Premises.

8.	INAPPLICABLE AND REVISED LEASE PROVISIONS

Section 4 of the Seventh Amendment (Allowances for Restroom Upgrades) shall have no applicability with respect to this Ninth Amendment.

9.	BROKER

Landlord and Tenant each represent and warrant that it has not directly or indirectly dealt, with respect to this Eighth Amendment, with any broker or had its attention called to the Eighth Amendment Expansion Premises or other space to let in the Building, etc., by anyone other than Jones Lang LaSalle (the “Broker”). Landlord and Tenant each agrees to defend, exonerate and save harmless and indemnify the other and anyone claiming by, through or under such party against any claims from anyone other than the Broker for a commission arising out of the execution and delivery of this Eighth Amendment. Landlord shall pay the Broker a leasing commission pursuant to the terms of a separate agreement between Landlord and the Broker.

10.	CONFLICT

Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect. In case of any inconsistency between the provisions of the Lease and this Ninth Amendment, the provisions of this Ninth Amendment shall govern and control. Capitalized terms used in this Ninth Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Ninth Amendment.

11.	RATIFICATION

As hereby amended, the Lease is ratified, approved and confirmed in all respects.

EXECUTED UNDER SEAL as of the date first above written.

LANDLORD:
GREENSBORO PARK PROPERTY OWNER LLC, a Delaware limited liability company

By:
Name:	Jeffrey L. Kovach
Title:	Managing Director

TENANT:
CVENT, INC., a Delaware corporation

By:
Name:	Jason J. Wooten
Title:	Senior Manager, Operations

EXHIBIT A-1, NINTH AMENDMENT

ADDITIONAL EIGHTH AMENDMENT EXPANSION PREMISES

EXHIBIT A-2, NINTH AMENDMENT

NINTH AMENDMENT EXPANSION PREMISES

EXHIBIT A-3, NINTH AMENDMENT

NINTH AMENDMENT STORAGE PREMISES

Exhibit A